            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                               SEPTEMBER 4, 1998.

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                HARRAH'S ENTERTAINMENT, INC.*
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                    RIO HOTEL & CASINO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Common Stock, par value $0.01 per share, of Rio
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         28,382,188
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $14.5625
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $413,315,613
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $82,664
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

------------------------------
* The Proxy Statement also constitutes the Prospectus of Harrah's Entertainment, Inc. ("Harrah's"). Accordingly, Harrah's is the Registrant with respect to the Registration Statement on Form S-4 to be filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission to register the shares of common stock of Harrah's to be issued pursuant to the Agreement and Plan of Merger to which the Proxy Statement relates.

                 [LOGO]                               [LOGO]

                        SPECIAL MEETING OF STOCKHOLDERS

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The Boards of Directors of Harrah's Entertainment, Inc. and Rio Hotel & Casino, Inc. have agreed on a merger that will combine Rio's premier Las Vegas destination resort with Harrah's nationally branded and diversified gaming operations.

    If the merger is completed, Rio stockholders will receive one share of Harrah's common stock in exchange for each share of Rio common stock that they own, and Harrah's stockholders will continue to own their existing shares. Based
on closing prices on           , 1998, the market value of one share of Harrah's
common stock was $    , and the market value of one share of Rio common stock
was $    .

    We estimate that the shares of Harrah's common stock to be issued to holders
of Rio common stock will represent approximately    % of the outstanding
Harrah's common stock after the merger (exclusive of unexercised stock options).

    The merger cannot be completed unless Harrah's stockholders approve the issuance of Harrah's common stock in the merger and Rio's stockholders approve the merger. We have scheduled special meetings for our respective stockholders to vote on such matters.

    Whether or not you plan to attend a meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposal(s) submitted at your meeting. If you are a Harrah's stockholder and fail to return your proxy card or vote in person at the Harrah's Special Meeting, you will not be counted as present or voting on the proposal to issue Harrah's common stock. If you are a Rio stockholder and fail to return your proxy card or vote in person at the Rio Special Meeting, the effect will be a vote against the merger.

YOUR VOTE IS VERY IMPORTANT.

    The dates, times and places of the meetings are as follows:

For Harrah's Stockholders:

[DATE]
[11:00 A.M., LOCAL TIME]
[WINEGARDNER AUDITORIUM--DIXON GALLERY
AND GARDENS]
[4339 PARK AVENUE]
MEMPHIS, TENNESSEE

For Rio Stockholders:

[DATE]
[11:00 A.M., LOCAL TIME]
RIO SUITE HOTEL & CASINO
3700 WEST FLAMINGO ROAD
LAS VEGAS, NEVADA

    This Joint Proxy Statement/Prospectus provides you with detailed information about the proposed merger. In addition, you may obtain information about our companies from documents that we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

-------------------------------------  -------------------------------------
Philip G. Satre                        Anthony A. Marnell II
Chairman of the Board,                 Chairman of the Board
President and Chief Executive Officer  and Chief Executive Officer
Harrah's Entertainment, Inc.           Rio Hotel & Casino, Inc.

 NONE OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES REGULATORS, THE NEVADA GAMING COMMISSION, THE NEVADA STATE GAMING CONTROL BOARD OR ANY OTHER GAMING REGULATORY AUTHORITY HAS APPROVED THE HARRAH'S COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Joint Proxy Statement/Prospectus dated         , 1998 and first mailed to
                        stockholders on         , 1998.

                          HARRAH'S ENTERTAINMENT, INC.
                                1023 CHERRY ROAD
                            MEMPHIS, TENNESSEE 38117

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON             , 1998

                            ------------------------

To the Stockholders of Harrah's Entertainment, Inc.:

    A Special Meeting of Stockholders of Harrah's Entertainment, Inc., a
Delaware corporation ("Harrah's"), will be held on             , 1998, at
[11:00] a.m., local time, at [Winegardner Auditorium--Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee] (the "Harrah's Special Meeting"), for the following purposes:

    (a) To consider and vote upon a proposal to issue up to 28,382,188 shares of common stock, $0.10 par value per share, of Harrah's ("Harrah's Common Stock") pursuant to an Agreement and Plan of Merger, dated as of August 9, 1998 and as amended as of September 4, 1998 (the "Merger Agreement"), by and among Harrah's, HEI Acquisition Corp. III, a Nevada corporation and a direct wholly-owned subsidiary of Harrah's ("Merger Sub"), and Rio Hotel & Casino, Inc., a Nevada corporation ("Rio"), pursuant to which, among other things, (i) Merger Sub will be merged with and into Rio (the "Merger"), with Rio continuing as the surviving corporation, and (ii) each outstanding share of common stock, par value $0.01 per share, of Rio (the "Rio Common Stock"), other than shares owned by Harrah's or by Rio as treasury stock (which will be cancelled), will be converted into the right to receive one share of Harrah's Common Stock (the "Stock Issuance Proposal"); and

    (b) To consider such other procedural matters as may properly come before the Harrah's Special Meeting or any adjournments or postponements thereof, including without limitation, potential adjournments or postponements of the Harrah's Special Meeting for the purpose of soliciting additional proxies in order to approve the Stock Issuance Proposal.

    The Board of Directors of Harrah's has approved the Merger Agreement and the transactions contemplated thereby and recommends that stockholders vote FOR approval of the Stock Issuance Proposal.

    The Merger Agreement and other important matters are explained in the accompanying Joint Proxy Statement/Prospectus, which you are urged to read carefully. A copy of the Merger Agreement is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus.

    The Board of Directors of Harrah's has fixed the close of business on
            , 1998 as the record date for determining the stockholders entitled to receive notice of and to vote at the Harrah's Special Meeting and at any and all adjournments or postponements thereof.

    Management welcomes your attendance at the Harrah's Special Meeting. Whether or not you expect to attend the Harrah's Special Meeting in person, however, you are requested to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save expenses involved in further communication. Your proxy will not affect your right to vote in person in the event you attend the Harrah's Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval of the Stock Issuance Proposal. If you fail to return a properly executed proxy card or vote in person at the Harrah's Special Meeting, you will not be counted as present or voting on the Stock Issuance Proposal and may have the effect of a vote against such proposal.

Memphis, Tennessee                                                Rebecca W. Ballou
            , 1998                                                    SECRETARY

                            YOUR VOTE IS IMPORTANT.
   TO VOTE YOUR SHARES, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY
      CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE,
        WHETHER OR NOT YOU PLAN TO ATTEND THE HARRAH'S SPECIAL MEETING.

                            RIO HOTEL & CASINO, INC.
                            3700 WEST FLAMINGO ROAD
                            LAS VEGAS, NEVADA 89103

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON             , 1998

                            ------------------------

To the Stockholders of Rio Hotel & Casino, Inc.:

    Notice is hereby given that a Special Meeting of Stockholders of Rio Hotel &
Casino, Inc. a Nevada corporation ("Rio"), will be held on             , 1998,
at [11:00] a.m., local time, at the Rio Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada 89103 (the "Rio Special Meeting"), for the following purposes:

    (a) To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 9, 1998 and amended as of September 4, 1998 (the "Merger Agreement"), by and among Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's"), HEI Acquisition Corp. III, a Nevada corporation and a direct wholly-owned subsidiary of Harrah's ("Merger Sub"), and Rio, pursuant to which, among other things,
       (i) Merger Sub will be merged with and into Rio (the "Merger"), with Rio continuing as the surviving corporation, and (ii) each outstanding share of common stock, par value $0.01 per share, of Rio ("Rio Common Stock"), other than shares owned by Harrah's or by Rio as treasury stock (which will be cancelled), will be converted into the right to receive one share of Harrah's common stock, $0.10 par value ("Harrah's Common Stock"); and

    (b) To transact such other business as may properly come before the Rio Special Meeting or any adjournments or postponements thereof, including without limitation, potential adjournments or postponements of the Rio Special Meeting for the purpose of soliciting additional proxies in order to approve and adopt the Merger Agreement.

                , 1998 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Rio Special Meeting or any adjournments or postponements thereof. Only holders of record of Rio Common Stock at the close of business on that date will be entitled to notice of and to vote at the Rio Special Meeting or any adjournments or postponements thereof.

    Because Rio Common Stock is listed on the New York Stock Exchange, holders of Rio Common Stock entitled to vote on the Record Date who do not wish to accept one share of Harrah's Common Stock for each share of Rio Common Stock will not have a right of dissent with respect to the Merger Agreement, in accordance with applicable statutory procedures of Section 92A.390 of the Nevada Revised Statutes. See "The Merger--No Right of Dissent."

    The accompanying Joint Proxy Statement/Prospectus describes the Merger Agreement, the proposed Merger and certain actions to be taken in connection with the Merger. Stockholders are cordially invited to attend the Rio Special Meeting in person. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Rio Special Meeting. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus at any time before it is voted at the Rio Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement. If you fail to return a properly executed proxy card or vote in person at the Rio Special Meeting, the effect will be a vote against the Merger.

Las Vegas, Nevada                                                  I. Scott Bogatz
            , 1998                                                    SECRETARY

 THE RIO BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF
                             THE MERGER AGREEMENT.

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, DATE, SIGN AND RETURN
  THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID
      ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE RIO SPECIAL MEETING.

   PLEASE DO NOT SEND YOUR RIO COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF
                            YOUR STOCK CERTIFICATES.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................           1

WHO CAN HELP ANSWER YOUR QUESTIONS?........................................................................           3

SUMMARY....................................................................................................           4

THE HARRAH'S SPECIAL MEETING...............................................................................          11
    General................................................................................................          11
    Record Date and Voting.................................................................................          11
    Voting and Revocation of Proxies.......................................................................          12

THE RIO SPECIAL MEETING....................................................................................          13
    General................................................................................................          13
    Record Date and Voting.................................................................................          13
    Voting and Revocation of Proxies.......................................................................          14

THE MERGER.................................................................................................          15
    Background of the Merger...............................................................................          15
    Recommendations of the Boards of Directors of Harrah's and Rio;
      Reasons for the Merger...............................................................................          18
    Opinion of Financial Advisor to Harrah's...............................................................          21
    Opinion of Financial Advisor to Rio....................................................................          25
    Interests of Certain Persons in the Merger.............................................................          31
    Accounting Treatment of the Merger.....................................................................          32
    Certain Federal Regulatory Matters.....................................................................          32
    Certain Federal Income Tax Consequences................................................................          33
    Regulatory Approvals...................................................................................          34
    Delisting and Deregistration of Rio Common Stock; Listing of Harrah's
      Common Stock Issued in Connection with the Merger....................................................          36
    Resales of Harrah's Common Stock Issued in Connection with the Merger;
      Affiliate Agreements.................................................................................          36
    No Right of Dissent....................................................................................          36
    Effect of the Merger on Outstanding Debt...............................................................          37
    Cautionary Statement Concerning Forward-Looking Statements.............................................          37

THE MERGER AGREEMENT.......................................................................................          38
    The Merger.............................................................................................          38
    Conversion of Shares...................................................................................          38
    Exchange of Stock Certificates.........................................................................          38
    Treatment of Rio Stock Options.........................................................................          40
    Representations and Warranties.........................................................................          40
    Certain Covenants......................................................................................          41
    Conditions to Obligations to Effect the Merger.........................................................          47
    Termination; Termination Fees and Expenses.............................................................          49
    Amendment and Waiver...................................................................................          51
    Stockholder Support Agreements.........................................................................          51

COMPARATIVE MARKET PRICES AND DIVIDENDS....................................................................          53

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION........................................................          54

PRO FORMA SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT OF HARRAH'S...............................................................................          61

                                                                                                                PAGE
                                                                                                                -----
DESCRIPTION OF HARRAH'S CAPITAL STOCK......................................................................          63
    General................................................................................................          63
    Harrah's Common Stock..................................................................................          63
    Harrah's Preferred Stock...............................................................................          63
    Harrah's Special Stock.................................................................................          63
    Special Stock Purchase Rights..........................................................................          64
    Prohibited Business Transactions.......................................................................          64
    Registrar and Transfer Agent...........................................................................          64

COMPARISON OF RIGHTS OF HOLDERS OF HARRAH'S COMMON STOCK
  AND RIO COMMON STOCK BEFORE AND AFTER THE MERGER.........................................................          65

STOCKHOLDER PROPOSALS......................................................................................          73

LEGAL MATTERS..............................................................................................          73

EXPERTS....................................................................................................          73

WHERE YOU CAN FIND MORE INFORMATION........................................................................          74

LIST OF DEFINED TERMS......................................................................................          76

ANNEXES

A.    AGREEMENT AND PLAN OF MERGER, AS AMENDED
B.    FAIRNESS OPINION OF BT WOLFENSOHN
C.    FAIRNESS OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: Harrah's Entertainment, Inc. and Rio Hotel & Casino, Inc. are proposing to merge because we believe the resulting combination will create a stronger, more competitive gaming company capable of achieving significant revenue synergies and cost savings and better utilizing the product and marketing strengths of the individual companies.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: Rio stockholders will receive one share of Harrah's common stock in exchange for each share of Rio common stock that they own. Existing holders of Harrah's common stock will continue to own their shares after the merger.

Q: DO THE COMPANIES RECOMMEND VOTING IN FAVOR OF THE MERGER?

A: Yes. The Board of Directors of Harrah's recommends that its stockholders vote in favor of the proposed issuance of Harrah's common stock in the merger. The Board of Directors of Rio likewise recommends that its stockholders vote in favor of the proposed merger.

Q: WHAT DO I NEED TO DO NOW?

A: This Joint Proxy Statement/Prospectus contains important information regarding the proposed merger, as well as information about Harrah's and Rio. It also contains important information about what the management and the Boards of Directors of each of Harrah's and Rio considered in evaluating the proposed merger. We urge you to read this Joint Proxy Statement/Prospectus carefully, including its Annexes, and to consider how the merger affects you as a stockholder. You also may want to review the documents referenced under "Where You Can Find More Information." For information about where to call to get answers to your questions, see "Who Can Help Answer Your Questions?" on page 3.

Q: HOW DO I VOTE?
A: Simply indicate on your proxy card how you want to vote, sign and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at your respective special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote for the proposal to issue Harrah's common stock (for Harrah's stockholders) or the merger (for Rio stockholders). If you are a Harrah's stockholder and fail to return your proxy card or vote in person at the Harrah's Special Meeting, you will not be counted as present or voting on the proposal to issue Harrah's common stock and may have the effect of a vote against such proposal. If you are a Rio stockholder and fail to return your proxy card or vote in person at the Rio Special Meeting, the effect will be a vote against the merger.

Q: WHEN AND WHERE ARE THE SPECIAL MEETINGS?

A: The Harrah's special meeting will take place on             , 1998 at
    [11:00][a.m.], local time, at [Winegardner Auditorium--Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee]. The Rio special meeting will
    take place on           , 1998 at [11:00][a.m.], local time, at the Rio
    Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
    SHARES FOR ME?

A: Your broker will not vote your shares for you unless you provide instructions on how to vote. It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before your proxy is voted at your respective stockholder meeting. You may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Harrah's at the address on page 12 if you are a Harrah's stockholder, or to Rio at the address on page 14 if you are a Rio stockholder. Third, you may attend your respective stockholder meeting and vote in person if you tell the Secretary that you want to cancel your proxy and vote in person. Simply attending your respective stockholder meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at your respective stockholder meeting.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If you are a Rio stockholder, after the merger is completed, we will send you written instructions for exchanging your stock certificates. Harrah's stockholders will not exchange their stock certificates.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. In addition to stockholder approvals, we must also obtain regulatory approvals, including approvals from gaming regulators in Nevada. We expect to complete
    the merger by the end of [      1998].

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A: The merger generally will be tax-free to Rio stockholders for federal income tax purposes. To review the tax consequences to Rio stockholders in greater detail, see page 33.

                      WHO CAN HELP ANSWER YOUR QUESTIONS?

    If you are a Harrah's stockholder and would like additional copies of the Joint Proxy Statement/ Prospectus or if you have questions about the merger, including how to complete and return your proxy card, you should contact:

                          Harrah's Entertainment, Inc.
                                1023 Cherry Road
                            Memphis, Tennessee 38117
                    Attention: Office of Investor Relations
                          Phone Number: (901) 762-8852

                                       OR

                             D.F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005
                          Phone Number: (800)

    If you are a Rio stockholder and would like additional copies of the Joint Proxy Statement/Prospectus or if you have questions about the merger, including how to complete and return your proxy card, you should contact:

                            Rio Hotel & Casino, Inc.
                            3700 West Flamingo Road
                            Las Vegas, Nevada 89103
                    Attention: Office of Investor Relations
                          Phone Number: (702) 252-7732

                                       OR

                           Innisfree M&A Incorporated
                               501 Madison Avenue
                                   20th Floor
                            New York, New York 10022
                          Phone Number: (888) 750-5834

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE
74. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS IN THIS SUMMARY.

                                 THE COMPANIES

HARRAH'S ENTERTAINMENT, INC.
1023 Cherry Road
Memphis, Tennessee 38117
(901) 762-8600

    Harrah's Entertainment, Inc. is one of the leading casino entertainment companies in the United States, operating casinos under the "Harrah's" and "Showboat" brand names, and is unique in its broad geographic diversification. Harrah's operates casino hotels in the five traditional U.S. gaming markets of Reno, Lake Tahoe, Las Vegas and Laughlin, Nevada and Atlantic City, New Jersey. It also operates riverboat or dockside casinos in Joliet, Illinois, East Chicago, Indiana, Vicksburg and Tunica, Mississippi, Shreveport, Louisiana and St. Louis and North Kansas City, Missouri; manages casinos on four Indian reservations, near Phoenix, Arizona, north of Seattle, Washington, in Cherokee, North Carolina and north of Topeka, Kansas; and owns 25% of and manages the only land-based casino in Sydney, Australia.

RIO HOTEL & CASINO, INC.
3700 West Flamingo Road
Las Vegas, Nevada 89103
(702) 252-7777

    Rio Hotel & Casino, Inc. owns and operates the country's premier all-suite hotel-casino, the Rio Suite Hotel & Casino in Las Vegas, Nevada on an 85-acre elevated site near the Las Vegas Strip. In addition, it owns and operates the Rio Secco Golf Club in Henderson, Nevada.

                           THE STOCKHOLDERS' MEETINGS
                               (PAGES 11 AND 13)

    The Harrah's Special Meeting will be held at [Winegardner Auditorium--Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee], at [11:00][a.m.],
local time, on             , 1998.

    The Rio Special Meeting will be held at the Rio Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada, at [11:00] [a.m.], local time, on
      , 1998.

                      OUR REASONS FOR THE MERGER (PAGE 18)

    Each of Harrah's and Rio believes that the merger, including the one-for-one stock exchange ratio, is fair and in the best interests of our respective stockholders. We believe the merger offers both companies' stockholders the opportunity to benefit from the revenue synergies and cost savings that are expected to result from combining Rio's premier Las Vegas destination resort with Harrah's existing national distribution of casino offerings.

                      OUR RECOMMENDATIONS TO STOCKHOLDERS
                                   (PAGE 18)

TO HARRAH'S STOCKHOLDERS:

    The Harrah's Board of Directors believes that the merger is in your best interest and recommends that you vote FOR the proposal to approve the issuance of shares of Harrah's common stock to Rio stockholders in the merger.

TO RIO STOCKHOLDERS:

    The Rio Board of Directors believes that the merger is in your best interest and recommends that you vote FOR the proposal to approve and adopt the merger agreement and the merger.

                        VOTES REQUIRED (PAGES 11 AND 13)

    To approve the merger:

    - a majority of the outstanding shares of Harrah's common stock must cast votes on the proposal to issue shares of Harrah's common stock and a majority of the votes cast must vote in favor of the proposal; and

    - a majority of the outstanding shares of Rio's common stock must vote in favor of the merger agreement and the merger.

    Certain directors and holders of shares of Rio's common stock who, as of the record date for the Rio Special Meeting, collectively own approximately 16.6% of the outstanding shares of Rio's common stock have already agreed to vote their shares of Rio's common stock in favor of approving and adopting the merger agreement and the merger. For a description of these stockholder support agreements, see page 51.

                              THE MERGER (PAGE 15)

    THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

WHAT RIO STOCKHOLDERS WILL RECEIVE
  (PAGE 38)

    As a result of the merger, Rio stockholders will receive one share of Harrah's common stock for each share of Rio common stock that they own.
Following the merger, Rio's stockholders will own approximately    % of the then
outstanding shares of Harrah's common stock.

    Rio stockholders should not send in their stock certificates until instructed to do so after the merger is completed.

INTERESTS OF CERTAIN PERSONS IN THE MERGER
  (PAGE 31)

    A number of executive officers and directors of Rio have interests in the merger that are different from or in addition to your interests. For example, some executive officers, including one executive officer who also is a director, have agreements that entitle them to compensation following a change in control of Rio. Consummation of the merger will qualify as a change in control of Rio. Rio estimates that the maximum aggregate payments required to be paid under such agreements to executive officers would be approximately $3,500,000.

    A number of executive officers and directors also have stock options which will be converted into options to purchase shares of Harrah's common stock and become immediately exercisable as a result of the merger.

    It is anticipated that Harrah's will enter into employment agreements with certain executive officers of Rio, including Anthony A. Marnell II and James A. Barrett, Jr. The specific terms of the employment agreements are being negotiated. In addition, Harrah's agreed to appoint, or take such actions necessary to nominate and seek the election of, Mr. Marnell as a director to the Harrah's Board of Directors for a term ending in 2000, and Mr. Marnell also is expected to serve as vice chairman of Harrah's.

    Please refer to pages 31 through 32 generally for more information concerning employment arrangements, severance agreements, acceleration of stock options and other arrangements benefiting each company's executive officers and directors.

CONDITIONS TO THE MERGER (PAGE 47)

    The completion of the merger depends upon meeting a number of conditions, including the following:

    - the approval of the holders of shares of the common stock of each of Harrah's and Rio;

    - the absence of governmental prohibitions or injunctions to completion of the merger;

    - obtaining required gaming and other regulatory approvals;

    - obtaining all required third-party consents; and

    - the receipt of legal opinions regarding certain tax consequences of the merger.

    Certain of the conditions to the merger may be waived by the company entitled to assert the condition.

TERMINATION OF THE MERGER AGREEMENT
  (PAGE 49)

    Harrah's and Rio can mutually agree to terminate the merger agreement without completing the merger, and either of Harrah's or Rio can terminate the merger agreement if any of the following occurs:

    - the merger is not completed by January 31, 1999, but this deadline may be extended to May 31, 1999 at the election of either of Harrah's or Rio if needed to obtain required regulatory approvals;

    - a court or other governmental authority permanently prohibits the merger;

    - the approval of the holders of shares of the common stock of either Harrah's or Rio is not obtained;

    - the other party breaches or materially fails to comply with any of its representations or warranties or obligations under the merger agreement; or

    - the other party fails to call its stockholders' meeting by January 31, 1999.

    Rio can terminate the merger agreement if any of the following occurs:

    - the Board of Directors of Rio determines, under certain circumstances and before the approval of the merger agreement by its stockholders, that the Board of Directors' fiduciary obligations require acceptance of a superior offer from a third party to acquire Rio; or

    - Harrah's merges with or sells substantially all of its assets to any person.

TERMINATION FEES (PAGE 49)

    The merger agreement generally requires Harrah's or Rio to pay to the other a termination fee of $22.5 million if the merger agreement terminates under certain circumstances.

OPINIONS OF FINANCIAL ADVISORS (PAGES 21 AND 25)

    In deciding to approve the merger, our Boards of Directors considered opinions from our respective financial advisors as to the fairness of the exchange ratio from a financial point of view. Harrah's received an opinion from its financial advisor, BT Wolfensohn, and Rio received an opinion from its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated. These opinions are attached as Annexes B and C to this Joint Proxy
Statement/Prospectus and you are encouraged to read them.

    The financial advisors performed several analyses in connection with delivering their opinions. These analyses included (1) comparing Harrah's and Rio historical stock prices, (2) comparing Harrah's and Rio to other publicly traded companies and (3) estimating the relative values of Harrah's and Rio and their contributions to Harrah's based on past and estimated future financial performance.

ACCOUNTING TREATMENT (PAGE 32)

    The merger will be accounted for as a "purchase" in accordance with generally accepted accounting principles.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (PAGE 33)

    We have structured the merger so that no gain or loss generally will be recognized by you for federal income tax purposes on the exchange of shares of Rio common stock for shares of Harrah's common stock. We have conditioned the merger on our receipt of legal opinions regarding certain tax consequences of the merger.

    Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

CERTAIN REGULATORY MATTERS (PAGES 32 AND 34)

    In order to complete the merger, Rio and Harrah's must make certain filings and receive authorizations from various federal and state governmental agencies in the United States. These filings relate to antitrust matters and gaming and other regulations.

    It is possible that some of these governmental authorities may impose conditions for granting approval. We cannot predict whether we will obtain all the required regulatory approvals within the time frame contemplated by the merger agreement or without burdensome conditions.

NO RIGHT OF DISSENT (PAGE 36)

    Under Nevada law, Rio stockholders will not have a right to dissent and obtain payment of "fair value" for their shares with respect to the merger agreement.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE 37)

    We have each made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Harrah's or Rio, including the anticipated cost savings and revenue synergies from the merger. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Stockholders should note that many factors could affect the future financial results of Harrah's and Rio, and could cause these results to differ materially from those expressed in our forward-looking statements. These factors include the following:

    - operating, legal and regulatory risks;

    - economic, political and competitive forces affecting our businesses;

    - the risk that we are unable to achieve the cost savings and revenue synergies in the amounts and in the time frames contemplated; and

    - the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

COMPARATIVE MARKET PRICE INFORMATION (PAGE 53)

    Shares of both Harrah's common stock and Rio common stock are listed on the New York Stock Exchange. On August 7, 1998, the last full trading day prior to the public announcement of the proposed merger, Harrah's common stock closed at $20.13 per share and Rio common stock closed at $18.88 per share. In the 30 trading days ending August 7, 1998, the average closing price of Harrah's common stock was $20.72 and the average closing price of Rio common stock was $17.33.
On [      ], 1998, Harrah's common stock closed at $[      ] per share and Rio
common stock closed at $[      ]per share. We urge you to obtain current market
quotations.

LISTING OF HARRAH'S COMMON STOCK (PAGE 36)

    Harrah's will list the shares of Harrah's common stock to be issued in the merger (under its current stock symbol "HET") on the New York Stock Exchange, the Chicago Stock Exchange, the Pacific Exchange and the Philadelphia Stock Exchange.

                       SUMMARY HISTORICAL FINANCIAL DATA

    Harrah's and Rio are providing the following financial information to aid you in your analysis of the financial aspects of the Merger. This information is only a summary and you should read it in conjunction with the historical financial statements and related notes contained in the annual reports and other information that Harrah's and Rio have filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 74.

                 SUMMARY HISTORICAL FINANCIAL DATA OF HARRAH'S

                                      AT OR FOR THE SIX MONTHS ENDED
                                                 JUNE 30,                        AT OR FOR THE YEAR ENDED DECEMBER 31,
                                      ------------------------------  ------------------------------------------------------------
                                      PRO FORMA                       PRO FORMA
                                       1998(A)    1998(B)     1997    1997(A)(C)  1997(C)   1996(D)   1995(E)   1994(F)     1993
                                      ---------   --------  --------  ---------   --------  --------  --------  --------  --------
                                                                (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues............................  $1,052.5    $  893.1  $  783.0  $1,997.1    $1,619.2  $1,586.0  $1,578.8  $1,349.9  $1,020.6
Income from continuing operations...      45.8        61.9      42.5      76.8       107.5      98.9      78.8      50.0      74.9
Earnings per share from continuing
  operations-- diluted..............      0.45        0.61      0.42      0.76        1.06      0.95      0.76      0.49      0.73
Cash dividends declared per common
  share.............................     --          --        --        --          --        --        --        --        --
Weighted average common and common
  equivalent shares outstanding.....     101.5       101.5     101.6     101.3       101.3     103.7     103.2     102.8     102.6
Total assets (g)....................              $3,138.3  $2,089.7              $2,005.5  $1,974.1  $1,636.7  $1,738.0  $1,528.0
Long-term debt......................               1,949.1   1,012.6                 924.4     889.5     753.7     727.5     665.2
Stockholders' equity (g)............                 782.7     711.7                 735.5     719.7     585.5     623.4     536.0

                    SUMMARY HISTORICAL FINANCIAL DATA OF RIO

                                                                    AT OR FOR THE
                                                                     SIX MONTHS
                                                                   ENDED JUNE 30,     AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                                   ---------------   ----------------------------------------
                                                                    1998   1997(H)   1997(H)    1996    1995    1994    1993
                                                                   ------  -------   -------   ------  ------  ------  ------
                                                                            (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues.........................................................  $194.9  $167.1    $392.1    $219.6  $193.0  $146.4  $110.1
Income from continuing operations................................    12.5     4.2      21.4      19.4    18.7    16.0    11.7
Earnings per share from continuing operations-- diluted..........    0.50    0.20      0.98      0.90    0.87    0.74    0.60
Cash dividends declared per common share.........................    --      --        --        --      --      --      --
Weighted average common and common equivalent shares
  outstanding....................................................    25.0    21.5      22.0      21.5    21.6    21.7    19.5
Total assets.....................................................  $666.2  $547.5    $588.2    $494.6  $308.8  $301.2  $218.1
Long-term debt...................................................   302.6   300.4     250.5     253.9   110.2   110.1    56.9
Stockholders' equity.............................................   285.1   187.3     270.2     181.9   162.9   147.8   129.8

------------------------

(a) Pro forma results have been adjusted to give pro forma effect to the acquisition by Harrah's of Showboat, Inc. as if that transaction had occurred on the first day of the period presented. For additional historical financial information regarding Showboat, Inc., see "Where You Can Find More Information" on page 74.

(b) Operating results for the six months ended June 30, 1998 include the results of Showboat, Inc. for the period after its June 1, 1998 acquisition.

(c) Includes $13.8 million in pre-tax charges for write-downs and reserves and a $37.4 million gain on the sale of equity in a subsidiary.

(d) Includes $52.2 million in pre-tax charges for write-downs and reserves.

(e) Includes $93.3 million in pre-tax charges for write-downs.

(f) Includes a $53.4 million provision for settlement of all claims and related costs related to the 1990 spin-off of Harrah's predecessor and acquisition of the Holiday Inn business by Bass PLC.

(g) Amounts for periods prior to the June 30, 1995 dividend of Promus Hotel Corporation common stock to Harrah's stockholders reflect the impact on financial position of the discontinued hotel business in those periods.

(h) Includes $11.2 million in preopening costs related to the opening of Rio's Phase V expansion on February 7, 1997.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

    The merger will be accounted for as a "purchase," which means that the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the time the companies are combined. For a more detailed description of purchase accounting, see "The Merger-- Accounting Treatment of the Merger" on page 32.

    We are providing the following financial information to aid you in your analysis of the financial aspects of the merger. We derived this information from audited financial statements for 1997 and unaudited financial statements for the six months ended June 30, 1998 for both Harrah's and Rio. The information is only a summary of the unaudited pro forma financial information presented on pages 54 to 60 and you should read it in conjunction with our historical financial statements (and related notes) contained in the annual reports and other information that we have filed with the SEC. See "Where You Can Find More Information" on page 74.

    While this pro forma financial information has been prepared based upon currently available information using assumptions which we believe are appropriate, you should be aware that this pro forma information may not be indicative of what actual results will be in the future or would have been for the periods presented. You should read the notes to the unaudited pro forma financial information beginning on page 58 for further discussion of the assumptions we made to prepare this information.

                                                                                   FOR THE            FOR THE
                                                                              SIX MONTHS ENDED      YEAR ENDED
                                                                                JUNE 30, 1998    DECEMBER 31, 1997
                                                                              -----------------  -----------------
                                                                                         (IN MILLIONS,
                                                                                   EXCEPT PER SHARE AMOUNTS)
PRO FORMA INCOME DATA:

Revenues....................................................................     $   1,247.4        $   2,389.2
Income from continuing operations...........................................            59.9              102.3
Earnings per share from continuing operations--diluted......................            0.47               0.83
Cash dividends declared per common share....................................         --                 --
Weighted average common and common equivalent shares outstanding............           126.5              123.5

                                                                                                     AT JUNE 30,
                                                                                                        1998
                                                                                                   ---------------
                                                                                                    (IN MILLIONS)
PRO FORMA BALANCE SHEET DATA:

Total assets.....................................................................................    $   4,156.1
Long-term debt...................................................................................        2,287.3
Stockholders' equity.............................................................................        1,301.2

          COMPARATIVE HISTORICAL AND PRO FORMA COMBINED PER SHARE DATA

    We have summarized below the per share information of Harrah's and Rio on a historical, pro forma combined and pro forma equivalent basis. Rio stockholders will receive one share of Harrah's common stock in exchange for each share of Rio common stock. The information set forth below is only a summary and you should read it in conjunction with the historical financial statements and related notes contained in the annual reports and other information that Harrah's and Rio have filed with the SEC. See "Where You Can Find More Information" on page 74.

                                                             HARRAH'S                                     PRO FORMA
                                            HISTORICAL      AS ADJUSTED     HISTORICAL    PRO FORMA   EQUIVALENT OF ONE
                                             HARRAH'S    FOR SHOWBOAT (1)       RIO       COMBINED      RIO SHARE (2)
                                            -----------  -----------------  -----------  -----------  -----------------
Income from continuing operations per
  share--diluted (3):
    Year ended December 31, 1997..........   $    1.06       $    0.76       $    0.98    $    0.83       $    0.83
    Six months ended June 30, 1998........        0.61            0.45            0.50         0.47            0.47

Book value per share (4):
  December 31, 1997.......................        7.28                           10.96          N/A             N/A
  June 30, 1998...........................        7.73                           11.50        10.32           10.32
Cash dividends declared per share (5).....      --                              --           --              --

------------------------

(1) Pro forma results to reflect the impact of the Showboat, Inc. acquisition as if that transaction, which was consummated on June 1, 1998, had occurred on the first day of the period. For additional historical financial information regarding Showboat, Inc., see "Where You Can Find More Information" on page 74.

(2) The Pro Forma Rio Equivalent per share amounts are identical to the Pro Forma Combined per share amounts because of the one-for-one exchange ratio.

(3) The table above combines Harrah's results of operations for the fiscal year ended December 31, 1997 and the results of operations for the six months ended June 30, 1998 with Rio's results of operations for the same periods. The pro forma combined income from continuing operations per share is based on the combined weighted average number of common shares and common share equivalents. Common share equivalents consist of common stock issuable upon the exercise of outstanding options and warrants.

(4) We computed historical book value per share by dividing Harrah's unaudited total stockholders' equity as of June 30, 1998 by the number of common shares outstanding as of that date and Rio's unaudited total stockholders' equity as of June 30, 1998 by the number of common shares outstanding as of that date. We computed the Pro Forma Combined book value per share amounts by dividing pro forma stockholders' equity (See "Unaudited Pro Forma Condensed Balance Sheet" on page 57) by the pro forma number of shares of Harrah's common stock outstanding as of June 30, 1998 (without including outstanding options). The pro forma number of shares of Harrah's common stock was calculated as the sum of total shares of Harrah's common stock outstanding and shares of Rio common stock outstanding.

(5) Harrah's and Rio have never paid cash dividends during the periods presented, and it is not anticipated that Harrah's will do so in the foreseeable future.

                          THE HARRAH'S SPECIAL MEETING

GENERAL

    This Joint Proxy Statement/Prospectus is being furnished to stockholders of Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's"), as part of the solicitation of proxies by the Harrah's Board of Directors (the "Harrah's Board") for use at a Special Meeting of Stockholders of Harrah's (the "Harrah's
Special Meeting") to be held on             , 1998 at [11:00] a.m. local time,
at [Winegardner Auditorium--Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee]. This Joint Proxy Statement/ Prospectus and the enclosed form of proxy are first being mailed to stockholders of Harrah's on or about
            , 1998.

    The purpose of the Harrah's Special Meeting is:

        (a) to consider and vote upon a proposal to issue up to 28,382,188 shares of common stock, $0.10 par value per share, of Harrah's ("Harrah's Common Stock") pursuant to an Agreement and Plan of Merger, dated as of August 9, 1998 and as amended as of September 4, 1998 (the "Merger Agreement"), by and among Harrah's, HEI Acquisition Corp. III, a Nevada corporation and a direct wholly-owned subsidiary of Harrah's ("Merger Sub"), and Rio Hotel & Casino, Inc., a Nevada corporation ("Rio"), pursuant to which, among other things, (i) Merger Sub will be merged with and into Rio (the "Merger"), with Rio continuing as the surviving corporation and (ii) each outstanding share of common stock, par value $0.01 per share, of Rio ("Rio Common Stock"), other than shares owned by Harrah's or by Rio as treasury stock (which will be cancelled), will be converted into the right to receive one share of Harrah's Common Stock (the "Stock Issuance Proposal"); and

        (b) to consider such other procedural matters as may properly come before the Harrah's Special Meeting or any adjournments or postponements thereof, including without limitation, potential adjournments or postponements of the Harrah's Special Meeting for the purpose of soliciting additional proxies in order to approve the Stock Issuance Proposal.

    Each copy of this Joint Proxy Statement/Prospectus mailed to holders of Harrah's Common Stock is accompanied by a form of proxy for use at the Harrah's Special Meeting.

    The Harrah's Board recommends that stockholders vote FOR the approval of the Stock Issuance Proposal.

RECORD DATE AND VOTING

    Harrah's has fixed the close of business on             , 1998 as the record
date for the determination of the Harrah's stockholders entitled to notice of and to vote at the Harrah's Special Meeting. Accordingly, only holders of record of Harrah's Common Stock on the record date will be entitled to notice of and to
vote at the Harrah's Special Meeting. As of             , 1998, there were
outstanding and entitled to vote       shares of Harrah's Common Stock
(constituting all of the voting stock of Harrah's), which shares were held by
approximately     holders of record. Each holder of record of shares of Harrah's
Common Stock on the record date is entitled to one vote per share, which may be cast either in person or by properly executed proxy, at the Harrah's Special Meeting. The presence at the Harrah's Special Meeting, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Harrah's Common Stock is necessary to constitute a quorum at the Harrah's Special Meeting. Approval of the Stock Issuance Proposal will require the affirmative vote of holders of a majority of the shares of Harrah's Common Stock cast on such matter, provided that the total votes cast represents a majority of the outstanding shares of Harrah's Common Stock.

    Shares of Harrah's Common Stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the Harrah's Special Meeting. Shares which abstain from voting as to the Stock Issuance Proposal will be treated as shares that are present and entitled to vote at the Harrah's Special Meeting for purposes of determining whether a quorum exists, but abstentions will have the same effect as votes against approval of the Stock Issuance Proposal. Brokers or nominees holding shares of record for customers generally will not be entitled to vote on the Stock Issuance Proposal unless they receive voting instructions from their customers. Because the Stock Issuance Proposal is the only matter for which specific approval is being solicited, any shares held by brokers or nominees for which no instructions are given by the beneficial owners thereof will not be voted, meaning that such shares will not count toward determining whether a quorum exists or be voted in any manner on the Stock Issuance Proposal.

    As of the record date for the Harrah's Special Meeting, directors and executive officers of Harrah's and their affiliates may be deemed to be beneficial owners of approximately 2.2% of the outstanding shares of Harrah's Common Stock and have expressed their intent to vote their shares in favor of the Stock Issuance Proposal.

VOTING AND REVOCATION OF PROXIES

    All shares of Harrah's Common Stock which are entitled to vote and are represented at the Harrah's Special Meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated such proxies will be voted for approval of the Stock Issuance Proposal.

    The Harrah's Board does not know of any matters other than those described in the notice of the Harrah's Special Meeting that are to come before such meeting. If any other matters are properly presented at the Harrah's Special Meeting for consideration, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger), the persons named in the enclosed forms of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment of the meeting for the purpose of giving management additional time to solicit votes to approve such proposal.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Harrah's, at or before the taking of the vote at the Harrah's Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Harrah's before the taking of the vote at the Harrah's Special Meeting or (iii) attending the Harrah's Special Meeting and voting in person (although attendance at the Harrah's Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Harrah's Entertainment, Inc., 1023 Cherry Road, Memphis, Tennessee, 38117, Attention:
Secretary, or hand delivered to the Secretary of Harrah's at or before the taking of the vote at the Harrah's Special Meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the Harrah's Special Meeting.

    All expenses of Harrah's solicitation of proxies for the Harrah's Special Meeting will be borne by Harrah's. In addition to solicitation by use of the mails, proxies may be solicited from Harrah's stockholders by directors, officers and employees of Harrah's in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Harrah's has retained D.F. King & Co., Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Harrah's Special Meeting at a cost of approximately $9,000 plus reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Harrah's will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

                            THE RIO SPECIAL MEETING

GENERAL

    This Joint Proxy Statement/Prospectus is being furnished to stockholders of Rio as part of the solicitation of proxies by the Rio Board of Directors (the "Rio Board") for use at the Special Meeting of Stockholders of Rio (the "Rio
Special Meeting") to be held on             , 1998 at [11:00] a.m. local time,
at the Rio Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada. This Joint Proxy Statement/Prospectus and the enclosed form of proxy are first
being mailed to stockholders of Rio on or about             , 1998.

    The purpose of the Rio Special Meeting is:

        (a) to consider and vote upon a proposal to approve and adopt the Merger Agreement, pursuant to which, among other things, (i) the Merger will occur, with Rio continuing as the surviving corporation, and (ii) each outstanding share of Rio Common Stock, other than shares owned by Harrah's or by Rio as treasury stock (which will be cancelled), will be converted into the right to receive one share of Harrah's Common Stock (the "Merger Consideration"); and

        (b) to transact such other business as may properly come before the Rio Special Meeting or any adjournments or postponements thereof, including without limitation, potential adjournments or postponements of the Rio Special Meeting for the purpose of soliciting additional proxies in order to approve and adopt the Merger Agreement.

    Each copy of this Joint Proxy Statement/Prospectus mailed to holders of Rio Common Stock is accompanied by a form of proxy for use at the Rio Special Meeting.

    The Rio Board recommends that stockholders vote FOR the approval and adoption of the Merger Agreement.

RECORD DATE AND VOTING

    Rio has fixed the close of business on             , 1998 as the record date
for the determination of the Rio stockholders entitled to notice of and to vote at the Rio Special Meeting. Accordingly, only holders of record of Rio Common Stock on the record date will be entitled to notice of and to vote at the Rio
Special Meeting. As of             , 1998, there were outstanding and entitled
to vote       shares of Rio Common Stock (constituting all of the voting stock
of Rio), which shares were held by approximately       holders of record. Each
holder of record of shares of Rio Common Stock on the record date is entitled to one vote per share, which may be cast either in person or by properly executed proxy, at the Rio Special Meeting. The presence at the Rio Special Meeting, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Rio Common Stock is necessary to constitute a quorum at the Rio Special Meeting. The approval of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of Rio Common Stock outstanding on the record date.

    Shares of Rio Common Stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the Rio Special Meeting. Shares which abstain from voting as to the proposal to approve the Merger Agreement will be treated as shares that are present and entitled to vote at the Rio Special Meeting for purposes of determining whether a quorum exists, but abstentions will have the same effect as votes against approval of the Merger Agreement. Brokers or nominees holding shares of record for customers generally will not be entitled to vote on the proposal to approve the Merger Agreement unless they receive voting instructions from their customers. Because the approval of the Merger Agreement is the only matter for which specific approval is being solicited, any shares held by brokers or nominees for which no instructions are given by the beneficial owners thereof will not be voted, meaning that such shares will have the same effect as shares voted against approval of the Merger Agreement.

    Holders of an aggregate of 4,107,706 shares of Rio Common Stock (the "Key Stockholders"), representing approximately 16.6% of the outstanding shares of Rio Common Stock as of the record date for the Rio Special Meeting, have each entered into a Stockholder Support Agreement (a "Stockholder Support Agreement," and collectively, the "Stockholder Support Agreements") with Harrah's pursuant to which such holders have agreed, among other things, to vote their shares of Rio Common Stock in favor of the Merger Agreement. See "The Merger Agreement--Stockholder Support Agreements." As of the record date for the Rio Special Meeting, directors and executive officers of Rio and their affiliates may be deemed to be beneficial owners of approximately 1% of the outstanding shares of Rio Common Stock (excluding shares covered by the Stockholder Support Agreements) and have expressed their intent to vote their shares in favor of the Merger Agreement.

VOTING AND REVOCATION OF PROXIES

    All shares of Rio Common Stock which are entitled to vote and are represented at the Rio Special Meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted for approval of the Merger Agreement.

    The Rio Board does not know of any matters other than those described in the notice of the Rio Special Meeting that are to come before such meeting. If any other matters are properly presented at the Rio Special Meeting for consideration, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger), the persons named in the enclosed forms of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment of the meeting for the purpose of giving management additional time to solicit votes to approve such proposal.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Rio, at or before the taking of the vote at the Rio Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Rio before the taking of the vote at the Rio Special Meeting or (iii) attending the Rio Special Meeting and voting in person (although attendance at the Rio Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Rio Hotel & Casino, Inc., 3700 West Flamingo Road, Las Vegas, Nevada, 89103, Attention: Secretary; or hand delivered to the Secretary of Rio at or before the taking of the vote at the Rio Special Meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the Rio Special Meeting.

    All expenses of Rio's solicitation of proxies for the Rio Special Meeting will be borne by Rio. In addition to solicitation by use of the mails, proxies may be solicited from Rio stockholders by directors, officers and employees of Rio in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Rio has retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Rio Special Meeting at a cost of approximately $10,000 plus reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Rio will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

    STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. RIO COMMON STOCK CERTIFICATES WILL BE EXCHANGED FOR SHARES OF HARRAH'S COMMON STOCK FOLLOWING CONSUMMATION OF THE MERGER IN ACCORDANCE WITH INSTRUCTIONS TO BE SENT TO HOLDERS OF RIO COMMON STOCK AFTER THE MERGER.

                                   THE MERGER

BACKGROUND OF THE MERGER

    Rio has periodically reviewed its position in the gaming industry and its potential strategic alternatives. In its review, Rio has considered (i) the continued consolidation of the gaming industry, (ii) opportunities with respect to existing or planned operations, (iii) the competitive conditions of the Las Vegas market and potential opportunities to expand its operations into adjacent sites or new markets and (iv) the capital necessary to pursue expansion.

    During the last year, Rio and, since its retention on February 18, 1998 as Rio's financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), were approached at various times about the possibility of pursuing a merger or other business combination. Rio was approached by publicly held and private companies, including publicly traded real estate investment trusts and other companies in the gaming industry, including Harrah's. However, such contacts were generally preliminary or exploratory in nature and did not lead to substantive discussions or negotiations.

    In the spring of 1998, Rio and Harrah's separately had substantive discussions about investing in a start-up airline, now called National Airlines, Inc. ("National Airlines"), to be based in Las Vegas, Nevada. On June 2, 1998, in a meeting that took place in Las Vegas with certain representatives of National Airlines, James A. Barrett, Jr., President of Rio, and Colin V. Reed, Executive Vice President and Chief Financial Officer of Harrah's, discussed certain plans for each of their respective companies to enter into separate subscription agreements with National Airlines. Following that meeting, Messrs. Barrett and Reed met privately and discussed the possibility of a business combination involving Harrah's and Rio. Messrs. Barrett and Reed each agreed to speak with their respective chief executive officers to determine whether there was any interest in pursuing the matter.

    Following the discussions with their respective chief executive officers, Messrs. Barrett and Reed agreed that a meeting would be held on June 17, 1998, at Harrah's corporate headquarters in Memphis, Tennessee. Mr. Barrett met at that time with Philip G. Satre, Chairman of the Board, President and Chief Executive Officer of Harrah's, Mr. Reed, certain Harrah's executives and representatives of Harrah's financial advisor, BT Wolfensohn ("BT Wolfensohn"). During this meeting, the participants discussed their companies' respective corporate strategies and philosophies and other issues regarding a potential business combination of Harrah's and Rio. At the conclusion of the meeting, Mr. Barrett directed Merrill Lynch to begin analyzing on behalf of Rio a potential business combination with Harrah's.

    On June 18, 1998, Mr. Satre and Anthony A. Marnell II, Chairman of the Board and Chief Executive Officer of Rio, spoke via telephone to discuss the proposed business combination. That same day, Rio and Harrah's executed mutual confidentiality agreements, and, thereafter, began to exchange certain nonpublic information regarding each other.

    On June 23, 1998, Messrs. Barrett and Reed met in New York City with representatives of BT Wolfensohn and Merrill Lynch for the purpose of commencing financial due diligence on the two companies.

    On June 25, 1998, the Rio Board held its regular monthly meeting. Mr. Barrett reported to the Rio Board the results of the preliminary meetings with the Harrah's representatives. The Rio Board acknowledged the discussions to date and directed management to continue discussions with Harrah's.

    On July 7, 1998, Messrs. Marnell and Barrett met in Memphis with Messrs. Satre and Reed. Also present during these meetings were representatives of Merrill Lynch and BT Wolfensohn. Additional information was exchanged during these meetings about company strategies, plans, potential synergies, analysis regarding the accretive nature of a potential business combination and other elements of a proposed transaction. During the course of the late June and early July 1998 meetings, the parties agreed that a stock for stock transaction was in the best interests of both companies due to the importance of maintaining Harrah's debt rating and Rio management's desire to have its stockholders share in the mutual benefits and opportunities created by combining the two companies. Following completion of the July 7, 1998 meeting, the Harrah's representatives proposed a per share valuation of Rio that would have resulted in an exchange ratio of less than one share of Harrah's Common Stock for each share of Rio Common Stock.

    On July 9, 1998, the Rio Board held a special telephonic meeting in which all Board members, except Mr. Marnell, participated. During this meeting, Mr. Barrett summarized the results of the preliminary meetings held to date with Harrah's representatives, the preliminary exchange of information between the companies and the preliminary suggestion made by Harrah's representatives about a proposed exchange ratio. Representatives of Merrill Lynch also participated and made a presentation to the Rio Board on a potential business combination of Harrah's and Rio. The Rio Board took no formal action at the July 9, 1998 meeting, but directed Rio's management to work toward obtaining a definitive agreement, including an exchange ratio of not less than one to one.

    Following the July 9, 1998 Rio Board meeting, Mr. Barrett communicated to Mr. Reed the Rio Board's directions regarding an acceptable exchange ratio, and, following consultation with each of the respective chief executive officers, the parties agreed to continue discussions.

    From July 10 through August 9, 1998, numerous meetings, telephone conversations and other communications were held between executives of Rio and Harrah's and their respective professional advisors to continue the exchange of detailed information, negotiate transaction documents and discuss various terms and conditions of a potential merger.

    On July 16 and 17, 1998, Mr. Barrett once again met with Mr. Reed and other Harrah's representatives in Memphis to explore various elements of a business combination transaction.

    On July 23, 1998, the Rio Board held its monthly meeting, and the Rio Board was provided with a report by management and counsel on the continuing results of merger negotiations, exchange of due diligence and other information relative to the progress of the transaction. Representatives of Merrill Lynch provided a preliminary presentation to the Rio Board regarding the respective valuations of Rio and Harrah's, an analysis of anticipated merger exchange ratios and other elements of the merger transaction. The Rio Board took no formal action at the July 23, 1998 meeting, but directed Rio's management to continue working toward obtaining a definitive agreement.

    On July 27, 1998, representatives of BT Wolfensohn met with representatives of Merrill Lynch and Mr. Barrett in Las Vegas to conduct financial due diligence and subsequently conducted further financial due diligence by conference call with Mr. Radcliffe, the Chief Financial Officer of Rio, on August 6, 1998. Representatives of Merrill Lynch met with members of Harrah's management and representatives of BT Wolfensohn in Memphis, Tennessee on July 23, 1998 to conduct similar financial due diligence and subsequently conducted further financial due diligence by conference call with members of Harrah's management and representatives of BT Wolfensohn on August 4, 1998.

    On July 30, 1998, at a regularly scheduled Harrah's Board meeting, the Harrah's Board considered a possible merger transaction with Rio. At the meeting, Messrs. Satre and Reed made a presentation regarding the proposed transaction. BT Wolfensohn made a presentation to the Harrah's Board regarding certain financial aspects of the proposed merger. The Harrah's Board took no formal action at such meeting, but directed Harrah's management to continue working toward obtaining a definitive agreement.

    On July 31, 1998, and again on August 5, 1998, Mr. Barrett met in Memphis with Messrs. Satre and Reed and other representatives of Harrah's management to continue discussions on certain elements of the proposed merger transaction.

    On August 8, 1998, Messrs. Marnell and Barrett met with Messrs. Satre, Reed and certain other Harrah's management members, together with representatives of Rio's and Harrah's financial advisors, at Harrah's Las Vegas to discuss certain remaining business points relative to the proposed merger transaction and proceeded to negotiate the final terms and conditions of the Merger Agreement and to finalize other matters.

    On August 9, 1998, the Harrah's Board met telephonically (with two directors not participating due to scheduling conflicts) to consider the proposed Merger Agreement and related matters. At that meeting, certain members of management, representatives of Latham & Watkins (Harrah's legal counsel), Arthur Andersen LLP (Harrah's auditors) and BT Wolfensohn, made presentations to, and had discussions with, the Harrah's Board as to various aspects of the proposed transaction. The Harrah's Board reviewed and discussed the proposed transaction. BT Wolfensohn rendered its opinion that, as of such date, the exchange ratio of one share of Harrah's Common Stock for each share of Rio Common Stock ("Exchange Ratio") was fair, from a financial point of view, to Harrah's. The members of Harrah's Board present at such meeting voted unanimously to approve the Merger Agreement and the transactions contemplated thereby.

    Also, on August 9, 1998, the Rio Board met to consider the proposed Merger Agreement and related matters. At this meeting, certain members of management, representatives of Skadden, Arps, Slate, Meagher & Flom LLP, Kummer Kaempfer Bonner & Renshaw (Rio's legal co-counsel) and Merrill Lynch, made presentations to, and had discussions with, the Rio Board as to various aspects of the proposed transaction. The Rio Board reviewed and discussed the proposed transaction. Merrill Lynch rendered its opinion that, as of such date, the Exchange Ratio was fair to Rio's stockholders from a financial point of view. Following these presentations and discussions, the members of the Rio Board who were not executive officers of Rio discussed the proposed transaction with Rio's legal and financial advisers. The Rio Board voted unanimously to approve the Merger Agreement and the transactions contemplated thereby.

    Following the approval of the Merger by the Rio Board and the Harrah's Board, Rio and Harrah's executed the Merger Agreement. On the morning of August 10, 1998, Rio and Harrah's issued a joint press release announcing the execution of the Merger Agreement.

    The Merger Agreement entered into on August 9, 1998 contained a condition to Harrah's obligation to consummate the Merger that Harrah's receive an opinion from Arthur Andersen LLP regarding the appropriateness of accounting for the Merger as a "pooling of interests." As a condition for pooling of interests accounting, Harrah's would be required to reissue a portion of its common shares that it had acquired as treasury stock during the previous two years. In the three weeks following the date of the Merger Agreement, representatives of both Harrah's and Rio, together with their respective accountants, and financial and legal advisors, determined that it would be preferable, for financial and operational reasons, to account for the Merger as a "purchase." On September 3, 1998, the Rio Board, and on September 4, 1998, the Harrah's Board, in telephonic meetings, considered presentations by each company's respective management and outside financial and legal advisors regarding the possibility of accounting for the Merger as a purchase. The Harrah's Board also considered a presentation by its outside accountants regarding the possibility of accounting for the Merger as a purchase. Harrah's and Rio's financial advisors each confirmed that the change from pooling to purchase accounting did not affect their opinion to their respective clients and that, as of August 9, 1998, the Exchange Ratio was fair, from a financial point of view, to Harrah's or Rio and its stockholders, as the case may be. The Boards of Directors of Harrah's and Rio each authorized its management to take further action to cause the Merger to be accounted for as a purchase. On September 4, 1998, Harrah's and Rio formally amended the Merger Agreement to eliminate the "pooling condition" and to revise other provisions that were inconsistent with using purchase accounting.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF HARRAH'S AND RIO; REASONS FOR THE
  MERGER

    HARRAH'S.

    The Harrah's Board believes that the terms of the Merger are fair to and in the best interests of Harrah's and its stockholders. Accordingly, the Harrah's Board has approved and adopted the Merger Agreement and the transactions contemplated thereby and recommends approval of the Stock Issuance Proposal by the stockholders of Harrah's.

    In reaching its determination to approve the Merger Agreement and recommend approval of the Stock Issuance Proposal to Harrah's stockholders, the Harrah's Board considered the information presented to it by Harrah's management, as well as Harrah's professional advisors, and weighed the positive and countervailing factors associated with the transaction. The factors considered by the Harrah's Board included, without limitation:

        - OPPORTUNITY TO ACQUIRE A PROFITABLE, PREMIER LAS VEGAS PROPERTY AND BRAND. The Harrah's Board considered that the Merger will enable Harrah's to add a profitable, premier Las Vegas destination resort with a unique level of service, strong brand name, and distinct customer base to Harrah's existing national distribution of casino offerings. The Harrah's Board took into account the fact that the Rio Suite Hotel & Casino is widely recognized as one of the leading hotel and casino properties in Las Vegas, providing excellent services and products to its customers, and that such attributes are complementary to Harrah's own strong customer service orientation. The Harrah's Board considered both the benefits and risks of increasing Harrah's presence in the increasingly competitive Las Vegas market (in light of both recent expansion of existing and new casinos and hotels and the possible passage of ballot initiatives in California that would result in increased competition from Indian gaming). The Harrah's Board also took into account the potential benefits of utilizing Rio's brand name and product and service offerings at other existing and future Harrah's properties.

        - OPPORTUNITIES FOR EFFICIENCIES AND SYNERGIES. The Harrah's Board considered that Harrah's, together with Rio, is expected to increase its profitability through cost savings and operating efficiencies stemming from reductions in corporate overhead and other services. Management of Harrah's advised the Harrah's Board that any savings attributable to such cost savings and operating efficiencies would be offset in the first year by one-time merger-related expenses. The Harrah's Board also considered the possibility that Harrah's acquisition of Rio will enable Harrah's to increase revenues at both Rio's and Harrah's Las Vegas properties and at Harrah's other properties through increased cross-visitation and national cross-marketing.

        - FINANCING COST SAVINGS. The Harrah's Board also considered annual cost savings attributable to reductions in financing costs that it expects will result from the Merger due primarily to Harrah's lower cost of borrowing. It also took into account the uncertainties and risks associated with achieving such potential savings.

        - FINANCIAL CONSIDERATIONS. The Harrah's Board considered its evaluation of the financial terms of the Merger and their effect on holders of Harrah's Common Stock. The Harrah's Board considered the financial performance and condition, business and prospects of the two companies, including information with respect to the respective recent and historical stock prices of Harrah's and Rio and the respective earnings history and performance of each of the two companies, as well as the results of Harrah's due diligence review of Rio. The Harrah's Board also took into account the detailed financial analyses and pro forma and other information with respect to the Merger prepared by Harrah's and Rio management and presented by its financial advisor, including the projected effects on earnings per share and cash flow. The Harrah's Board also considered the effect of the Merger on ratios of Harrah's debt to capital, cash flow to interest expense and debt to cash flow.

        - OPINION OF BT WOLFENSOHN. The Harrah's Board considered the presentations of BT Wolfensohn on July 30, 1998, August 9, 1998 and September 4, 1998, and written opinion delivered by BT Wolfensohn as of August 9, 1998 that as of such date, the Exchange Ratio was fair, from a financial point of view, to Harrah's. See"--Opinion of Financial Advisor to Harrah's." A copy of BT Wolfensohn's written opinion, which sets forth the assumptions made, matters considered and limitation on the review undertaken is attached as Annex B to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

        - COMPLEMENTARY NATURE OF BUSINESSES AND CULTURE. The Harrah's Board considered the complementary nature of Rio's operations and management culture with that of Harrah's. The Harrah's Board took into account the challenges of combining the businesses of large corporations and the attendant diversion of management's focus and resources from other operational matters and other strategic opportunities for an extended period of time.

        - STRUCTURE OF THE MERGER; TERMS OF THE MERGER AGREEMENT. The Harrah's Board considered the terms of the Merger Agreement and its legal and tax implications. The Harrah's Board considered the size of the termination fee payable, in certain circumstances, by either party under the Merger Agreement and also considered the Stockholder Support Agreements and the Exchange Ratio. As indicated above, the Harrah's Board initially considered that the Merger was expected to be accounted for as a pooling of interests transaction, but subsequently agreed that the Merger should be accounted for as a purchase. The Harrah's Board also considered that the Merger generally is not expected to result in federal income taxes. The Harrah's Board considered the fact that the Exchange Ratio is a fixed number and will not be adjusted in the event that there are any increases or decreases in the price of either Harrah's Common Stock or Rio Common Stock.

    The foregoing discussion of the information and factors considered and given weight by the Harrah's Board is not intended to be exhaustive but is believed to include all material factors considered by the Harrah's Board. In addition, in reaching the determination to approve the Merger Agreement and recommend approval of the Stock Issuance Proposal, in view of the wide variety of factors considered in connection with its evaluation thereof, the Harrah's Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to the different factors. The Harrah's Board did not attempt to analyze the fairness of the Exchange Ratio in isolation from the considerations as to the businesses of Harrah's and Rio, the strategic merits of the Merger or the other considerations referred to above. The Harrah's Board did, however, take into account, and placed reliance upon, the analyses performed by, and the opinion rendered by, BT Wolfensohn as to the fairness, from a financial point of view, of the Exchange Ratio to Harrah's.

    THE HARRAH'S BOARD HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, HARRAH'S AND ITS STOCKHOLDERS. THE HARRAH'S BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK ISSUANCE PROPOSAL.

    RIO.

    The Rio Board believes that the terms of the Merger are fair to and in the best interests of Rio and its stockholders. Accordingly, the Rio Board has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby and recommends approval and adoption of the Merger Agreement by the stockholders of Rio.

    In reaching its determination to approve the Merger Agreement and recommend approval of the Merger Agreement to Rio's stockholders, the Rio Board considered the information presented to it by Rio's management, as well as Rio's professional advisors, and weighed the positive and countervailing factors associated with the transaction. The factors considered by the Rio Board included, without limitation:

    - OPPORTUNITIES FOR SYNERGIES AND EFFICIENCIES. The Rio Board considered that the combination of Rio and Harrah's will potentially increase profitability through various revenue synergies and cost savings. The Rio Board considered the potential benefits and risks to increasing revenues by maintaining Rio as a separate upscale resort brand in Las Vegas and possibly other jurisdictions, and then cross-marketing the Harrah's and Rio brands, including by consolidating Rio's operations under Harrah's marketing, reservation and database systems. The Rio Board also took into account the anticipated cost savings that will result from Harrah's lower cost of borrowing and the elimination of certain duplicative corporate overhead.

    - OPPORTUNITY TO DIVERSIFY OPERATIONS. The Rio Board considered that the Merger will provide Rio's stockholders with a geographically diversified portfolio of gaming operations to balance the risks of 100% exposure to the Las Vegas gaming market. The Rio Board also took into account the anticipated benefits to Rio's stockholders of holding shares in a larger capitalized and diversified gaming company that typically trades at higher earnings multiples than the range in which Rio Common Stock has traditionally traded.

    - FINANCIAL AND OTHER CONSIDERATIONS. The Rio Board considered its evaluation of the financial terms of the Merger and their effect on holder's of Rio Common Stock. The Rio Board considered the financial condition, results of operations, business and prospects of Rio and Harrah's, including the competitive nature of the Las Vegas market in which Rio operates and its position in such market. The Rio Board also considered the historical market prices and trading information of Rio and Harrah's, and that (i) the closing price of Harrah's Common Stock on the New York Stock Exchange (the "NYSE") on August 7, 1998 (the "Last Trading Day"), the last trading day prior to the public announcement of the execution of the Merger Agreement, was $20.125, which represents a premium of approximately 6.6% over the $18.875 per share closing price of Rio Common Stock on the NYSE on the Last Trading Day, and (ii) the average closing price of Harrah's Common Stock on the NYSE for the three-month period ended on the Last Trading Day was $22.88 per share, which represents a premium of approximately 16.0% over the $19.73 per share average closing price of Rio Common Stock on the NYSE for the same three-month period. The Rio Board also took into account the presentations and analyses by its management, financial advisor and outside legal counsel regarding the business, financial and accounting aspects, and the results of due diligence, with respect to the Merger.

    - OPINION OF MERRILL LYNCH. The Rio Board considered the presentations delivered by Merrill Lynch on August 9, 1998 and September 3, 1998 and Merril Lynch's written opinion dated as of August 9, 1998, to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Rio Common Stock (other than Harrah's and its affiliates). See"--Opinion of Financial Advisor to Rio." A copy of Merrill Lynch's written opinion dated as of August 9, 1998, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

    - TERMS AND STRUCTURE OF THE MERGER. The Rio Board considered the terms and structure of the Merger and its legal and tax implications. The Rio Board considered that the Merger is expected to be accounted for as a purchase transaction and is generally not expected to result in federal income taxes to Rio or its stockholders. The Rio Board considered the fact that the Exchange Ratio is fixed and will not be adjusted in the event that there are any increases or decreases in the price of either Rio Common Stock or Harrah's Common Stock. The Rio Board also considered the amount of the termination fee payable by Rio or Harrah's to the other party under certain circumstances if the Merger were not consummated.

    - INTERESTS OF CERTAIN PERSONS IN THE MERGER. The Rio Board considered the fact that certain of its members and members of Rio's management have interests in the Merger that are in addition to, and not necessarily aligned with, the interests of holders of Rio Common Stock. See "--Interests of Certain Persons in the Merger."

    The foregoing discussion of the information and factors considered by the Rio Board is not meant to be exhaustive but includes all material factors considered by the Rio Board. The Rio Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger Agreement and the Merger are fair to and in the best interests of Rio and its stockholders. As a result of its consideration of the foregoing, the Rio Board determined that the Merger

Agreement and the Merger are fair to and in the best interests of Rio and its stockholders and approved and adopted the Merger Agreement. In considering the recommendation of the Rio Board with respect to the Merger, Rio's stockholders should be aware that the interests of certain directors and executive officers with respect to the Merger are or may be different from or in addition to the interests of the stockholders generally. The Rio Board was aware of these interests, and took these interests into account in approving the Merger Agreement and the transactions contemplated thereby. See "--Interests of Certain Persons in the Merger." ACCORDINGLY, THE RIO BOARD RECOMMENDS THAT ITS STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR TO HARRAH'S

    BT Wolfensohn has acted as financial advisor to Harrah's in connection with the Merger. At the August 9, 1998 meeting of the Harrah's Board, BT Wolfensohn delivered its written opinion, dated as of such date, to the Harrah's Board to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by BT Wolfensohn, the Exchange Ratio was fair, from a financial point of view, to Harrah's.

    THE FULL TEXT OF BT WOLFENSOHN'S WRITTEN OPINION, DATED AUGUST 9, 1998 (THE "BT WOLFENSOHN OPINION"), WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY BT WOLFENSOHN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HARRAH'S STOCKHOLDERS ARE URGED TO READ THE BT WOLFENSOHN OPINION IN ITS ENTIRETY. THE SUMMARY OF THE BT WOLFENSOHN OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE BT WOLFENSOHN OPINION.

    In connection with BT Wolfensohn's role as financial advisor to Harrah's, and in arriving at its opinion, BT Wolfensohn has, among other things, reviewed certain publicly available financial information and other information concerning Harrah's and Rio and certain internal analyses and other information furnished to it by Harrah's and Rio. BT Wolfensohn also held discussions with the members of the senior managements of Harrah's and Rio regarding the businesses and prospects of their respective companies and the joint prospects of a combined enterprise. In addition, BT Wolfensohn (i) reviewed the reported prices and trading activity for the common stock of both Harrah's and Rio, (ii) compared certain financial and stock market information for Harrah's and Rio with similar information for selected companies whose securities are publicly traded, (iii) reviewed the financial terms of selected recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

    In preparing its opinion, BT Wolfensohn did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning Harrah's or Rio, including, without limitation, any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BT Wolfensohn assumed and relied upon the accuracy and completeness of all such information. BT Wolfensohn did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Harrah's or Rio. With respect to the financial forecasts and projections made available to BT Wolfensohn and used in its analysis, including analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies (collectively, the "Synergies") expected by Harrah's and Rio to be achieved as a result of the Merger, BT Wolfensohn has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Harrah's or Rio as to the matters covered thereby. In rendering its opinion, BT Wolfensohn expressed no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. The BT Wolfensohn Opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to BT Wolfensohn as of, the date of such opinion.

    For purposes of rendering its opinion, BT Wolfensohn has assumed that, in all respects material to its analysis, the representations and warranties of Harrah's and Rio contained in the Merger Agreement are true and correct, that Harrah's and Rio will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligation of each of Harrah's and Rio to consummate the Merger will be satisfied without any waiver thereof. BT Wolfensohn has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the transactions contemplated by the Merger Agreement will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Harrah's or Rio is a party or subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Harrah's or Rio or materially reduce the contemplated benefits of the Merger to Harrah's. In addition, BT Wolfensohn has been advised by Harrah's, and accordingly has assumed for purposes of its opinion, that the Merger will be tax-free to Harrah's.

    Set forth below is a brief summary of certain financial analyses performed by BT Wolfensohn in connection with its opinion and reviewed with the Harrah's Board at its meetings on July 30, 1998, August 9, 1998 and September 4, 1998.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. BT Wolfensohn compared certain financial information and commonly used valuation measurements for Rio and Harrah's to corresponding information and measurements for a group of publicly traded gaming companies (consisting of Circus Circus Enterprises, Inc., Hilton Hotels Corporation, MGM Grand, Inc., Mirage Resorts Inc. and Primadonna Resorts, Inc. (collectively, the "Selected Companies")). Such financial information and valuation measurements included, among other things, (i) common equity market valuation based on closing stock prices as of July 24, 1998; (ii) ratios of common equity market value as adjusted for debt and cash ("Enterprise Value") to earnings before interest expense, income taxes and depreciation and amortization ("EBITDA"); and (iii) ratios of common equity market prices per share ("Equity Value") to earnings per share ("EPS"). To calculate the trading multiples for Rio, Harrah's and the Selected Companies, BT Wolfensohn used publicly available information concerning historical and projected financial performance, including published historical financial information and earnings estimates reported by the Institutional Brokers Estimate System ("IBES"). IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. BT Wolfensohn calculated that, on a forward calendar year 1998 and 1999 basis, the multiple of Enterprise Value to EBITDA was 7.6x and 5.5x for Rio and 7.7x and 6.4x for Harrah's, compared to a range of 6.0x to 12.0x and 6.3x to 7.1x, with a median of 7.9x and 6.7x, for the Selected Companies. BT Wolfensohn further calculated that the multiple of Equity Value to estimated calendar year 1998 EPS was 16.3x for Rio and 15.0x for Harrah's, compared to a range of 15.3x to 22.9x, with a median of 18.3x, for the Selected Companies; and the multiple of Equity Value to estimated calendar year 1999 EPS was 12.1x for Rio and 12.7x for Harrah's, compared to a range of 13.8x to 17.5x, with a median of 14.2x, for the Selected Companies. BT Wolfensohn also calculated the implied transaction multiples for Rio at the $20.19 share price of Harrah's Common Stock as of July 24, 1998. On a forward calendar year 1998 and 1999 basis, the multiple of Enterprise Value to EBITDA, assuming no cost savings, was 7.8x and 5.7x, respectively; and the multiple of Equity Value to estimated calendar year 1998 and 1999 EPS, assuming no cost savings, was 17.3x and 12.8x, respectively.

    None of the companies utilized as a comparison is identical to Rio or Harrah's. Accordingly, BT Wolfensohn believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in BT Wolfensohn's opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. BT Wolfensohn reviewed the financial terms, to the extent publicly available, of six proposed, pending or completed mergers and acquisition transactions since December 1994 involving companies in the gaming industry (the "Selected Transactions"). BT Wolfensohn calculated various premiums over market value based on certain publicly available information for each of the Selected Transactions and compared them to corresponding premiums over market value for the Merger, based on the Exchange Ratio. The transactions reviewed were (Acquiror/Target (Date Announced)): Colony Capital/Harvey's Resorts (February 1998), Crescent/Station Casinos (January
1998), Harrah's/Showboat (December 1997), Sun International/Griffin Gaming (August 1996), Hilton/Bally Entertainment (June 1996) and ITT/Caesars World (December 1994). BT Wolfensohn calculated that the Selected Transactions were effected at a premium to the acquired companies' per share market price prior to the announcement of the transaction ranging from 24.8% to 88.9%, with a median of 69.0%, compared to a premium of 18.0%, for the Merger (based on the per share market price two trading days prior to the August 10, 1998 announcement of the proposed Merger). All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the two-year period during which the Selected Transactions occurred.

    Because the reasons for, and circumstances surrounding, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of Rio and Harrah's and the companies involved in the Selected Transactions, BT Wolfensohn believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in BT Wolfensohn's opinion, concerning differences between the characteristics of these transactions and the Merger that could affect the value of the subject companies and businesses and Rio and Harrah's.

    HISTORICAL EXCHANGE RATIO ANALYSIS. BT Wolfensohn reviewed the historical ratio of the daily per share market closing prices of Rio Common Stock divided by the corresponding prices of Harrah's Common Stock over the one-year, three-month and one-month periods prior to July 24, 1998 and as of July 24, 1998. The average exchange ratios for these time periods and as of such date were 1.014, 0.859, 0.801 and 0.947, respectively. BT Wolfensohn also calculated the premium implied by the Exchange Ratio over the market price of Rio Common Stock on July 24, 1998, which at the market price of $20.19 per share of Harrah's Common Stock on the same day was 5.6%.

    DISCOUNTED CASH FLOW ANALYSIS. BT Wolfensohn performed a discounted cash flow analysis for both Rio and Harrah's. BT Wolfensohn calculated the discounted cash flow values for each of Rio and Harrah's as the sum of the net present values of (i) the estimated future cash flow that Rio or Harrah's, as the case may be, will generate for the years 1999 through 2002, plus (ii) the value of Rio or Harrah's at the end of such period. The estimated future cash flows for Rio were based on the financial projections for Rio for the years 1999 through 2000 prepared by Rio management and for 2001 and 2002 using BT Wolfensohn estimates. The estimated future cash flows for Harrah's were based on financial projections for Harrah's for the years 1999 through 2002 prepared by Harrah's management. The terminal values of Rio and Harrah's were calculated based on projected EBITDA for 2002 and a range of multiples of 6.0x to 8.0x. BT Wolfensohn used discount rates ranging from 10% to 14%. BT Wolfensohn used such discount rates based on its judgment of the estimated weighted average cost of capital of Rio and Harrah's, and used such multiples based on its review of the trading characteristics of the common stock of the Selected Companies. This analysis indicated a range of values for Rio Common Stock of $22.45 to $29.83 per share, for Harrah's Common Stock of $19.81 to $28.89 per share and for Harrah's Common Stock, pro forma for the Merger, of $19.70 to $28.58 per share assuming no cost savings.

    PRO FORMA COMBINED EARNINGS ANALYSIS. BT Wolfensohn analyzed certain pro forma effects of the Merger. Based on such analysis, BT Wolfensohn computed the resulting dilution/accretion to the combined company's EPS estimate for the fiscal years ending 1999, 2000 and 2001, before and after taking into account any potential cost savings and other synergies identified by management that Rio and Harrah's could achieve if the Merger were consummated and before non-recurring costs relating to the Merger. BT Wolfensohn noted that before taking into account any potential cost savings and other synergies other than potential financial savings and before such non-recurring costs, the Merger would be modestly accretive in fiscal 1999 and essentially break-even in fiscal years 2000 and 2001. BT Wolfensohn also noted that after taking into account the potential cost savings and other synergies for the fiscal years ending 1999, 2000 and 2001, respectively, and before such non-recurring costs, the Merger would be accretive to the combined company's EPS for the fiscal years ending 1999, 2000 and 2001.

    The foregoing summary describes all analyses and factors that BT Wolfensohn deemed material in its presentation to Harrah's Board, but is not a comprehensive description of all analyses performed and factors considered by BT Wolfensohn in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. BT Wolfensohn believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, BT Wolfensohn did not assign specific weights to any particular analyses.

    In conducting its analyses and arriving at its opinions, BT Wolfensohn utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling BT Wolfensohn to provide its opinion to the Harrah's Board as to the fairness to Harrah's of the Exchange Ratio and does not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, BT Wolfensohn made, and was provided by Harrah's management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Harrah's or Rio's control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Harrah's, Rio or their respective advisors, neither Harrah's nor BT Wolfensohn nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

    The terms of the Merger were determined through negotiations between Harrah's and Rio and were approved by the Harrah's Board. Although BT Wolfensohn provided advice to Harrah's during the course of these negotiations, the decision to enter into the Merger was solely that of the Harrah's Board. As described above, the opinion and presentation of BT Wolfensohn to the Harrah's Board were only one of a number of factors taken into consideration by the Harrah's Board in making its determination to approve the Transaction. BT Wolfensohn's opinion was provided to the Harrah's Board to assist it in connection with its consideration of the Merger and does not constitute a recommendation to any holder of Harrah's Common Stock as to how to vote with respect to the Merger.

    Harrah's selected BT Wolfensohn as financial advisor in connection with the Merger based on BT Wolfensohn's qualifications, expertise, reputation and experience in mergers and acquisitions. BT Wolfensohn is engaged in the merger and acquisition and client advisory business and, for legal and regulatory purposes, is a division of BT Alex. Brown Incorporated, a registered broker dealer and member of the NYSE. Harrah's retained BT Wolfensohn pursuant to a letter agreement dated June 9, 1998 (the "Engagement Letter"), which superseded an initial engagement letter dated May 14, 1997. As compensation for BT Wolfensohn's services in connection with the Merger, Harrah's previously paid BT Wolfensohn $250,000 at the time of its initial engagement, paid BT Wolfensohn an additional cash fee of $750,000 upon Harrah's entering into the Merger Agreement and has agreed to pay an additional cash fee of $3.75 million if the Merger is consummated. Regardless of whether the Merger is consummated, Harrah's has agreed to reimburse BT Wolfensohn for reasonable fees and disbursements of BT Wolfensohn's counsel and all of BT Wolfensohn's reasonable travel and other out-of-pocket expenses incurred in connection with the Merger or otherwise arising out of the retention of BT Wolfensohn under the Engagement Letter. Harrah's has also agreed to indemnify BT Wolfensohn and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the Merger.

    An affiliate of BT Wolfensohn acts as the administrative agent on a $2.1 billion revolving credit facility to Harrah's and will be acting as the administrative agent on a $236.5 million credit facility for Jazz Casino Company which will be the owner and operator of the New Orleans land-based casino if a reorganization plan of Harrah's Jazz Company is consummated. BT Wolfensohn and its affiliates may actively trade securities of Harrah's or Rio for their own account or the account of their customers and, accordingly, may from time to time hold a long or short position in such securities.

OPINION OF FINANCIAL ADVISOR TO RIO

    On February 18, 1998, Rio retained Merrill Lynch to act as its exclusive financial advisor in connection with the exploration of various strategic alternatives available to Rio. In connection with such engagement, Rio requested that Merrill Lynch evaluate the fairness of the Exchange Ratio to the holders of Rio Common Stock (other than Harrah's and its affiliates) from a financial point of view. On August 9, 1998, Merrill Lynch delivered its opinion to the Rio Board, which opinion was subsequently confirmed in a written opinion, dated August 9, 1998, to the effect that, as of such date and based upon the assumptions made, matters considered and limits of review, as set forth in such opinion, the proposed Exchange Ratio was fair from a financial point of view to the holders of Rio Common Stock, other than Harrah's and its affiliates. In its August 9, 1998 opinion, Merrill Lynch assumed, with the permission of the Rio Board, that the Merger would be accounted for as a pooling of interests under U.S. generally accepted accounting principles ("GAAP"). On September 3, 1998, Merrill Lynch redelivered its written opinion to the Rio Board dated as of August 9, 1998 (the "Merrill Lynch Opinion") to the effect that, as of such date and based upon the assumptions made, matters considered and limits of review, as set forth in such opinion, the proposed Exchange Ratio was fair from a financial point of view to the holders of Rio Common Stock, other than Harrah's and its affiliates. The Merrill Lynch Opinion assumed, with the permission of the Rio Board, that the Merger would be accounted for as a purchase under GAAP.

    A COPY OF THE MERRILL LYNCH OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED HERETO AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE WRITTEN OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE WRITTEN OPINION. STOCKHOLDERS OF RIO ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE MERRILL LYNCH OPINION IS ADDRESSED TO THE RIO BOARD AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY RIO STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE OR OTHERWISE ACT IN RESPECT OF THE MERGER. THE EXCHANGE RATIO WAS DETERMINED ON THE BASIS OF NEGOTIATIONS BETWEEN RIO AND HARRAH'S AND WAS APPROVED BY THE RIO BOARD.

    In connection with the preparation of the Merrill Lynch Opinion, Merrill Lynch, among other things: (i) reviewed Rio's Annual Report to Stockholders and Rio's Annual Report on Form 10-K and related financial information for the fiscal year ended December 31, 1997 and Rio's Quarterly Report on Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1998, and certain other publicly available business and financial information relating to Rio and Harrah's that Merrill Lynch deemed relevant;
(ii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Rio and Harrah's, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger furnished to Merrill Lynch by Rio and Harrah's, respectively; (iii) conducted discussions with members of senior management and representatives of Rio and Harrah's concerning their respective businesses and prospects before and after giving effect to the Merger; (iv) reviewed the historical market prices, valuation multiples and trading activity for Rio Common Stock and Harrah's Common Stock and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be reasonably similar to Rio and Harrah's, respectively; (v) performed a discounted cash flow analysis based upon information provided by both Rio and Harrah's; (vi) compared the proposed financial terms of the Merger with the financial terms of certain other transactions which Merrill Lynch deemed to be relevant; (vii) reviewed the potential pro forma impact of the Merger on the combined entity's pro forma operating results and financial condition; (viii) participated in certain discussions and negotiations among representatives of Rio and Harrah's and their financial and legal advisors; (ix) reviewed the Merger Agreement; and (x) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

    In preparing the Merrill Lynch Opinion, Merrill Lynch assumed and relied on, with Rio's consent, the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch or discussed with or reviewed by or for Merrill Lynch by Rio and Harrah's, or otherwise publicly available, and did not independently verify such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of Rio or Harrah's. In addition, although representatives of Merrill Lynch visited certain properties of both Rio and Harrah's, Merrill Lynch did not assume any obligation to conduct, nor has it conducted, any physical inspection of the properties or facilities of Rio or Harrah's. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Rio and Harrah's (including projected cost savings and operating synergies resulting from the Merger), Merrill Lynch assumed that such forecasts have been reasonably prepared and reflected the best currently available estimates and judgment of Rio's or Harrah's management as to the expected future financial performance of Rio or Harrah's, as the case may be. Merrill Lynch further assumed, with Rio's consent, that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes and will be accounted for as a purchase under GAAP.

    The matters considered by Merrill Lynch in arriving at the Merrill Lynch Opinion are necessarily based on numerous macroeconomic, market, operating, financial and other conditions and assumptions with respect to industry performance, general business and economic conditions and other matters as they existed and could be evaluated on, and on the information made available to Merrill Lynch, as of the date of such opinion. Many of such factors are beyond the control of Rio and Harrah's, and involve the application of complex methodologies and educated judgment. Any estimates contained in Merrill Lynch's analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than as set forth therein. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future and such estimates are inherently subject to uncertainty. The Merrill Lynch Opinion does not present a discussion of the relative merits of the Merger as compared with any other business plan or opportunity that might be presented to Rio, including alternative business combinations with third parties, or the effect of any other arrangement in which Rio might engage. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents and approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

    Although at various times during the course of its engagement, Merrill Lynch contacted other parties regarding potential transactions involving Rio, Merrill Lynch was not specifically authorized by Rio to solicit third-party indications of interest in Rio in connection with its evaluation of the Exchange Ratio.

    At the meetings of the Rio Board held on August 9, 1998 and September 3, 1998, Merrill Lynch presented certain financial analyses accompanied by written materials in connection with the delivery of its fairness opinion. The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in arriving at the Merrill Lynch Opinion.

    HISTORICAL TRADING PERFORMANCE AND CURRENT CAPITALIZATION ANALYSIS. Merrill Lynch reviewed certain trading information for each of Rio and Harrah's and, on the basis thereof, calculated their respective trading multiples based on closing stock prices of $17.00 for Rio as of August 6, 1998, and $20.13 for Harrah's as of August 7, 1998. Merrill Lynch then calculated Rio's Market Capitalization (defined as the product of the number of shares outstanding and share price, plus total financial debt, less cash) as a multiple of last twelve months ("LTM") (as of June 30, 1998), estimated 1998 and estimated 1999 sales, EBITDA (earnings before interest, taxes, depreciation and amortization) and EBIT (earnings before interest and taxes) and share price as a multiple of LTM (as of June 30, 1998) and estimated 1998 and estimated 1999 EPS (earnings per share). Estimated sales, EBITDA and EBIT were based on Merrill Lynch research dated July 24, 1998. Estimated EPS was based on First Call consensus as of August 4, 1998. For Rio, Market Capitalization as a multiple of LTM, estimated 1998 and estimated 1999 sales were 1.68x, 1.72x and 1.43x, respectively; of LTM, estimated 1998 and estimated 1999 EBITDA were 7.1x, 7.3x and 5.5x, respectively; and of LTM, estimated 1998 and estimated 1999 EBIT were 9.7x, 10.1x and 7.6x, respectively. For Rio, share price as a multiple of LTM, estimated 1998 and estimated 1999 EPS were 13.4x, 14.0x and 10.8x, respectively.

    Merrill Lynch then calculated Harrah's Market Capitalization as a multiple of LTM, estimated 1998 and estimated 1999 sales, EBITDA and EBIT and share price as a multiple of LTM, estimated 1998 and estimated 1999 EPS. Estimated sales, EBITDA and EBIT were based on Merrill Lynch research dated July 23, 1998. Estimated EPS was based on First Call consensus as of August 4, 1998. For Harrah's, Market Capitalization as a multiple of LTM, estimated 1998 and estimated 1999 sales were 2.03x, 1.71x and 1.48x, respectively; of LTM, estimated 1998 and estimated 1999 EBITDA were 8.0x, 6.8x and 5.6x, respectively; and of LTM, estimated 1998 and estimated 1999 EBIT were 10.9x, 10.0x and 8.0x, respectively. For Harrah's, share price as a multiple of LTM, estimated 1998 and estimated 1999 EPS were 17.2x, 15.0x and 12.3x, respectively.

    Merrill Lynch also reviewed the stock price and trading volume history for Rio for the period August 4, 1997 through August 4, 1998 and compared such information to performance of the Standard & Poor's 500 Index, the Mid Cap Companies (as defined below) and the Large Cap Companies (as defined below). Merrill Lynch also reviewed the stock price for Harrah's for the period July 1, 1997 through August 4, 1998 and the trading volume history for Harrah's for the period August 4, 1997 through August 4, 1998, and compared such information to performance of the Standard & Poor's 500 Index and the Large Cap Companies.

    Merrill Lynch also performed an historical analysis of the Exchange Ratio for each trading day during the three year period ended August 6, 1998. The analysis showed an implied exchange ratio ranging from a high of 1.36x to a low of 0.40x with a current implied exchange ratio of 0.85x. The analysis also showed an implied premium of the offer ratio to the implied exchange ratio ranging from negative 26.2% to positive 150.0% with a current implied premium of the offer ratio to the implied exchange ratio of positive 18.0%.

    SELECTED COMPARABLE PUBLICLY TRADED COMPANY ANALYSIS. Using publicly available information and estimates of future financial results published by First Call and taken from recent research reports, Merrill Lynch compared certain financial and operating information and ratios and projected financial performance for both Rio and Harrah's with the corresponding financial and operating information and projected financial performance for a group of publicly traded companies engaged primarily in the gaming industry which Merrill Lynch deemed to be reasonably comparable to Rio and Harrah's, respectively, for the purpose of its analysis. The publicly traded gaming companies chosen by Merrill Lynch as reasonably similar to Rio included: Anchor Gaming, Primadonna Resorts, Boyd Gaming, Aztar and Rio (the "Mid Cap Companies") and Hilton Hotels, Mirage Resorts, MGM Grand, Circus Circus Enterprises, Sun International, Trump Hotel & Casino Resorts and Harrah's (the "Large Cap Companies"). The publicly traded gaming companies chosen by Merrill Lynch as reasonably similar to Harrah's were the Large Cap Companies (together with the Mid Cap Companies, the "Comparable Companies").

    Merrill Lynch analyzed the estimated 1998 and estimated 1999 price to earnings multiples ("P/E Multiple") of the Large Cap Companies and the Mid Cap Companies. For the Large Cap Companies, Merrill Lynch observed that the estimated 1998 P/E Multiples ranged from 14.4x to 22.7x with a mean of 18.4x and estimated 1999 P/E Multiples ranged from 11.8x to 16.5x with a mean of 14.1x. For Mid Cap Companies, Merrill Lynch observed that the estimated 1998 P/E Multiples ranged from 9.7x to 35.0x with a mean of 12.3x and estimated 1999 P/E Multiples ranged from 8.6x to 32.8x with a mean of 10.5x. Merrill Lynch also analyzed estimated 1998 EBITDA and estimated 1999 EBITDA for the Large Cap Companies and the Mid Cap Companies. Merrill Lynch observed that estimated 1998 EBITDA multiples ranged from 6.5x to 13.7x with a mean of 9.1x for Large Cap Companies and from 4.5x to 7.3x with a mean of 5.7x for Mid Cap Companies. Merrill Lynch also analyzed the ratio of estimated 1999 P/E Multiples to five year earnings per share growth, which ranged from 0.6x to 1.0x with a mean of 0.8x for Large Cap Companies and 0.5x to 3.3x with a mean of 0.7x for Mid Cap Companies.

    Utilizing the above observations, Merrill Lynch then derived a range of multiples to apply to Rio's estimated 1998 net income, estimated 1999 net income and estimated 1998 EBITDA. Using the Large Cap Companies, the multiples ranged from 14.0x to 18.0x for estimated 1998 net income, 12.0x to 15.0x for estimated 1999 net income and 6.5x to 9.0x for estimated 1998 EBITDA. For the Mid Cap Companies, the multiples ranged from 12.0x to 14.0x for estimated 1998 net income, 10.0x to 12.0x for estimated 1999 net income and 5.0x to 7.0x for estimated 1998 EBITDA.

    Utilizing the above multiples and Rio management estimates of 1998 net income of $34.6 million, 1999 net income of $40.5 million and 1998 EBITDA of $108.1 million, based on its analysis, Merrill Lynch derived a range of equity per share values of Rio Common Stock of $17.00 to $23.00. Utilizing these multiples and street estimates (based on First Call consensus as of August 4, 1998 for net income and Merrill Lynch research as of July 24, 1998 for EBITDA) of 1998 net income of $30.4 million, 1999 net income of $39.3 million and 1998 EBITDA of $97.6 million, based on its analysis, Merrill Lynch derived a range of equity per share values of Rio Common Stock of $14.00 to $21.00.

    Utilizing the above multiples and Harrah's management estimates of 1998 net income of $133.0 million, 1999 net income of $159.5 million and 1998 EBITDA of $510.8 million, based on its analysis, Merrill Lynch derived a range of equity per share values of Harrah's Common Stock of $19.00 to $23.00.

    In calculating equity values, Merrill Lynch assumed that Rio had net financial debt of $373.1 million, option proceeds of $49.5 million and 28.2 million fully diluted shares outstanding and Harrah's had net financial debt of $1,944.4 million, option proceeds of $128.7 million and 108.4 million fully diluted shares outstanding.

    None of the companies utilized in the above analysis for comparative purposes (other than Rio and Harrah's) is, of course, identical to Rio or Harrah's. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading value of the Comparable Companies as well as that of Rio or Harrah's. In addition, the multiples discussed above are based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

    SELECTED COMPARABLE TRANSACTIONS ANALYSIS. Merrill Lynch reviewed certain publicly available information regarding certain selected mergers and business combinations in the gaming sector (collectively, the "Comparable Transactions"). The Comparable Transactions, in reverse chronological order of public announcement, include, among others, the following: the acquisition of Grand Casinos, Inc. by Hilton Hotels Corp.; the acquisition of Casino Magic Corp. by Hollywood Park, Inc.; the acquisition of Harveys Casino Resorts by Colony Capital, Inc.; the acquisition of Station Casinos, Inc. by Crescent Real Estate Equities Company; the acquisition of Showboat, Inc. by Harrah's Entertainment, Inc.; the acquisition of ITT Corporation by Starwood Lodging Corp.; the acquisition of Griffin Gaming & Equipment Inc. by Sun

International Hotels, Ltd.; the acquisition of Bally Entertainment Corp. by Hilton Hotels Corp.; the acquisition of Par-a-Dice Gaming Corp. by Boyd Gaming Corp.; the acquisition of Gold Strike Resorts by Circus Circus Enterprises Inc.; and the acquisition of Caesars World, Inc. by ITT Corporation. Merrill Lynch noted that certain of the Comparable Transactions were still pending at the time of its analysis. This analysis was only applied in relation to Rio.

    Merrill Lynch compared certain financial ratios for the Comparable Transactions to those of the Merger. Merrill Lynch compared the prices paid in the Comparable Transactions in terms of, among other things, the Transaction Value (defined as offer value plus long term debt plus short term debt less cash less options proceeds) as multiples of LTM EBITDA and Forward Year EBITDA (based on annual estimates from contemporaneous equity research reports, if available). An analysis of the multiples for the Comparable Transactions produced the following results: (i) Transaction Value as a multiple of LTM EBITDA yielded a range of 5.1x to 13.4x, with a mean of 8.8x and median of 9.2x; and (ii) Transaction Value as a multiple of Forward Year EBITDA yielded a range of 5.4x to 10.4x, with a mean of 8.0x and median of 8.3x. Based on its analysis of these multiples, Merrill Lynch applied a range of multiples for Comparable Transactions of LTM EBITDA of 7.0x to 11.0x to corresponding financial data for Rio and derived a range of equity per share values of Rio Common Stock of $13.25 to $27.25. Also, based on its analysis, Merrill Lynch applied a range of multiples for Comparable Transactions of Forward EBITDA of 6.5x to 9.0x to Forward EBITDA for Rio, and derived a range of equity per share values of Rio Common Stock of $18.00 to $29.25 (based on management's estimate of Forward EBITDA) and $15.50 to $26.00 (based on First Call consensus of Forward EBITDA).

    DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch performed a discounted cash flow analysis of Rio. Merrill Lynch used both the EBITDA multiple method (based on multiples of 6.0x to 8.0x of 2003 EBITDA) and the perpetuity growth method (based on perpetual 2% to 3% growth of free cash flows) to calculate terminal value. Discount rates ranged from 11% to 13% based on estimates of comparable gaming companies' weighted average cost of capital. Using the EBITDA multiple method, Merrill Lynch calculated a range of equity per share values of Rio Common Stock of $15.75 to $25.28. Using the perpetuity growth method, Merrill Lynch calculated a range of equity per share values of Rio Common Stock of $13.76 to $23.44.

    Merrill Lynch also performed a discounted cash flow valuation sensitivity based on one, two and three percentage changes in EBIT margin for Rio. Using the EBITDA multiple method (based on multiples of 6.0x to 8.0x of 2003 EBITDA), Merrill Lynch calculated a range of equity per share values of Rio Common Stock of $12.60 to $29.37. Using the perpetuity growth method, Merrill Lynch calculated a range of equity per share values of Rio Common Stock of $10.65 to $27.59.

    Merrill Lynch also performed a discounted cash flow analysis of Harrah's. Merrill Lynch used both the EBITDA multiple method (based on multiples of 7.0x to 9.0x of 2003 EBITDA) and the perpetuity growth method (based on perpetual 3% to 4% growth of free cash flows) to calculate terminal value. Discount rates ranged from 11% to 13% based on estimates of comparable gaming companies' weighted average cost of capital. Under the EBITDA multiple method, Merrill Lynch calculated a range of equity per share values of Harrah's Common Stock of $21.17 to $32.56. Using the perpetuity growth method, Merrill Lynch calculated a range of equity per share values of Harrah's Common Stock of $16.46 to $29.65.

    Merrill Lynch also performed a discounted cash flow valuation sensitivity to EBIT margin for Harrah's. Using the EBITDA multiple method (based on multiples of 7.0x to 9.0x of 2003 EBITDA), Merrill Lynch calculated a range of equity per share values of Harrah's Common Stock of $16.75 to $38.22. Using the perpetuity growth method, Merrill Lynch calculated a range of equity per share values of Harrah's Common Stock of $12.33 to $35.34.

    PRO FORMA CONTRIBUTION ANALYSIS. Merrill Lynch analyzed certain estimated balance sheet and income statement data for both Rio and Harrah's. The analysis showed that Rio would contribute 16.1%, 17.2%,

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
18.0% and 20.3%, respectively, to 1999 pro forma sales, EBITDA, EBIT and net income and 16.2%, 18.1% 19.0% and 18.6% to 2000 pro forma sales, EBITDA, EBIT and net income.

    IMPLIED EXCHANGE RATIO ANALYSIS. Merrill Lynch calculated the implied exchange ratio by comparing the theoretical values of Rio Common Stock and Harrah's Common Stock (i) determined by applying the selected comparable publicly traded company analysis discussed above, (ii) the discounted cash flow analysis discussed above and (iii) the Pro Forma Contribution Analysis discussed above. Using the public comparables analysis, Merrill Lynch calculated an implied exchange ratio of 0.89x to 1.00x (based on management projections) and 0.74x to 0.91x (based on street estimates). Using the discounted cash flow analysis, Merrill Lynch calculated an implied exchange ratio of 0.74x to 0.78x (using the EBITDA multiple method) and 0.79x to 0.83x (using the perpetuity growth method). Using the pro forma contribution analysis, Merrill Lynch calculated an implied exchange ratio of 0.89x to 1.05x.

    MERGER CONSEQUENCES ANALYSIS. Merrill Lynch analyzed certain pro forma effects which could result from the Merger, based on financial forecasts provided by Rio and Harrah's respective managements, and First Call consensus estimates. Merrill Lynch assumed the Merger would be accounted for as a purchase under GAAP. Management of Rio and Harrah's also provided Merrill Lynch with projections of certain combination benefits and revenue enhancements ("synergies") that are expected to occur as a result of the Merger. Assuming no synergies and based on both First Call consensus estimates and management estimates, the analysis indicated that the Merger would be dilutive to projected earnings per share in 1999, 2000 and 2001. Assuming synergies of approximately $14.3 million (which was the midpoint of the estimates given by Rio and Harrah's managements) and based on both First Call consensus estimates and management estimates, the analysis showed that the Merger would be accretive to projected earnings per share in 1999, 2000 and 2001. The actual results achieved by the combined company may vary from projected results, and the variation may be material.

    The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at its opinion or of its presentation to the Rio Board. The preparation of financial analyses and fairness opinions is a complex process and is not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that its analyses (and the summary set forth above) must be considered as a whole, and that selecting portions of such analyses and of the factors considered by it, without considering all such analyses and factors, could create an incomplete and misleading view of the processes underlying the analyses conducted by Merrill Lynch and set forth in the Merrill Lynch Opinion. Merrill Lynch has not made any attempt to assign specific weights to particular analyses in preparing its opinion. In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Harrah's, Rio's and Merrill Lynch's control. Any estimates contained in Merrill Lynch's analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values of companies do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future. Because such estimates are inherently subject to uncertainty, none of Merrill Lynch, Rio, Harrah's or any other person assumes responsibility in the event that actual results of operations are different from the results assumed in such estimates. Merrill Lynch did not express any opinion as to the prices at which Harrah's Common Stock will trade following the announcement or consummation of the Merger, which, Merrill Lynch noted, might vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the prices of securities. The opinion of Merrill Lynch did not address the relative merits of the Merger and alternative business combinations with third parties.

    The Rio Board selected Merrill Lynch to render a fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the Merger and because it is familiar with Rio and its business. Merrill Lynch is continually engaged in the

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
valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

    Pursuant to letter agreements dated February 18, 1998 and August 9, 1998, Rio has agreed to pay Merrill Lynch a fee in cash equal to $5.1 million upon consummation of the Merger. The fee payable to Merrill Lynch is not contingent upon the contents of the opinion delivered. In addition, Rio has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and disbursements of its legal counsel, and to indemnify Merrill Lynch and certain related persons against certain liabilities arising out of or in conjunction with its rendering of services under its engagement, including certain liabilities under the federal securities laws.

    In the ordinary course of its business, Merrill Lynch may actively trade in the securities of Rio and Harrah's for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Rio Board with respect to the Merger, stockholders of Rio should be aware that the directors and executive officers of Rio have certain interests in the Merger that may be substantial or in addition to the interests of stockholders of Rio generally. The Rio Board was aware of these interests and considered them, among other factors, in approving the Merger Agreement. These interests are summarized below.

    INTERESTS IN COMMON STOCK AND OPTIONS

    As of August 31, 1998, the executive officers and directors of Rio beneficially owned an aggregate amount of 4,105,399 shares of Rio Common Stock, which will be treated in the same manner as shares of Rio Common Stock held by other stockholders.

    As of August 31, 1998, the executive officers of Rio had the right to acquire 2,245,000 shares of Rio Common Stock upon the exercise of options granted to such executive officers pursuant to Rio's option plans, and the non-employee directors of Rio had the right to acquire 76,000 shares of Rio Common Stock upon the exercise of options granted to such non-employee directors pursuant to Rio's option plans. Under the terms of the option plans, all of such outstanding options will become fully vested and immediately exercisable upon consummation of the transactions contemplated by the Merger Agreement. In addition, upon consummation of the Merger, subject, if necessary, to obtaining consents from the holders thereof, each unexpired and unexercised option to purchase shares of Rio Common Stock (individually an "Option" and collectively the "Options") previously granted by Rio under any of Rio's option plans will be converted into an option to acquire the same number of shares of Harrah's Common Stock (a "Substitute Option"). The exercise price per share of Harrah's Common Stock subject to each Substitute Option will be equal to the exercise price per share of Rio Common Stock subject to the relevant Option. See "The Merger Agreement--Treatment of Rio Stock Options." It is anticipated that written consents to the conversion of the Options into Substitute Options will be obtained from each executive officer and director of Rio.

    FUTURE EMPLOYMENT AGREEMENTS

    It is anticipated that Harrah's will enter into employment agreements with certain executive officers of Rio, including Anthony A. Marnell II and James A. Barrett, Jr. The specific terms of the employment agreements are being negotiated. In addition, Harrah's intends to appoint, or take such actions necessary to nominate and seek the election of, Mr. Marnell as a director to the Harrah's Board for a term ending in 2000, and Mr. Marnell also is expected to serve as vice chairman of Harrah's.

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
    EMPLOYMENT AGREEMENT COMPENSATION

    Rio and its subsidiaries have employment agreements with certain of their executive officers which provide for certain payments to the executive officers upon a change in control of Rio. The Merger would be considered a change in control of Rio under the terms of those employment agreements. The payments vary according to the terms of the respective employment agreements. Upon the Effective Time (as defined below), the executive officers of Rio who have employment agreements with such change in control provisions will be entitled to receive change of control payments. Such payments will be approximately $3,000,000 to David P. Hanlon, $300,000 to Ronald J. Radcliffe, and $200,000 to
I. Scott Bogatz. No other amounts are required to be paid upon a change in control or termination pursuant to such executive officers' respective employment agreements.

    INDEMNIFICATION AND INSURANCE

    The Merger Agreement provides for certain arrangements with respect to the ongoing obligations of Harrah's to indemnify, and maintain insurance on behalf of, the directors and executive officers of Rio in respect of certain liabilities. See "The Merger Agreement--Certain Covenants--Director and Officer Insurance and Indemnification."

    SUPPLEMENTAL RETIREMENT AND DEFERRED COMPENSATION PLAN

    The balance in the account of each participant in the Supplemental Retirement and Deferred Compensation Plan (the "Rio SERP") will become payable in a lump sum at the Effective Time, provided such participant's employment with Rio is terminated at that time. Each individual who participates in the Rio SERP and continues employment with Harrah's or Rio after the Effective Time is expected to become a participant in the Harrah's Deferred Compensation Plan (the "Harrah's DCP"), effective as of the Effective Time, and will be credited under the Harrah's DCP with an amount equal to such individual's balance in the Rio SERP, to be administered in accordance with the terms of the Harrah's DCP. In the event that the employment of all participants in the Rio SERP were to be terminated as of the Effective Time, the maximum aggregate benefit payable under the Rio SERP would not exceed approximately $650,000.

ACCOUNTING TREATMENT OF THE MERGER

    The Merger will be accounted for under the "purchase" method of accounting, in accordance with GAAP. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Income of Harrah's will not include income (or loss) of Rio prior to consummation of the Merger, except as provided for in the pro forma financial information.

CERTAIN FEDERAL REGULATORY MATTERS

    The Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") rules and regulations thereunder require that parties of a certain size to a proposed merger or business combination exceeding a certain size file with the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") Notification and Report Forms ("Forms") with respect to such merger or business combination. The parties thereafter are required to observe a waiting period before consummating the reported transaction. In compliance with the HSR Act, Harrah's filed Forms on August 25, 1998, and Rio filed Forms on August 27, 1998 with the Antitrust Division and the FTC with respect to the Merger. At any time before or after the Effective Time, the Antitrust Division, the FTC, state antitrust authorities or a private person or entity could seek to enjoin the Merger under the antitrust laws.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Consummation of the Merger is conditioned upon Harrah's receipt of an opinion from Latham & Watkins and Rio's receipt of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The discussion below under "--Treatment of Holders of Rio Common Stock" and "--Cash in Lieu of Fractional Shares" assumes that the Merger will be treated in accordance with the opinions of Latham & Watkins and Skadden, Arps, Slate, Meagher & Flom LLP described in the preceding sentence.

    The discussion below is, and the opinions of Latham & Watkins and Skadden, Arps, Slate, Meagher & Flom LLP will be, based upon current provisions of the Code, currently applicable U.S. Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings. The opinions of Latham & Watkins and Skadden, Arps, Slate, Meagher & Flom LLP will be based on the facts, representations and assumptions set forth or referred to in such opinions (including representations contained in certificates executed by officers of Harrah's and Rio). The opinions are not binding on the Internal Revenue Service (the "IRS") or the courts, and there can be no assurance that the IRS or the courts will not take a contrary view. No ruling from the IRS has been or will be sought. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences to the stockholders of Harrah's and Rio.

    The discussion below and the opinions of Latham & Watkins and Skadden, Arps, Slate, Meagher & Flom LLP do not purport to deal with all aspects of federal income taxation that may affect particular stockholders in light of their individual circumstances, and is not intended for stockholders subject to special treatment under the federal income tax law (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign persons, stockholders who hold their stock as part of a hedge, appreciated financial position, straddle or conversion transaction, stockholders who do not hold their stock as capital assets and stockholders who have acquired their stock upon the exercise of employee options or otherwise as compensation). In addition, the discussion below and the opinions do not consider the effect of any applicable state, local or foreign tax laws.

    EACH HOLDER OF RIO COMMON STOCK IS URGED TO CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE TRANSACTION DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

    TREATMENT OF HOLDERS OF RIO COMMON STOCK. Except as discussed below under "--Cash in Lieu of Fractional Shares," each holder of Rio Common Stock who, pursuant to the Merger, exchanges Rio Common Stock for Harrah's Common Stock will not recognize gain or loss upon such exchange. Such holder's tax basis in the Harrah's Common Stock received pursuant to the Merger will be equal to its tax basis in the Rio Common Stock surrendered (excluding any portion of its tax basis allocated to fractional shares), and its holding period for the Harrah's Common Stock will include its holding period for the Rio Common Stock surrendered.

    CASH IN LIEU OF FRACTIONAL SHARES. A holder of Rio Common Stock who receives cash in lieu of a fractional share of Harrah's Common Stock will be treated as having received such fractional share pursuant to the Merger and then as having exchanged such fractional share for cash in a redemption by Harrah's. Any gain or loss attributable to fractional shares generally will be capital gain or loss. The amount of such gain or loss will be equal to the difference between the portion of the holder's tax basis in the Rio Common Stock surrendered in the Merger that is allocated to its fractional share and the cash received in lieu thereof. Any such capital gain or loss will constitute long-term capital gain or loss if the Rio Common Stock has been held by the holder for more than one year at the Effective Time. Long-term capital gain recognized by certain non-corporate stockholders is subject to federal income tax at preferential capital gains rates (i.e., generally at a maximum rate of 20%).

    TREATMENT OF HOLDERS OF HARRAH'S COMMON STOCK. There will be no federal income tax consequences to the holders of Harrah's Common Stock as a result of the consummation of the Merger.

    REPORTING REQUIREMENTS AND BACKUP WITHHOLDING. Each stockholder of Rio receiving Harrah's Common Stock as a result of the Merger will be required to retain certain records and file with its federal income tax return a statement setting forth certain facts relating to the Merger.

    Backup withholding at the rate of 31% may apply with respect to certain payments unless the recipient (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not provide Harrah's with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the stockholder's federal income tax liability provided that certain required information is furnished to the IRS.

    Harrah's will report to stockholders of Harrah's and to the IRS the amount of "reportable payments" and any amount withheld with respect to Harrah's Common Stock during each calendar year.

    THE FOREGOING GENERAL DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE AND MAY NOT APPLY TO ALL STOCKHOLDERS OF HARRAH'S AND RIO. ACCORDINGLY, EACH STOCKHOLDER OF HARRAH'S AND RIO IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL OR FOREIGN TAX LAWS.

REGULATORY APPROVALS

    GAMING REGULATION. The gaming operations of each of Harrah's and Rio are subject to extensive regulation, and each of Harrah's, Rio and their respective subsidiaries hold registrations, approvals, gaming licenses or permits in each jurisdiction in which it operates gaming activities. In each such jurisdiction, certain regulatory requirements must be complied with and/or certain approvals must be obtained in connection with the Merger. Harrah's and Rio's obligations to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the condition that all necessary gaming regulatory approvals and authorizations have been obtained. See "The Merger Agreement--Conditions to Obligations to Effect the Merger."

    Harrah's has filed an application for approval from, and initiated discussions with, gaming authorities in Nevada, the sole jurisdiction in which Rio conducts gaming, and the sole jurisdiction in which approval of gaming regulators for the Merger is required. Harrah's filed an application with the Nevada Gaming Commission (the "Nevada Commission") on or about August 28, 1998 for approval of the acquisition of control of Rio.

    As described below, changes in control of Rio through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a registered, publicly traded, gaming corporation must satisfy the Nevada State Gaming Control Board (the "Nevada Board") and Nevada Commission in a variety of stringent standards prior to assuming control of such registered, publicly traded, gaming corporation. The Nevada Commission may also require controlling stockholders, executive officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed or found suitable as part of the approval process relating to the transaction. The Merger requires the prior approval of the Nevada Commission upon the recommendation of the Nevada Board.

    The ownership and operation of casino gaming facilities in Nevada are subject to: (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, "Nevada Act"); and (ii) various local regulations. Harrah's and Rio's gaming operations are subject to the licensing and regulatory control of the Nevada Commission, the Nevada Board, the Clark County Liquor and Gaming Licensing Board (the "Clark County Board"), the City of Reno and the Douglas County Sheriff's Department ("Douglas"). The Nevada Commission, the Nevada Board, the Clark County Board, the City of Reno and Douglas are collectively referred to as the "Nevada Gaming Authorities."

    Harrah's Operating Company, Inc., a direct wholly-owned subsidiary of Harrah's ("HOC"), and Harrah's Las Vegas, Inc. ("HLVI") and Harrah's Laughlin, Inc. ("HLI"), each an indirect subsidiary of Harrah's, are required to be licensed by the Nevada Gaming Authorities to enable Harrah's to operate casinos at Harrah's Lake Tahoe, Bill's Lake Tahoe Casino, Harrah's Reno, Harrah's Las Vegas and Harrah's Laughlin. Rio Properties, Inc., a wholly-owned subsidiary of Rio ("Rio Properties"), operates the Rio Suite Hotel & Casino and is required to be licensed by the Nevada Gaming Authorities. Rio Leasing, Inc., a wholly-owned subsidiary of Rio ("Rio Leasing"), is licensed by the Nevada Gaming Authorities as a distributor of gaming devices. HOC, HLVI, HLI, Rio Properties and Rio Leasing are hereinafter collectively referred to as the "Gaming Subsidiaries." The gaming licenses require the periodic payment of fees and taxes and are not transferable. Each of Harrah's and Rio is registered by the Nevada Commission as a publicly traded corporation ("Registered Corporation"), and as such, each is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information which the Nevada Commission may require. Each of Harrah's and Rio has obtained from the Nevada Gaming Authorities the various registrations, approvals, findings of suitability, permits and licenses required in order to engage in gaming activities in Nevada.

    The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, Rio, Harrah's or the Gaming Subsidiaries in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors and certain key employees of Rio, Harrah's or the Gaming Subsidiaries must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Officers, directors and key employees who are actively and directly involved in gaming activities of Rio or Harrah's may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

    If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with Rio, Harrah's or the Gaming Subsidiaries, Rio, Harrah's or the Gaming Subsidiaries would have to sever all relationships with such person. In addition, the Nevada Commission may require Rio, Harrah's or the Gaming Subsidiaries to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

    Harrah's, and Rio, so long as Rio remains a Registered Corporation, may not make a public offering of its securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or retire or extend obligations incurred for such purposes. On April 28, 1998, the Nevada Commission granted

Harrah's and HOC prior approval to make offerings for a period of one year, subject to certain conditions (the "Harrah's Shelf Approval"). However, the Harrah's Shelf Approval may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board. Such approval does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities. Any representation to the contrary is unlawful. The issuance of Harrah's Common Stock in connection with the acquisition of control of Rio will be pursuant to the Harrah's Shelf Approval.

    The failure to obtain the required approval of the Merger and the issuance of Harrah's Common Stock or the failure to comply with the procedural requirements prescribed by any applicable gaming regulatory authority or the failure of Harrah's or Rio to qualify or make disclosures or applications as required under the laws and regulations of any applicable gaming regulatory authority may result in the loss of license or denial of application for licensure in any such jurisdiction.

    The foregoing is only a summary of the various applicable gaming regulatory requirements under the Nevada Act. For a complete description of such regulatory requirements, see "Governmental Regulation" in the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 for Harrah's and "Regulation and Licensing" in the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 for Rio.

DELISTING AND DEREGISTRATION OF RIO COMMON STOCK; LISTING OF HARRAH'S COMMON STOCK ISSUED IN CONNECTION WITH THE MERGER

    Rio Common Stock currently is listed for quotation on the NYSE under the symbol "RHC." Upon consummation of the Merger, Rio Common Stock will be delisted from the NYSE and deregistered under Securities Exchange Act of 1934, as amended (the "Exchange Act"). Application will be made for the listing under the symbol "HET" on the NYSE, the Chicago Stock Exchange, the Pacific Exchange and the Philadelphia Stock Exchange of the shares of Harrah's Common Stock to be issued in the Merger. The listing of such shares on the NYSE is a condition to the consummation of the Merger. See "The Merger Agreement--Conditions to Obligations to Effect the Merger." Following the Merger, Rio stockholders will need to exchange their outstanding stock certificates for stock certificates representing shares of Harrah's Common Stock. See "The Merger Agreement--Exchange of Stock Certificates."

RESALES OF HARRAH'S COMMON STOCK ISSUED IN CONNECTION WITH THE MERGER; AFFILIATE
  AGREEMENTS

    Harrah's Common Stock issued in connection with the Merger will be freely transferable, except that shares of Harrah's Common Stock received by persons who are deemed to be "affiliates" (as such term is defined by Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")) of Rio at the Effective Time may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Rio has agreed that it will use all reasonable efforts to cause each of its executive officers and directors and persons who may be deemed to be "affiliates" to execute a written agreement (an "Affiliate Agreement") providing, among other things, that such person will not offer, sell, transfer or otherwise dispose of any of the shares of Harrah's Common Stock obtained as a result of the Merger except in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder. Each Affiliate Agreement also requires such affiliate to make certain representations with respect to certain tax matters. This summary is qualified in its entirety by reference to the specific provisions of the Affiliate Agreements, the form of which is attached to the Merger Agreement as Annex A.

NO RIGHT OF DISSENT

    Any holder of shares of Rio Common Stock, who does not wish to accept the exchange of such holder's shares of Rio Common Stock for Harrah's Common Stock, will not have a right to dissent and obtain payment of "fair value" for such shares of Rio Common Stock with respect to the Merger Agreement in accordance with applicable statutory procedures of
Section 92A.390 of the Nevada Revised Statutes (the "NRS"), because the Rio Common Stock was listed on the NYSE on the record date for the Rio Special Meeting.

EFFECT OF THE MERGER ON OUTSTANDING DEBT

    The Merger will constitute a "change in control" under Rio's outstanding 10-5/8% Senior Subordinated Notes due 2005 and 9-1/2% Senior Subordinated Notes due 2007 (collectively, the "Senior Subordinated Notes") and, consequently, the surviving corporation in the Merger will be required to make an offer to purchase the Senior Subordinated Notes at 101% of the principal amount thereof following the Effective Time. Other than the obligation to make such offer to purchase, the Merger is not expected to have any effect on either issue of the Senior Subordinated Notes.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    Harrah's and Rio have made forward-looking statements in this document and the documents incorporated by reference herein that are subject to risks and uncertainties. These statements are based on management's beliefs and assumptions, based on information currently available to management. Forward-looking statements include the information concerning possible or assumed future results of operations of Harrah's and Rio set forth (i) under "Summary," "The Merger--Background of the Merger," "--Recommendations of the Boards of Directors of Harrah's and Rio; Reasons for the Merger," "--Opinion of Financial Advisor to Harrah's" and "--Opinion of Financial Advisor to Rio," and "Unaudited Pro Forma Condensed Financial Information," (ii) under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in each company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference into this document and (iii) in this document and the documents incorporated herein by reference preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

    Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Harrah's and Rio may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Harrah's and Rio's ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements. In addition, Harrah's and Rio do not have any intention or obligation to update forward-looking statements after they distribute this Joint Proxy Statement/Prospectus, even if new information, future events or other circumstances have made them incorrect or misleading. For those statements, Harrah's and Rio claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

    Stockholders of Harrah's and Rio should understand that the following important factors, in addition to those discussed elsewhere in the documents which are incorporated by reference into this Joint Proxy Statement/Prospectus, could affect the future results of Harrah's and could cause results to differ materially from those expressed in such forward-looking statements: (i) the effect of economic and capital market conditions; (ii) the ability of Harrah's and Rio to successfully integrate their operations; (iii) the impact of competition; (iv) changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies, and (v) customer demands.

                              THE MERGER AGREEMENT

    THE FOLLOWING IS A BRIEF SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT (AS AMENDED), A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT. STOCKHOLDERS OF HARRAH'S AND RIO ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE MERGER.

THE MERGER

    The Merger Agreement provides that, subject to the satisfaction or waiver of the conditions to the Merger, Merger Sub will merge with and into Rio, with Rio as the surviving corporation (the "Surviving Corporation"). Immediately following the Merger, Harrah's will contribute the capital stock of the Surviving Corporation to HOC, such that the Surviving Corporation will become an indirect wholly-owned subsidiary of Harrah's, while the holders of Rio Common Stock will become holders of Harrah's Common Stock.

    If the Merger Agreement is approved by the stockholders of Harrah's and Rio, and the other conditions to the Merger are satisfied or waived, the closing of the Merger will take place no later than the third business day (the "Closing Date") following the date on which the last of the conditions is satisfied or waived, or at such other date agreed to by Harrah's and Rio. On the Closing Date, Harrah's and Rio will cause articles of merger to be filed with the Secretary of State of the State of Nevada as provided in Section 92A.200 of the NRS, and the Merger will become effective upon such filing or such later time as is specified in the articles of merger (the "Effective Time"). Subject to the satisfaction or waiver of the other conditions to the obligations of Harrah's and Rio to consummate the Merger, it is presently expected that the Merger will be consummated by the end of 1998.

CONVERSION OF SHARES

    At the Effective Time: (i) each issued and outstanding share of Rio Common Stock (other than shares that are canceled as described below) will be converted into the right to receive one validly issued, fully paid and non-assessable share of Harrah's Common Stock; (ii) each issued and outstanding share of common stock of Merger Sub will be converted into one share of the Surviving Corporation; and (iii) each share of Rio Common Stock that is owned by Rio as treasury stock or is owned by Harrah's or any of its wholly-owned subsidiaries will be canceled and will cease to exist and no consideration will be delivered in exchange therefor.

    Based upon the number of shares of common stock of Harrah's and Rio outstanding on the record date for the Harrah's Special Meeting and the record date for the Rio Special Meeting, respectively, Rio's current stockholders will
own approximately    % of Harrah's Common Stock that will be outstanding upon
completion of the Merger.

EXCHANGE OF STOCK CERTIFICATES

    At or prior to the Effective Time, Harrah's shall deposit with a bank or trust company appointed to act as exchange agent for the purpose of delivering the Merger Consideration to Rio's stockholders (the "Exchange Agent"), (i) certificates evidencing the shares of Harrah's Common Stock issuable in connection with the Merger in exchange for outstanding shares of Rio Common Stock and (ii) cash in an aggregate amount sufficient to pay for fractional shares as described below. Promptly after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Rio Common Stock a letter of transmittal and instructions for use in effecting the surrender of such certificates in exchange for the certificates evidencing shares of Harrah's Common Stock and cash in lieu of fractional shares, if any. Upon surrender of certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such certificates will be entitled to receive in exchange therefor that number of whole shares of Harrah's Common Stock equal to the number of shares of Rio Common Stock represented by the certificate so tendered, and the amount of any cash payable in lieu of fractional shares of Harrah's Common Stock and other dividends or distributions which such holder is entitled to receive as provided in the next three paragraphs, and the certificates so surrendered will promptly be canceled.

    NO FURTHER OWNERSHIP RIGHTS IN RIO COMMON STOCK. All shares of Harrah's Common Stock (and cash in lieu of fractional shares) issued upon the surrender for exchange of certificates which immediately prior to the Effective Time represented shares of Rio Common Stock will be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Rio Common Stock theretofore represented by such certificates, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Rio Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates which immediately prior to the Effective Time represented shares of Rio Common Stock are presented to the Surviving Corporation for any reason, such certificates will be canceled and exchanged in the manner described above.

    FRACTIONAL SHARES. No fractional shares of Harrah's Common Stock will be issued in the Merger. In lieu of any such fractional shares, each holder of shares of Rio Common Stock outstanding immediately prior to the Effective Time exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Harrah's Common Stock (after taking into account all certificates representing shares of Harrah's Common Stock delivered by such holder) will receive, in lieu thereof, an amount in cash (without interest), rounded up to the nearest cent, equal to such fractional part of a share of Harrah's Common Stock multiplied by the average per share closing price of Harrah's Common Stock (as reported on the NYSE Composite Tape) for the ten consecutive trading days immediately preceding the second business day prior to the Effective Time.

    DIVIDENDS AND DISTRIBUTIONS. No dividends or other distributions declared or made after the Effective Time with respect Harrah's Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate representing shares of Rio Common Stock with respect to the shares of Harrah's Common Stock that the holder thereof is entitled to receive, and no cash payment in lieu of fractional shares will be paid to any such holder until the holder of record of such certificate shall surrender such certificate to Harrah's as described above. Subject to applicable law, following surrender of any such certificate, there will be paid to the record holder of the certificates representing whole shares of Harrah's Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to whole shares of Harrah's Common Stock.

    FAILURE TO EXCHANGE. Any shares of Harrah's Common Stock, and any portion of monies from which cash payments in lieu of fractional shares of Rio Common Stock and any dividends or distributions on shares of Harrah's Common Stock will be made, which remain undistributed to the former stockholders of Rio for twelve months after the Effective Time will be delivered to Harrah's upon demand, and thereafter any former stockholder of Rio who has not previously exchanged certificates which immediately prior to the Effective Time represented shares of Rio Common Stock will thereafter look only to Harrah's for payment of such former stockholder's claim for Harrah's Common Stock, any cash in lieu of fractional shares of Harrah's Common Stock and any amounts in respect of dividends or distributions with respect to Harrah's Common Stock.

    NO LIABILITY. None of Harrah's, Merger Sub, Rio or the Exchange Agent will be liable to any holder of shares of Rio Common Stock for any shares of Harrah's Common Stock (or cash in lieu of fractional shares of Harrah's Common Stock or any dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    WITHHOLDING RIGHTS. Harrah's or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable to any holder of certificates which prior to the Effective Time represented shares of Rio Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated as having been paid to the holder of the shares of Rio Common Stock in respect of which such deduction and withholding was made by Harrah's or the Exchange Agent.

    LOST CERTIFICATES. If any certificate which prior to the Effective Time represented shares of Rio Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Harrah's, the posting by such person of a bond in such reasonable amount as Harrah's may direct as indemnity against any claim that may be made against it, the Surviving Corporation or the Exchange Agent with respect to such certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed certificate the shares of Harrah's Common Stock and any cash in lieu of fractional shares and unpaid dividends and distributions on shares of Harrah's Common Stock otherwise deliverable in respect thereof.

    HOLDERS OF RIO COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY
RECEIVE A TRANSMITTAL FORM FROM THE [            ], THE EXCHANGE AGENT THEREFOR.

TREATMENT OF RIO STOCK OPTIONS

    At the Effective Time, subject, if necessary, to obtaining the consent of the holder thereof, each unexpired and unexercised outstanding option, whether or not then vested or exercisable in accordance with its terms, to purchase shares of Rio Common Stock (the "Rio Options") previously granted by Rio or its subsidiaries under its stock option plans (the "Rio Stock Option Plans"), will be converted automatically into a Substitute Option. After the Effective Time, each Substitute Option will be exercisable at the same exercise price and upon the same other terms and conditions as were applicable to the related Rio Option immediately prior to the Effective Time (including those terms which may have caused such Rio Option to become exercisable in full in connection with the consummation of the transactions contemplated by the Merger Agreement). As soon as practicable after the Effective Time, Harrah's will deliver to the holders of the Substitute Options appropriate notice setting forth such holders' rights pursuant thereto. Harrah's will take all corporate action necessary to reserve for issuance a sufficient number of shares of Harrah's Common Stock for delivery under the Rio Stock Option Plans and, within 30 days after the Effective Time, Harrah's will file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Harrah's Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. Rio (or, if appropriate, any committee administering the Rio Stock Option Plans) will use its best efforts, prior to or as of the Effective Time, to take all necessary actions, pursuant to and in accordance with the terms of the Rio Stock Option Plans and the instruments evidencing the Rio Options, to provide for the conversion of the Rio Options into options to acquire Harrah's Common Stock in the manner described above. Furthermore, Rio will use its best efforts to obtain the consent of the holders of the Rio Options if required in connection with such conversion. The Boards of Directors of Harrah's and Rio will, prior to or as of the Effective Time, take appropriate actions to approve the deemed cancellation of the Rio Options and the deemed grant of options to purchase Harrah's Common Stock for purposes of Section 16(b) of the Exchange Act.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains, with respect to Rio and its subsidiaries, various customary representations and warranties relating to, among other things, (a) due organization, valid existence and good standing of Rio and its subsidiaries and certain similar corporate matters; (b) capital structure; (c) the authorization, execution, delivery and enforceability of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement; (d) the absence of conflicts under charters or bylaws, required consents or approvals and the absence of violations of any instruments or law; (e) documents and financial statements filed with the SEC and the accuracy of information contained therein; (f) the absence of undisclosed liabilities; (g) the absence of certain material adverse changes or events; (h) taxes and tax returns; (i) real property; (j) title to personal property and the absence of liens; (k) intellectual property; (l) agreements, contracts and commitments; (m) litigation; (n) environmental matters; (o) employee benefit plans; (p) compliance with laws (including gaming laws); (q) actions which would prevent qualification under Section 368(a) of the Code; (r) the accuracy of information contained in this Proxy Statement/Prospectus; (s) labor matters; (t) insurance; (u) opinion of financial advisor; (v) the absence of existing discussions with other parties; (w) the inapplicability to the Merger of certain provisions of the NRS; (x) retention of brokers in connection with the transactions contemplated by the Merger Agreement; (y) transactions with affiliates; and (z) year 2000 compliance.

    The Merger Agreement contains, with respect to Harrah's and its subsidiaries, various customary representations and warranties relating to, among other things, (a) due organization, valid existence and good standing of Harrah's and its subsidiaries and certain similar corporate matters; (b) capital structure; (c) the authorization, execution, delivery and enforceability of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement; (d) the absence of conflicts under charters or bylaws, required consents or approvals and the absence of violations of any instruments or law; (e) documents and financial statements filed with the SEC and the accuracy of information contained therein; (f) the absence of undisclosed liabilities; (g) litigation; (h) environmental matters; (i) labor matters; (j) insurance; (k) taxes and tax returns; (l) employee benefit plans; (m) intellectual property; (n) the absence of certain material adverse changes or events; (o) compliance with laws (including gaming laws); (p) actions which would prevent qualification under Section 368(a) of the Code; (q) the accuracy of information contained in this Proxy Statement/Prospectus; (r) retention of brokers in connection with the transactions contemplated by the Merger Agreement; (s) the absence of operations of Merger Sub; (t) title to real and personal property; (u) agreements, contracts and commitments; (v) information regarding Harrah's Jazz Company; and (w) opinion of financial advisor.

CERTAIN COVENANTS

    CONDUCT OF RIO'S BUSINESS. Rio has agreed that, during the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the Effective Time, Rio and each of its subsidiaries will: (a) carry on its business in the ordinary course in substantially the same manner as previously conducted; (b) pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, in the ordinary course in substantially the same manner as previously paid; (c) pay or perform other obligations when due in the ordinary course of business in substantially the same manner as previously paid or performed; and (d) use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, supplies, distributors and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by the Merger Agreement, specifically disclosed in the disclosure schedules thereto or otherwise consented to in writing by Harrah's, during the same period, Rio and each of its subsidiaries will not:

    - amend its charter or organizational documents;

    - issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of its capital stock (other than upon exercise of the Options outstanding on the date of the Merger Agreement) or securities convertible into capital stock, or any rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in substitution for outstanding shares of Rio Common Stock;

    - amend or waive any terms of any option, warrant or stock option plan of Rio or any of its subsidiaries;

    - declare or pay any dividends on or make other distributions in respect of any of its capital stock (other than between any wholly-owned subsidiary of Rio and Rio or any other wholly-owned subsidiary of Rio);

    - effect certain other changes in its capitalization, and not purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

    - increase the compensation or fringe benefits payable to its directors, officers or employees or pay any benefit not required by any existing plan or arrangement or grant any severance or termination pay (except pursuant to existing agreements or policies, which will be interpreted and implemented in a manner consistent with past practice), enter into employment or severance agreements, or establish, adopt, enter into, or amend any benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers, or current or former employees, subject to certain exceptions;

    - sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any properties or assets of Rio or any of its subsidiaries, except for sales of assets in the ordinary course of business in connection with Rio's gaming operations in an amount not to exceed $500,000 individually or $2,000,000 in the aggregate;

    - acquire any corporation, partnership, other business organization or any division thereof or any other assets, except for acquisitions of assets in the ordinary course of business in connection with Rio's gaming operations in an amount individually not to exceed $1,000,000;

    - incur, assume or prepay long-term debt or incur or assume any short-term debt, assume, guarantee or become liable for the obligations of any other person, or make any loans, advances or capital contributions to or investments in any other person (other than between any of Rio's wholly-owned subsidiaries and Rio or another such wholly-owned subsidiary), in each case other than in the ordinary course of business consistent with past practice;

    - authorize or announce any intention to adopt a plan of complete or partial liquidation or dissolution of Rio or any of its subsidiaries;

    - make or rescind any material tax elections, settle any tax claims, or make any change to any of its material methods of reporting income or deductions for federal income tax purposes;

    - pay, discharge or satisfy any material claims, liabilities or obligations, or waive any rights of substantial value, in each case other than in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of Rio;

    - fail to maintain its existing insurance coverage;

    - enter into any new collective bargaining agreement;

    - take any action inconsistent with the ordinary course of business and past practice with respect to accounting policies or procedures, unless required by GAAP or the SEC;

    - modify, amend or terminate, or waive, release or assign any rights with respect to, any of Rio's material contracts except in the ordinary course of business consistent with past practice;

    - take any action that would cause its representations or warranties set forth in the Merger Agreement, individually or in the aggregate, which are not qualified by materiality not to be true and correct in all material respects or cause those qualified by materiality not to be true and correct, in each case at, or as of any time prior to, the Effective Time;

    - engage in any transactions with any of Rio's affiliates which involves the transfer of consideration or has a financial impact on Rio, other than pursuant to agreements, arrangements or understandings existing on the date of the Merger Agreement or as otherwise disclosed to Harrah's;

    - close, shut down or otherwise eliminate the casino or the golf course owned or operated by Rio or any of its subsidiaries unless required by law, due to acts of God or other force majeure events, or temporary or seasonal conditions in the ordinary course of business;

    - take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code;

    - settle any litigation relating to the transactions contemplated by the Merger Agreement, with certain exceptions; or

    - enter into any agreement or announce any intention to take any of the foregoing actions.

    CONDUCT OF HARRAH'S BUSINESS. Harrah's has agreed that, during the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the Effective Time, Rio and each of its subsidiaries will: (a) carry on its business in the ordinary course in substantially the same manner as previously conducted; (b) pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, in the ordinary course in substantially the same manner as previously paid and pay or perform other obligations when due in the ordinary course of business in substantially the same manner as previously paid or performed; and (c) use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, supplies, distributors and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by the Merger Agreement, specifically disclosed in the disclosure schedules thereto, otherwise consented to in writing by Rio, or as would not be reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of Harrah's and its subsidiaries, taken as a whole, but excluding the effect of economic changes that are applicable to the gaming industry generally, or the gaming industry in markets in which Harrah's or its subsidiaries conduct business in particular (a "Harrah's Material Adverse Effect"), during the same period, Harrah's and each of its subsidiaries will not:

    - amend the Articles of Incorporation or Bylaws of Harrah's or HOC;

    - declare or pay any dividends on or make other distributions in respect of any of its capital stock (other than between any subsidiary of Harrah's and Harrah's or any other subsidiary of Harrah's);

    - take any action inconsistent with the ordinary course of business and past practice with respect to accounting policies or procedures, unless required by GAAP or the SEC;

    - authorize or announce any intention to adopt a plan of complete or partial liquidation or dissolution of Harrah's or any of its subsidiaries;

    - other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment of any material liability of Harrah's or any of its subsidiaries before the same comes due in accordance with its terms;

    - fail to maintain its existing insurance coverage;

    - enter into any new collective bargaining agreement;

    - take any action that would cause its representations or warranties set forth in the Merger Agreement, individually or in the aggregate, which are not qualified by materiality not to be true and correct in all material respects or cause those qualified by materiality not to be true and correct, in each case at, or as of any time prior to, the Effective Time;

    - take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code;

    - acquire any business or assets unrelated to the gaming industry in an amount which exceeds $25 million, with certain exceptions; or

    - enter into any agreement or announce any intention to take any of the foregoing actions.

    NO SOLICITATION. Rio will not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent, (i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving Rio or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (any of the foregoing inquiries or proposals being referred to as an "Acquisition Proposal"), (ii) engage in negotiations or discussions with, provide any non-public information to, or take any action to facilitate inquiries by, any person (or group of persons) other than Harrah's and its affiliates (a "Third Party") relating to any Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in the Merger Agreement will prevent Rio or the Rio Board from furnishing non-public information to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited bona fide written proposal for an Acquisition Proposal by such Third Party if and only to the extent that (1) such Third Party has made a written proposal to the Rio Board to consummate an Acquisition Proposal, which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of Rio,
(2) the Rio Board determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed and would, if consummated, result in a transaction that would provide greater value to the stockholders of Rio than the transaction contemplated by the Merger Agreement (a "Superior Proposal"), (3) the Rio Board determines in good faith, based on the advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to Rio's stockholders under applicable law and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Third Party, the Rio Board receives from such Third Party an executed confidentiality and standstill agreement (unless the Rio Board determines in good faith upon the advice of counsel that requiring such Third Party to enter into a standstill agreement would violate such Board's fiduciary duty) with material terms no less favorable to such party than those contained in the Confidentiality Agreements, each dated June 18, 1998, between Harrah's and Rio. Rio also will not release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the Rio Board determines in good faith, based on the advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to Rio's stockholders under applicable law.

    Rio will notify Harrah's orally and in writing promptly after receiving any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to its properties, books or records in connection with an Acquisition Proposal. Such notice must indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Rio will (i) keep Harrah's informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information and (ii) provide to Harrah's as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material

(A) sent or provided to Rio or any of its employees, representatives or agents from any Third Party in connection with any Acquisition Proposal or request for non-public information or (B) sent or provided by Rio or any of its employees, representatives or agents to any Third Party in connection with any Acquisition Proposal or request for non-public information.

    Except as expressly permitted by the Merger Agreement, neither the Rio Board nor any committee thereof will (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Harrah's, the approval or recommendation by the Rio Board or any such committee of the Merger Agreement or the Merger, (ii) approve or cause Rio to enter into a definitive agreement relating to any Acquisition Proposal, or (iii) approve or recommend, or propose to publicly approve or recommend, any Acquisition Proposal. Notwithstanding the foregoing, if Rio has received a Superior Proposal, the Rio Board may, prior to approval of the Merger by Rio's stockholders and subject to this and the following sentences, terminate this Agreement at any time that is more than 48 hours following receipt by Harrah's of written notice advising Harrah's that the Rio Board is prepared to accept such Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Third Party making such Superior Proposal; PROVIDED, HOWEVER, that concurrently with or immediately after such termination, the Rio Board shall cause Rio to enter into a definitive agreement with respect to such Superior Proposal. Notwithstanding the foregoing, Rio will not be prohibited from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Rio's stockholders if, in the good faith judgment of the Rio Board, based on the advice of outside legal counsel, failure to so disclose would be inconsistent with its fiduciary obligations under applicable law; PROVIDED, HOWEVER, that neither Rio nor the Rio Board (nor any committee thereof) will withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Merger Agreement or the Merger, or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.

    STOCKHOLDERS' MEETING. The Merger Agreement provides that each of Harrah's and Rio will call a meeting of their respective stockholders to be held as promptly as practicable for the purpose of voting upon the Merger Agreement and the Merger. Harrah's will recommend to its stockholders to approve the Stock Issuance Proposal, and Rio will recommend to its stockholders adoption of the Merger Agreement and approval of such matters. Each of Harrah's and Rio will coordinate and cooperate with the respect to the timing of such meetings and will use its best efforts to hold such meeting as soon as practicable after the date of the Merger Agreement. Each of Harrah's and Rio will use all reasonable efforts to solicit from their respective stockholders proxies in favor of such matters.

    GOVERNMENTAL APPROVALS. Harrah's and Rio agreed to cooperate with each other and use their best efforts (and, with respect to certain federal, state and local gaming laws, to use their best efforts to cause their respective directors and officers to do so) to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, consents, variances, exemptions, orders, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the Merger Agreement, including, without limitation, all filings required under the HSR Act and all applicable federal, state and local gaming laws ("Governmental Approvals"), and to comply (and, with respect to certain federal, state and local gaming laws, to cause their respective directors and officers to so comply) with the terms and conditions of all such Governmental Approvals. Harrah's and Rio agreed to use their reasonable best efforts to (and use their reasonable best efforts to cause their respective officers, directors and affiliates to) file within 30 days after the date of the Merger Agreement, and in all events to file within 60 days after the date of the Merger Agreement, all required initial applications and documents in connection with obtaining the Governmental Approvals (including without limitation under applicable federal, state and local gaming laws) and to act reasonably and promptly thereafter in responding to additional requests in connection therewith. Rio and Harrah's will have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Harrah's or Rio, as the case may be, and any of their respective subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any governmental entity in connection with the transactions contemplated by the Merger Agreement. Without limiting the foregoing, each of Harrah's and Rio agreed to notify the other promptly of the receipt of comments or requests from governmental entities relating to Governmental Approvals and to supply the other party with copies of all such correspondence; provided, however, that neither Rio nor Harrah's will be required to supply the other party with copies of correspondence relating to the personal applications of individual applicants except for evidence of filing.

    Harrah's and Rio also agreed to promptly advise each other upon receiving any communication from any governmental entity whose consent or approval is required for consummation of the transactions contemplated by the Merger Agreement which causes such party to believe that there is a reasonable likelihood that any approval needed from a governmental entity will not be obtained or that the receipt of any such approval will be materially delayed. Harrah's and Rio agreed to take any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting the Merger Agreement or the transactions contemplated by the Merger Agreement, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes. Notwithstanding the foregoing or any provision in the Merger Agreement, however, Harrah's will have no obligation or affirmative duty to cease or refrain from the ownership of any assets or properties, or the association with any person or entity which association is material to the operations of Harrah's, whether on the date hereof or any time in the future.

    DIRECTOR AND OFFICER INSURANCE AND INDEMNIFICATION. From and after the Effective Time, Harrah's will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of Rio against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any matter existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Rio would have been permitted under Nevada law and its Articles of Incorporation or Bylaws in effect on the date of the Merger Agreement to indemnify such person. For a period of six years after the Effective Time, Harrah's will maintain or will cause the Surviving Corporation to maintain in effect a directors' and officers' liability insurance policy covering those persons who are covered as of the date of the Merger Agreement by Rio's directors' and officers' liability insurance policy, with coverage in an amount and scope at least as favorable as Rio's existing coverage; provided that in no event will Harrah's or the Surviving Corporation be required to expend in excess of 200% of the annual premium paid by Rio for such coverage, and if the premium would at any time exceed 200% of such amount, then Harrah's or the Surviving Corporation will maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 200% of such amount.

    EMPLOYEE BENEFITS. The Merger Agreement provides that Harrah's will cause the Surviving Corporation and its subsidiaries to honor all of Rio's written employment, consulting, severance and termination agreements (including change in control provisions) of the employees of Rio and its subsidiaries. Harrah's acknowledges that consummation of the transactions contemplated by the Merger Agreement will constitute a change in control (or change of control) of Rio (to the extent such concept is applicable) for the purpose of the Rio Stock Option Plans and Rio's other employee benefit plans (causing all outstanding options to become vested and exercisable, all restrictions on outstanding restricted shares to lapse and all participants' accounts in Rio's Supplemental Retirement and Deferred Compensation Plan to become payable in a lump sum). For purposes of determining eligibility to participate, vesting and entitlement to benefits where length of service is relevant under any employee benefit plan or arrangement of Harrah's or the Surviving Corporation, other than for purposes of benefit accrual under any pension plan or where crediting of prior service would result in a duplication of benefits, Rio's employees who after the Closing Date become employees of Harrah's or the Surviving Corporation will receive service credit for service with Rio and any of its subsidiaries to the same extent such service was granted under Rio's employee benefit plans. Nothing in the Merger Agreement (other than the provisions relating to conversion of Rio Options and the provision described in the first sentence of this paragraph) is intended to create any right of employment for any person or to create any obligation for Harrah's or the Surviving Corporation to continue any employee benefit plan of Rio following the Effective Time. Harrah's will, or will cause the Surviving Corporation and its subsidiaries to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to Rio's employees under any employee benefit plans that such employees may be eligible to participate in after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any employee benefit plan maintained for such employees immediately prior to the Closing Date, and (ii) use its best efforts to provide each such employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any employee benefit plans that such employees are eligible to participate in after the Closing Date. For a period of two years immediately following the Closing Date, Harrah's will provide to Rio employees who after the Closing Date become employees of Harrah's, the Surviving Corporation or any of its subsidiaries (other than certain Rio executive and management employees) group health, life and disability benefits and the benefits under a qualified cash or deferred arrangement, within the meaning of Section 401(k) of the Code, which are in the aggregate for all plans combined and for all eligible employees combined, not materially less favorable for such employees than those provided to such employees immediately prior to the Closing Date.

    OTHER COVENANTS. Each of Harrah's and Rio has agreed: (a) to confer with the other party on a regular and frequent basis regarding ongoing operations and to give prompt notice to the other of, and use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance which causes or will cause any covenant or agreement under the Merger Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty contained in the Merger Agreement; (b) to file this Proxy Statement/Prospectus and the Registration Statement, (c) to give (and to cause its respective subsidiaries to give) the other party and its representatives access to all its personnel, properties, books, contracts, commitments and records, and to furnish related information reasonably requested by the other party and certain additional financial reports and other information relating to its operations and periods between the date of the Merger Agreement and the Effective Time; (d) to consult with the other party before issuing, and use all reasonable efforts to agree upon, any press release or other public statement concerning the transactions contemplated by the Merger Agreement; (e) to use its reasonable best efforts to take all appropriate actions to consummate the transactions contemplated by the Merger Agreement; (f) to not take any action, or knowingly fail to take any action, that would or would be reasonably likely to adversely affect the tax treatment of the Merger;
(g) in the case of Rio only, use all reasonable efforts to deliver the Affiliate Agreements to Harrah's by October 1, 1998; (h) in the case of Harrah's only, use its best efforts to list on the NYSE prior to the Effective Time the shares of Harrah's Common Stock to be issued in the Merger; (i) to use all reasonable efforts to obtain customary "comfort" letters of such party's independent public accountants with respect to the Registration Statement; (j) in the case of Harrah's only, to appoint or take such actions necessary to nominate and seek the election of Anthony A. Marnell II to the Harrah's Board for a term expiring in 2000; and (k) in the case of Rio only, to take, or cause to be taken, all such actions necessary to obtain, at the Effective Time, title insurance coverage for Rio's real property.

CONDITIONS TO OBLIGATIONS TO EFFECT THE MERGER

    The respective obligations of Rio and Harrah's to effect the Merger are subject to the satisfaction or waiver of the following conditions: (a) the Merger and the Merger Agreement shall have been approved and adopted by the stockholders of Harrah's and Rio; (b) no order, executive order, stay, decree, judgment or injunction or statute, rule or regulation shall be in effect that makes the Merger illegal or otherwise prohibits the consummation of the Merger; (c) all governmental authorizations, consents, orders or approvals shall have been obtained (including under all gaming laws), all statutory waiting periods in respect thereof (including under the HSR Act) shall have expired and no such approval shall contain any material conditions, limitations or restrictions; (d) the Harrah's Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance; and (e) the Registration Statement shall have become effective and not be the subject of any stop order.

    The obligation of Rio to effect the Merger is also subject to the satisfaction of the following conditions: (a) the representations and warranties of Harrah's and Merger Sub in the Merger Agreement shall be true and correct (except for those qualified as to materiality or a Harrah's Material Adverse Effect which shall be true and correct) as of the date of the Merger Agreement and, except to the extent such representations speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by the Merger Agreement and (ii) other than for representations and warranties already qualified as to materiality or a Harrah's Material Adverse Effect, inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a Harrah's Material Adverse Effect (the "Harrah's Representation Bringdown Condition"); (b) Harrah's shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date (the "Harrah's Performance Condition"); (c) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Rio, shall have delivered to Rio an opinion, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; (d) between the date of the Merger Agreement and the Effective Date, there shall have been no material adverse change in the business, properties, financial condition or results of operations of Harrah's and its subsidiaries, taken as a whole, other than changes, if any, resulting from the effect of economic changes which are applicable to the gaming industry generally or the gaming industry in markets in which Harrah's or its subsidiaries conducts business; and (e) Harrah's shall have received all third-party consents and approvals required to be obtained by Harrah's, except for such third-party consents and approvals as to which the failure to obtain, individually or in the aggregate, would not reasonably be expected to result in a Harrah's Material Adverse Effect.

    In addition, the obligations of Harrah's and Merger Sub to effect the Merger are also subject to the satisfaction of the following conditions: (a) the representations and warranties of Rio in the Merger Agreement shall be true and correct (except for those qualified as to materiality or a Rio Material Adverse Effect (as defined below) which shall be true and correct) as of the date of the Merger Agreement and, except to the extent such representations speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by the Merger Agreement and (ii) other than for representations and warranties already qualified as to materiality or a Rio Material Adverse Effect, inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a Rio Material Adverse Effect (the "Rio Representation Bringdown Condition"); (b) Rio shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement, and each of the Rio stockholders that is a party to a Stockholder Support Agreement shall have performed in all material respects all of its obligations thereunder, in each case at or prior to the Closing Date (the "Rio Performance Condition"); (c) between the date of the Merger Agreement and the Effective Date, there shall have been no material adverse change in the business or properties (including Rio's development plans contemplated by its "Phase VI Expansion Plan" and the development plans of its "Phase VI Land"), financial condition or results of operations of Rio and its subsidiaries, taken as a whole, other than changes, if any, resulting from the effect of economic changes which are applicable to the gaming industry generally or the Las Vegas gaming industry in particular; (d) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Rio, shall have delivered to Rio an opinion, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and (e) Rio shall have received all third-party consents and approvals required to be obtained by

Rio, except for such third-party consents and approvals as to which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to result in a Rio Material Adverse Effect, as the case may be. A "Rio Material Adverse Effect" means a material adverse effect on the business or properties (including Rio's development plans contemplated by its "Phase VI Expansion Plan" and Rio's development plans of its "Phase VI Land"), financial condition or results of operations of Rio and its subsidiaries, taken as a whole, but excluding any effect of economic changes that are applicable to the gaming industry generally, or the Las Vegas gaming industry in particular.

TERMINATION; TERMINATION FEES AND EXPENSES

    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by Rio's stockholders:

    (a) by mutual written consent of Rio and Harrah's; or

    (b) by either Harrah's or Rio if the Merger has not been consummated by January 31, 1999 (provided that (i) if the Merger has not been consummated because the requisite governmental approvals have not been obtained and are still being pursued, either Harrah's or Rio may extend such date to May 31, 1999 by providing written notice thereof to the other party on or prior to January 31, 1999 and (ii) the right to terminate the Merger Agreement under this clause
(b) will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

    (c) by either Harrah's or Rio if a court of competent jurisdiction or other governmental entity has issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

    (d) (i) by either Harrah's or Rio, if, at the meeting of Rio's stockholders (including any adjournment or postponement), the requisite vote of the stockholders of Rio in favor of the approval and adoption of the Merger Agreement and the Merger has not been obtained; or (ii) by either Rio or Harrah's, if, at the meeting of Harrah's stockholders (including any adjournment or postponement), the requisite vote of the stockholders of Harrah's in favor of the approval and adoption of the Merger Agreement and the Merger shall not have been obtained; or

    (e) (i) by Harrah's, if for any reason Rio fails to call and hold the meeting of Rio's stockholders by January 31, 1999; PROVIDED, that Harrah's right to terminate the Merger Agreement under this clause (e)(i) shall not be available if at such time Rio would be entitled to terminate the Merger Agreement under clause (h) below; or (ii) by Rio, if for any reason Harrah's fails to call and hold the meeting of Harrah's stockholders by January 31, 1999; PROVIDED, that Rio's right to terminate the Merger Agreement under this clause
(e)(ii) shall not be available if at such time Harrah's would be entitled to terminate the Merger Agreement under clause (h) below; or

    (f) by Rio, in accordance with the provisions described above under "--No Solicitation," including the notice provision described therein, and the payment by Rio of the termination fee described below; or

    (g) by Rio, if Harrah's consolidates or merges with or into, or sells all or substantially all of its assets directly or through the sale of capital stock to any person, if after any such transaction, the stockholders of Harrah's immediately prior to such transaction do not own at least 50% of the voting stock of the surviving or acquiring entity immediately after such transaction; or

    (h) by Harrah's or Rio, if there has been a breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in the Merger Agreement, which breach will cause the Harrah's Representation Bringdown Condition or the Harrah's Performance Condition (in the case of termination by Rio) or the Rio Representation Bringdown Condition or the Rio Performance Condition (in the case of termination by Harrah's) not to be satisfied.

    In the event of termination of the Merger Agreement as provided above, the Merger Agreement will immediately become void and there will be no liability or obligation on the part of Harrah's, Merger Sub or Rio, or their respective officers, directors, stockholders or Affiliates, except as provided below with respect to termination fees and expenses and except that such termination will not limit liability for a willful breach of the Merger Agreement; PROVIDED that the provisions described below with respect to termination fees and expenses and the Confidentiality Agreements, dated June 18, 1998, between Rio and Harrah's will remain in full force and effect and survive any termination of the Merger Agreement.

    Except as set forth below, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

    Rio will pay Harrah's a termination fee of $22.5 million via wire transfer of same-day funds on the date of the earliest to occur of the following events:
(i) the termination of the Merger Agreement by Harrah's or Rio under the circumstances described in clause (d)(i) above, if an Acquisition Proposal involving Rio has been publicly announced prior to the meeting of Rio's stockholders and either a definitive agreement for a Rio Alternative Transaction is entered into, or a Rio Alternative Transaction is consummated, within twelve months of such termination; (ii) the termination of the Merger Agreement by Harrah's under the circumstances described in clause (e)(i) above; (iii) the termination of the Merger Agreement by Rio under the circumstances described in clause (f) above; or (iv) the termination of the Merger Agreement by Harrah's under the circumstances described in clause (h) above, PROVIDED that if such termination occurs solely on account of Rio's breach of a representation or warranty (and Rio has not otherwise breached any material covenant or agreement, in which case this proviso shall not apply), such termination fee shall be payable only if an Acquisition Proposal involving Rio shall have been publicly announced prior to such termination and either a definitive agreement for a Rio Alternative Transaction is entered into, or a Rio Alternative Transaction is consummated, within twelve months of such termination. Rio's payment of a termination fee as described above will be the sole and exclusive remedy of Harrah's against Rio and any of its subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; PROVIDED that this limitation will not apply in the event of a willful breach of the Merger Agreement by Rio. A "Rio Alternative Transaction" means (i) a transaction pursuant to which any Third Party acquires more than 50% of the outstanding shares of Rio Common Stock pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Rio pursuant to which any Third Party (or the stockholders of a Third Party) acquires more than 50% of the outstanding shares of Rio Common Stock or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Rio, and the entity surviving any merger or business combination including any of them) of Rio having a fair market value (as determined in good faith by the Rio Board) equal to more than 50% of the fair market value of all the assets of Rio and its Subsidiaries, taken as a whole, immediately prior to such transaction.

    Harrah's shall pay Rio a termination fee of $22.5 million via wire transfer of same-day funds on the date of the earliest to occur of the following events:
(i) the termination of the Merger Agreement by Harrah's or Rio under the circumstances described in clause (d)(ii) above, if an Acquisition Proposal involving Harrah's shall have been publicly announced prior to the meeting of Harrah's stockholders and either a definitive agreement for a Harrah's Alternative Transaction is entered into, or a Harrah's Alternative Transaction is consummated, within twelve months of such termination; (ii) the termination of the Merger Agreement by Rio under the circumstances described in clause
(e)(ii) above; or (iii) the termination of the Merger Agreement by Rio under the circumstances described in clause (h) below, PROVIDED that if such termination occurs solely on account of Harrah's breach of a representation or warranty (and Harrah's has not otherwise breached any material covenant or agreement, in which case this proviso shall not apply), such termination fee shall be payable only if an Acquisition Proposal involving Harrah's shall have been publicly announced prior to such termination and either a definitive agreement for a Harrah's Alternative Transaction is entered into, or an Alternative Transaction is consummated, within twelve months of such termination. Harrah's payment of a termination fee as described above shall be the sole and exclusive remedy of Rio against Harrah's and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; PROVIDED that this limitation shall not apply in the event of a willful breach of the Merger Agreement by Harrah's.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Rio, but, after any such approval, no amendment may be made which by law requires further approval by such stockholders without such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. At any time prior to the Effective Time, the parties to the Merger Agreement, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained therein. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party.

STOCKHOLDER SUPPORT AGREEMENTS

    As an inducement and condition to the willingness of Harrah's and Rio to enter into the Merger Agreement, certain stockholders of Rio (each, a "Stockholder" and collectively, the "Stockholders") entered into the Stockholder Support Agreements. The Stockholders are James A. Barrett, Jr., the Barrett Family Revocable Living Trust, Barrett, Inc., Austi, LLC and Anthony A. Marnell
II. Collectively, the Stockholders held, at the Record Date, approximately 16.6% of the combined voting power of the outstanding capital stock of Rio.

    In each Stockholder Support Agreement, each Stockholder has agreed, at the meeting of Rio's Stockholders to vote upon the Merger Agreement and the Merger or at any other meeting of the stockholders of Rio, however called, and in any action by written consent of the stockholders of Rio, to vote all of such Stockholder's shares of Rio Common Stock (i) in favor of adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Rio (or any class thereof). Pursuant to the terms of each Stockholder Support Agreement, each Stockholder also has agreed that (a) it will not, nor will it authorize or permit any of its employees, agents and representatives to, directly or indirectly, initiate or solicit any inquiries or the making of any Acquisition Proposal and (b) it will notify Harrah's as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, it or any of its affiliates.

    Each Stockholder Support Agreement will terminate upon the earliest to occur of (i) the Effective Time or (ii) any termination of the Merger Agreement in accordance with the terms thereof.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

    The following table sets forth, for the fiscal quarters indicated, the range of high and low sale prices of Harrah's Common Stock and Rio Common Stock on the NYSE.

                                                                  HARRAH'S
                                                                COMMON STOCK    RIO COMMON STOCK
                                                              ----------------  ----------------
                                                               HIGH      LOW     HIGH      LOW
                                                              -------  -------  -------  -------
YEAR ENDING DECEMBER 31, 1998
  3rd Quarter (through September 3, 1998)...................  $ 23.88  $ 14.38  $ 19.69  $ 14.00
  2nd Quarter...............................................    26.38    21.63    26.19    17.88
  1st Quarter...............................................    25.88    18.13    29.13    20.13

YEAR ENDED DECEMBER 31, 1997
  4th Quarter...............................................  $ 22.44  $ 16.94  $ 24.75  $ 19.06
  3rd Quarter...............................................    22.94    17.31    22.25    14.56
  2nd Quarter...............................................    20.25    15.50    15.63    13.63
  1st Quarter...............................................    20.75    17.00    17.25    14.00

YEAR ENDED DECEMBER 31, 1996
  4th Quarter...............................................  $ 21.75  $ 16.38  $ 14.00  $ 13.88
  3rd Quarter...............................................    28.38    17.25    17.63    13.38
  2nd Quarter...............................................    38.88    27.00    18.75    15.00
  1st Quarter...............................................    30.25    24.00    15.25    11.63

------------------------

    On August 7, 1998, the last trading date prior to the date on which Harrah's and Rio publicly announced the signing of the Merger Agreement, the high and low sales prices on the NYSE were $20.25 and $19.81 per share, respectively, for Harrah's Common Stock and were $19.00 and $17.13 per share, respectively, for Rio Common Stock. The average closing price of Harrah's Common Stock and Rio Common Stock for the 30 consecutive trading days ending August 7, 1998 was
$20.72 and $17.33 per share, respectively. On             , 1998, the high and
low sales prices and last reported sales price on the NYSE were $         ,
$         and $         per share, respectively, for Harrah's Common Stock, and
were $         , $         and $         per share, respectively, for Rio Common
Stock. STOCKHOLDERS OF BOTH HARRAH'S AND RIO ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR HARRAH'S COMMON STOCK AND RIO COMMON STOCK.

    Harrah's and Rio have not declared or paid any cash dividends with respect to Harrah's Common Stock or Rio Common Stock, respectively, during the periods presented. Harrah's does not currently intend to declare or pay any cash dividends on its Harrah's Common Stock. Any determination to pay dividends in the future will be at the discretion of the Harrah's Board and will be dependent upon Harrah's results of operations, financial conditions, capital expenditures, working capital requirements, any contractual restrictions and other factors deemed relevant by the Harrah's Board.

                          HARRAH'S ENTERTAINMENT, INC.
              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

    The following unaudited pro forma condensed financial statements are based upon the historical consolidated financial statements of Harrah's, Showboat, Inc. ("Showboat") (which was acquired by Harrah's in a transaction that closed on June 1, 1998) and Rio. This pro forma financial information should be read in conjunction with their respective historical consolidated financial statements and related notes, which are incorporated by reference into this Joint Proxy Statement/Prospectus. See "Where You Can Find More Information" on page 74.

    With respect to the acquisition by Harrah's of Showboat and as further described in the accompanying footnotes, the unaudited pro forma condensed statements of income for the six months ended June 30, 1998, and the year ended December 31, 1997 give effect to (i) the acquisition by Harrah's of Showboat applying the purchase method of accounting; (ii) the refinancing of certain of Showboat's existing indebtedness (on June 15, 1998, Harrah's completed tender offers and consent solicitations and retired a portion of the debt assumed in the acquisition); (iii) certain estimated operational benefits attributable to the acquisition, including the elimination of duplicative corporate office and operational support functions; (iv) de-consolidation of the Showboat East Chicago property, in which Harrah's holds a 55% non-controlling interest; and
(v) the presentation of the Showboat Las Vegas property as an asset held for sale. The pro forma condensed statements of income reflecting the Showboat acquisition assume the transactions were consummated on the first day of each of the periods presented.

    Regarding the proposed merger with Rio, the unaudited pro forma condensed statements of income for the six months ended June 30, 1998 and the year ended December 31, 1997 give effect to (i) the acquisition by Harrah's of Rio applying the purchase method of accounting; (ii) the refinancing of certain of Rio's existing indebtedness; and (iii) certain adjustments that are directly attributable to the Merger and anticipated to have continuing impact, including certain estimated operational benefits arising from the elimination of duplicative corporate office and operational support functions. The pro forma condensed statements of income reflecting the Merger assume the acquisition of Rio was consummated on the first day of each of the periods presented.

    The unaudited pro forma condensed balance sheet presents the combined financial position of Harrah's (including Showboat) and Rio as of June 30, 1998. The unaudited pro forma condensed balance sheet reflects (i) the acquisition of Rio applying the purchase method of accounting; and (ii) certain adjustments that are directly attributable to the Merger, including the assumed refinancing of Rio's existing indebtedness. The pro forma condensed balance sheet assumes that the acquisition of Rio was consummated as of June 30, 1998.

    The unaudited pro forma condensed financial statements have been prepared based upon currently available information and assumptions deemed appropriate by management of Harrah's and Rio. This pro forma information may not be indicative of what actual results would have been, nor does such data purport to represent the combined financial results of Harrah's and Rio for future periods.

                          HARRAH'S ENTERTAINMENT, INC.

                         UNAUDITED PRO FORMA CONDENSED
                              STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                           HARRAH'S     SHOWBOAT     PRO FORMA    HARRAH'S AS       RIO        PRO FORMA
                                          HISTORICAL   HISTORICAL   ADJUSTMENTS   ADJUSTED FOR   HISTORICAL   ADJUSTMENTS
                                           (NOTE 1)     (NOTE 2)     (NOTE 3)       SHOWBOAT      (NOTE 4)     (NOTE 5)
                                          ----------   ----------   -----------   ------------   ----------   -----------
                                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues
  Casino................................    $730.4       $237.6       $ (92.7)(a)   $  875.3       $ 94.1       $
  Food and beverage.....................     104.3         25.9         (10.4)(a)      119.8         66.2
  Rooms.................................      69.8          9.7          (2.5)(a)       77.0         40.1
  Management fees.......................      32.3          4.4          (0.5)(a)       36.2        --
  Other.................................      37.1          4.1          (1.8)(a)       39.4         13.5
  Less: casino promotional allowances...     (80.8)       (17.4)          3.0(a)       (95.2)       (19.0)
                                          ----------   ----------   -----------   ------------   ----------   -----------
      Total revenues....................     893.1        264.3        (104.9)       1,052.5        194.9
                                          ----------   ----------   -----------   ------------   ----------   -----------
Operating expenses
  Direct
    Casino..............................     395.6        100.6         (42.4)(a)      453.8         52.0
    Food and beverage...................      53.9         27.6         (11.7)(a)       69.8         47.7
    Rooms...............................      20.4          6.1          (1.6)(a)       24.9         12.4
  Depreciation--buildings, riverboats
    and equipment.......................      61.1         19.0          (7.7)(a)       72.4         12.8         (0.7)(h)
  Equity in (income) losses of
    nonconsolidated subsidiaries........       6.3          1.2           2.9(a)        10.4        --
  Project opening costs.................       6.0        --                             6.0        --
  Other.................................     219.9        108.1         (38.8)(a)      269.4         38.2          2.1(i)
                                                                          6.2(b)                                  (3.5)(j)
                                                                        (26.0)(c)
                                          ----------   ----------   -----------   ------------   ----------   -----------
      Total operating expenses..........     763.2        262.6        (119.1)         906.7        163.1         (2.1)
                                          ----------   ----------   -----------   ------------   ----------   -----------
Income from operations..................     129.9          1.7          14.2          145.8         31.8          2.1
Interest expense, net of interest
  capitalized...........................     (44.9)       (29.7)          9.1(a)       (75.1)       (12.1)         1.5(k)
                                                                          5.0(d)
                                                                        (14.6)(e)
Other income, including interest
  income................................      18.7          1.8          (0.1)(a)       20.4        --
                                          ----------   ----------   -----------   ------------   ----------   -----------
Income before income taxes and minority
  interests.............................     103.7        (26.2)         13.6           91.1         19.7          3.6
Provision for income taxes..............     (38.0)         4.0          (7.5)(g)      (41.5)        (7.2)        (2.0)(l)
Minority interests......................      (3.8)       --                            (3.8)       --
                                          ----------   ----------   -----------   ------------   ----------   -----------
Income from continuing operations.......    $ 61.9       $(22.2)      $   6.1       $   45.8       $ 12.5       $  1.6
                                          ----------   ----------   -----------   ------------   ----------   -----------
                                          ----------   ----------   -----------   ------------   ----------   -----------
Income from continuing operations per
  share
    Basic...............................    $ 0.62                                  $   0.46
    Diluted.............................    $ 0.61                                  $   0.45
Average common shares outstanding.......     100.2                                     100.2
Average common and common equivalent
  shares outstanding....................     101.5                                     101.5

                                          HARAH'S AS
                                           ADJUSTED
                                          FOR MERGER
                                          -----------

Revenues
  Casino................................   $  969.4
  Food and beverage.....................      186.0
  Rooms.................................      117.1
  Management fees.......................       36.2
  Other.................................       52.9
  Less: casino promotional allowances...     (114.2)
                                          -----------
      Total revenues....................    1,247.4
                                          -----------
Operating expenses
  Direct
    Casino..............................      505.8
    Food and beverage...................      117.5
    Rooms...............................       37.3
  Depreciation--buildings, riverboats
    and equipment.......................       84.5
  Equity in (income) losses of
    nonconsolidated subsidiaries........       10.4
  Project opening costs.................        6.0
  Other.................................      306.2

                                          -----------
      Total operating expenses..........    1,067.7
                                          -----------
Income from operations..................      179.7
Interest expense, net of interest
  capitalized...........................      (85.7)

Other income, including interest
  income................................       20.4
                                          -----------
Income before income taxes and minority
  interests.............................      114.4
Provision for income taxes..............      (50.7)
Minority interests......................       (3.8)
                                          -----------
Income from continuing operations.......   $   59.9
                                          -----------
                                          -----------
Income from continuing operations per
  share
    Basic...............................   $   0.48(m)
    Diluted.............................   $   0.47(m)
Average common shares outstanding.......      124.9(m)
Average common and common equivalent
  shares outstanding....................      126.5(m)

        See Notes to Unaudited Pro Forma Condensed Financial Statements.

                          HARRAH'S ENTERTAINMENT, INC.

                         UNAUDITED PRO FORMA CONDENSED
                              STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                           HARRAH'S     SHOWBOAT     PRO FORMA    HARRAH'S AS         RIO        PRO FORMA
                                          HISTORICAL   HISTORICAL   ADJUSTMENTS   ADJUSTED FOR     HISTORICAL   ADJUSTMENTS
                                           (NOTE 1)     (NOTE 2)     (NOTE 3)       SHOWBOAT        (NOTE 4)     (NOTE 5)
                                          ----------   ----------   -----------   ------------     ----------   -----------
                                                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues
  Casino................................   $1,338.0      $497.1      $ (152.8)(a)   $1,682.3         $214.0       $
  Food and beverage.....................      196.8        62.7         (20.9)(a)      238.6          114.8
  Rooms.................................      128.4        25.4          (6.1)(a)      147.7           70.4
  Management fees.......................       24.6         5.7              (a)        30.3          --
  Other.................................       78.9        10.7          (5.5)(a)       84.1           25.6
  Less: casino promotional allowances...     (147.5)      (44.8)          6.4(a)      (185.9)         (32.7)
                                          ----------   ----------   -----------   ------------     ----------   -----------
      Total revenues....................    1,619.2       556.8        (178.9)       1,997.1          392.1
                                          ----------   ----------   -----------   ------------     ----------   -----------
Operating expenses
  Direct
    Casino..............................      685.9       252.8         (79.0)(a)      859.7          117.6
    Food and beverage...................      103.6        37.4         (18.4)(a)      122.6           89.0
    Rooms...............................       39.7         6.6          (3.7)(a)       42.6           20.6
  Depreciation--buildings, riverboats
    and equipment.......................      103.7        40.8         (14.3)(a)      130.2           23.2         (1.3)(h)
  Equity in (income) losses of
    nonconsolidated subsidiaries........       11.1         3.5          23.9(a)        38.5          --
  Project opening costs.................       17.6         9.6          (9.6)(a)       17.6           11.2
  Other.................................      444.1       180.0         (65.2)(a)      552.2           70.4          4.1(i)
                                                                         15.3(b)                                    (7.0)(j)
                                                                        (22.0)(c)
                                          ----------   ----------   -----------   ------------     ----------   -----------
      Total operating expenses..........    1,405.7       530.7        (173.0)       1,763.4          332.0         (4.2)
                                          ----------   ----------   -----------   ------------     ----------   -----------
Income from operations..................      213.5        26.1          (5.9)         233.7           60.1          4.2
Interest expense, net of interest
  capitalized...........................      (79.1)      (49.4)         16.6(a)      (134.5)         (26.3)         4.3(k)
                                                                         10.9(d)
                                                                        (33.5)(e)
Other income, including interest
  income................................       49.2         5.1          (1.0)(a)       53.3          --
                                          ----------   ----------   -----------   ------------     ----------   -----------
Income before income taxes and minority
  interests.............................      183.6       (18.2)        (12.9)         152.5           33.8          8.5
Provision for income taxes..............      (68.7)        2.3          (1.9)(g)      (68.3)         (12.4)        (4.4)(l)
Minority interests......................       (7.4)       (2.6)          2.6(a)        (7.4)         --
                                          ----------   ----------   -----------   ------------     ----------   -----------
Income from continuing operations.......   $  107.5      $(18.5)     $  (12.2)      $   76.8         $ 21.4       $  4.1
                                          ----------   ----------   -----------   ------------     ----------   -----------
                                          ----------   ----------   -----------   ------------     ----------   -----------
Income from continuing operations per
  share
    Basic...............................   $   1.07                                 $   0.76
    Diluted.............................   $   1.06                                 $   0.76
Average common shares outstanding.......      100.6                                    100.6
Average common and common equivalent
  shares outstanding....................      101.3                                    101.3

                                          HARRAH'S AS
                                           ADJUSTED
                                          FOR MERGER
                                          -----------

Revenues
  Casino................................   $1,896.3
  Food and beverage.....................      353.4
  Rooms.................................      218.1
  Management fees.......................       30.3
  Other.................................      109.7
  Less: casino promotional allowances...     (218.6)
                                          -----------
      Total revenues....................    2,389.2
                                          -----------
Operating expenses
  Direct
    Casino..............................      977.3
    Food and beverage...................      211.6
    Rooms...............................       63.2
  Depreciation--buildings, riverboats
    and equipment.......................      152.1
  Equity in (income) losses of
    nonconsolidated subsidiaries........       38.5
  Project opening costs.................       28.8
  Other.................................      619.7

                                          -----------
      Total operating expenses..........    2,091.2
                                          -----------
Income from operations..................      298.0
Interest expense, net of interest
  capitalized...........................     (156.5)

Other income, including interest
  income................................       53.3
                                          -----------
Income before income taxes and minority
  interests.............................      194.8
Provision for income taxes..............      (85.1)
Minority interests......................       (7.4)
                                          -----------
Income from continuing operations.......   $  102.3
                                          -----------
                                          -----------
Income from continuing operations per
  share
    Basic...............................   $   0.84(m)
    Diluted.............................   $   0.83(m)
Average common shares outstanding.......      122.2(m)
Average common and common equivalent
  shares outstanding....................      123.5(m)

        See Notes to Unaudited Pro Forma Condensed Financial Statements.

                          HARRAH'S ENTERTAINMENT, INC.

                         UNAUDITED PRO FORMA CONDENSED
                                 BALANCE SHEET

                              AS OF JUNE 30, 1998

                                           HARRAH'S       RIO        PRO FORMA       HARRAH'S AS
                                          HISTORICAL   HISTORICAL   ADJUSTMENTS       ADJUSTED
                                           (NOTE 1)     (NOTE 4)     (NOTE 6)        FOR MERGER
                                          ----------   ----------   -----------      -----------
                                                              (IN MILLIONS)
                                             ASSETS
Current assets
  Cash and cash equivalents.............   $  151.9      $ 19.6       $               $  171.5
  Receivables, less allowance for
    doubtful accounts...................       66.6        31.5                           98.1
  Deferred income tax benefits..........       16.4       --                              16.4
  Inventories...........................       15.4        12.1                           27.5
  Prepayments and other.................       31.3        11.9                           43.2
                                          ----------   ----------   -----------      -----------
    Total current assets................      281.6        75.1                          356.7
                                          ----------   ----------   -----------      -----------
Land, buildings, riverboats and
  equipment.............................    2,594.5       675.9         186.2(n)       3,361.8
                                                                        (94.8)(n)
Less: accumulated depreciation..........     (734.7)      (94.8)         94.8(n)        (734.7)
                                          ----------   ----------   -----------      -----------
                                            1,859.8       581.1         186.2          2,627.1
Excess of purchase price over net assets
  acquired in Showboat acquisition......      531.1       --                             531.1
Goodwill arising from Rio acquisition...     --           --            164.0(o)         164.0
Investments in and advances to
  nonconcolidated subsidiaries..........      288.1       --                             288.1
Other assets............................      177.7        10.0          (4.6)(p)        189.1
                                                                          6.0(q)
                                          ----------   ----------   -----------      -----------
                                           $3,138.3      $666.2       $ 351.6         $4,156.1
                                          ----------   ----------   -----------      -----------
                                          ----------   ----------   -----------      -----------

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable......................   $   49.8      $ 22.9       $               $   72.7
  Construction payable..................        2.7       --                               2.7
  Accrued expenses......................      199.1        32.2          17.4(r)         248.7
  Current portion of long-term debt.....        2.2         2.8                            5.0
                                          ----------   ----------   -----------      -----------
    Total current liabilities...........      253.8        57.9          17.4            329.1
Long-term debt..........................    1,949.1       302.6          35.6(s)       2,287.3
Deferred credits and other..............      104.3       --                             104.3
Deferred income taxes...................       34.1        20.6          65.2(t)         119.9
                                          ----------   ----------   -----------      -----------
                                            2,341.3       381.1         118.2          2,840.6
                                          ----------   ----------   -----------      -----------
Minority interests......................       14.3       --                              14.3
                                          ----------   ----------   -----------      -----------
Commitments and contingencies
Stockholders' equity
  Common stock..........................       10.1         0.2           2.3(u)          12.6
  Capital surplus.......................      394.7       182.4         340.5(u)         917.6
  Retained earnings.....................      393.0       102.5        (102.5)(u)        386.1
                                                                         (6.9)(s)
  Accumulated other comprehensive
    income..............................        2.1       --                               2.1
  Deferred compensation related to
    restricted stock....................      (17.2)      --                             (17.2)
                                          ----------   ----------   -----------      -----------
                                              782.7       285.1         233.4          1,301.2
                                          ----------   ----------   -----------      -----------
                                           $3,138.3      $666.2       $ 351.6         $4,156.1
                                          ----------   ----------   -----------      -----------
                                          ----------   ----------   -----------      -----------

        See Notes to Unaudited Pro Forma Condensed Financial Statements.

                          HARRAH'S ENTERTAINMENT, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                              FINANCIAL STATEMENTS

    Note 1--Historical financial information for Harrah's for the six months ended June 30, 1998 and the year ended December 31, 1997 has been derived from the Harrah's historical financial statements. Harrah's financial statements for the six month period ended June 30, 1998 include Showboat's operations after its June 1, 1998 acquisition by Harrah's.

    Note 2--The Showboat historical financial information for the year ended December 31, 1997 has been derived from Showboat's historical financial information. Showboat's historical financial results reflected in the Unaudited Pro Forma Condensed Statement of Income for the Six Months Ended June 30, 1998 include only the five months of Showboat's operations prior to its June 1, 1998 acquisition by Harrah's.

    Note 3--Following are brief descriptions of the pro forma adjustments to reflect Harrah's acquisition of Showboat.

    (a) Adjusts the historical statements of income to reflect the operating results of Showboat East Chicago as being accounted for under the equity method (rather than consolidated) and to remove the operating results of Showboat Las Vegas. Harrah's owns a 55% non-controlling interest in the partnership which owns and operates Showboat East Chicago. Showboat Las Vegas is being carried by Harrah's as an asset held for sale and, as such, is carried on Harrah's balance sheet at its estimated realizable value, net of estimated selling expenses and carrying costs through the expected date of sale. The net impact on income from continuing operations of the pro forma adjustments related to East Chicago is zero. The net impact of the adjustments related to Showboat Las Vegas is to increase income from continuing operations by $2.1 million for the six months ended June 30, 1998 and $3.5 million for the year ended December 31, 1997.

    (b) Reflects estimated expense for the amortization of the excess of the purchase price paid over the net book value of the assets acquired. Harrah's is currently in the process of allocating the purchase price among the assets acquired and the liabilities assumed based on fair market values, as determined by appraisals, discounted cash flows, quoted market prices and estimates made by management. The purchase price allocation process is expected to be completed by the end of 1998. For purposes of these pro forma statements, it is assumed that the excess purchase price will be amortized over an average life of 30 years. Upon completion of the purchase price allocation process, to the extent the purchase price exceeds the fair value of the net assets acquired, such excess will be allocated to goodwill and amortized over 40 years.

    (c) Reflects adjustments for transaction costs expensed by Showboat in pre-transaction periods and estimated administrative costs savings to be realized as a result of merger efficiencies.

    (d) Reflects reduction in interest expense for the impact of Harrah's retirement of $218.6 million face amount of Showboat's 9 1/4% First Mortgage Bonds due 2008 and $117.9 million face amount of Showboat's Senior Subordinated Notes due 2009 using funds drawn under Harrah's revolving credit facility. See Note (f).

    (e) Reflects additional interest expense, including amortization of related deferred finance charges, arising from the incremental borrowings incurred by Harrah's to fund the purchase of Showboat's outstanding common stock. See Note
(f).

    (f) The funds required to fund the retirement of a portion of Showboat's outstanding debt (see Note (d)) and the purchase of Showboat's outstanding common stock (see Note (e)) were borrowed under Harrah's revolving credit facility, and the pro forma effects of such borrowing on interest expense have been computed at a historical average floating rate of 6.26% for the six months ended June 30, 1998, and

                          HARRAH'S ENTERTAINMENT, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

6.29% for the year ended December 31, 1997. Each 1/8 of a percent change in the floating rate on these borrowings would result in a change in interest expense of $1.1 million for the six months ended June 30, 1998, and $0.6 million for the year ended December 31, 1997.

    (g) Records the estimated tax effect of the pro forma adjustments, with the exception of the amortization of the unallocated purchase price, which is assumed to be nondeductible for tax purposes.

    Note 4--The Rio historical financial information for the six months ended June 30, 1998 and the year ended December 31, 1997 has been derived from Rio's historical financial information.

    Note 5--The following table sets forth the determination and preliminary allocation of the purchase price based on a market value of $19.83 per share of Harrah's Common Stock, which is the average of the quoted market price of Harrah's Common Stock for the period beginning three trading days before and ending three trading days after the Merger was announced.

                                                                                  (IN MILLIONS)
                                                                                  -------------
Merger exchange of shares (24.8 million shares of Rio Common Stock converted to
  Harrah's Common Stock on a one for one exchange basis, and fair market value assigned to outstanding Rio stock options to be converted to Harrah's
  options)......................................................................    $   525.4
Estimated fair market value of Rio debt assumed by Harrah's.....................        330.4
Transaction costs and expenses..................................................         23.9
                                                                                       ------
Pro forma purchase price........................................................    $   879.7
                                                                                       ------
                                                                                       ------

    The preliminary allocation of the pro forma purchase price is as follows:

Land............................................................................    $   180.9
Buildings, and furniture, fixtures and equipment................................        586.4
Goodwill........................................................................        164.0
Other, net......................................................................        (51.6)
                                                                                       ------
                                                                                    $   879.7
                                                                                       ------
                                                                                       ------

    The final purchase price and its allocation will be based on independent appraisals, discounted cash flows, quoted market prices and estimates by management and is expected to be completed by June 30, 1999.

    Following are brief descriptions of the pro forma adjustments to the statements of income to reflect Harrah's acquisition of Rio.

    (h) Adjusts depreciation expense due to the revaluation of acquired buildings and equipment resulting from the allocation of the purchase price of Rio. Depreciation expense is reduced $0.7 million for the six months ended June 30, 1998 and $1.3 million for the year ended December 31, 1997.

    (i) Reflects increase in expense due to amortization of goodwill arising from Harrah's purchase of Rio. Amortization expense is increased $2.1 million for the six months ended June 30, 1998 and $4.1 million for the year ended December 31, 1997. Goodwill is assumed to be amortized over a life of 40 years.

                          HARRAH'S ENTERTAINMENT, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

    (j) Records the impact on expenses of certain estimated operational efficiencies for functions which are expected to be eliminated or reduced as a result of the Merger. The elimination of duplicative corporate office and operational support functions is estimated to reduce other costs and expenses and corporate expense by $3.5 million for the six months ended June 30, 1998 and to reduce other costs and expenses and corporate expense by $7.0 million for the year ended December 31, 1997.

    (k) Reflects net reduction in interest expense for the impact of the Company's refinancing of $100.0 million face amount of Rio's 10 5/8% Senior Subordinated Notes due 2005, $125.0 million face amount of Rio's 9 1/2% Senior Subordinated Notes due 2007 and Rio's revolving credit facility. The funds required to fund the refinancing of Rio's outstanding debt is assumed to be provided by the issuance by Harrah's of new senior notes. The pro forma effects on interest expense have been computed at an assumed rate of 7.25% for both the six months ended June 30, 1998 and for the year ended December 31, 1997. Each 1/8 of a percent change in the floating rate on these borrowings would result in a change in interest expense of $0.2 million for the six months ended June 30, 1998, and $0.4 million for the year ended December 31, 1997.

    (l) Records the estimated tax effect of these pro forma adjustments, with the exception of the amortization of goodwill, which is assumed to be nondeductible for tax purposes.

    (m) Pro forma income from continuing operations per share is computed on the basis of the combined weighted average number of shares of Harrah's Common Stock and Harrah's Common Stock equivalents after giving effect to the issuance of shares to consummate the Merger.

    Note 6--Following are brief descriptions of the pro forma adjustments to the balance sheet to reflect the acquisition by Harrah's of Rio.

    (n) Reflects the net increase in the carrying value of Rio's land, buildings and equipment to adjust those assets to their estimated fair market value.

    (o) Reflects as goodwill the excess purchase price over fair value of net tangible assets acquired and liabilities assumed.

    (p) Reduces other assets to reflect deferred financing costs of Rio not valued due to the adjustment of debt to estimated fair market value.

    (q) Reflects additional deferred finance charges arising from the assumed issuance by Harrah's of new senior notes.

    (r) Records as current liabilities the accrual of severance and direct merger costs of Harrah's and Rio.

    (s) Reflects the net adjustment to long-term debt to reflect the Rio debt at its estimated fair market value and the refinancing of such debt by Harrah's, which is expected to occur subsequent to the closing of the Merger.

    (t) Records the deferred tax effect of the pro forma balance sheet adjustments, primarily related to land, buildings and equipment, net of the estimated tax benefit arising from the assumed refinancing of Rio debt.

    (u) The net increase in stockholders' equity reflects: (i) the issuance of one share of Harrah's Common Stock for each share of Rio Common Stock outstanding and (ii) the elimination of Rio's historical retained earnings.

                    PRO FORMA SECURITY OWNERSHIP OF CERTAIN
                  BENEFICIAL OWNERS AND MANAGEMENT OF HARRAH'S

    The following table sets forth certain pro forma information as to the number of shares of Harrah's Common Stock that will be beneficially owned by (i) each person known by Harrah's to be the beneficial owner of more than 5% of any of Harrah's voting securities, (ii) each director of Harrah's, (iii) the Chief Executive Officer and the other highly compensated executive officers of Harrah's and (iv) Harrah's executive officers and directors as a group assuming the Merger had been consummated on August 31, 1998. Except as indicated by the notes to the following table (a) the holders listed below will have sole voting power and investment power over the shares beneficially held by them and (b) the beneficial ownership is direct.

                                            PRO FORMA BENEFICIAL
                                            OWNERSHIP (1)(2)(3)
                                           AS OF AUGUST 31, 1998
                                          ------------------------
NAME OF BENEFICIAL OWNER                   SHARES         PERCENT
----------------------------------------  ---------       --------
5% BENEFICIAL HOLDERS:
Trustees of the Harrah's Entertainment,
  Inc. Savings and Retirement Plan......  6,399,758(4)       5.1%
Mackay-Shields Financial Corporation....  7,109,100(5)       5.6
Oppenheimer Capital.....................  7,728,843(6)       6.1
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
John M. Boushy..........................     82,251         *
Susan Clark-Johnson.....................      7,514         *
James B. Farley.........................     23,170         *
Joe M. Henson...........................     80,766         *
Ralph Horn..............................     25,326         *
J. Kell Houssels III....................          0         *
Anthony A. Marnell II...................  4,934,837(7)       3.9
R. Brad Martin..........................     25,020         *
Ben C. Peternell........................    355,803         *
Colin V. Reed...........................    364,937         *
E. O. Robinson, Jr......................    136,274         *
Walter J. Salmon........................     19,485         *
Philip G. Satre.........................    840,729         *
Boake A. Sells..........................     23,258         *
Eddie N. Williams.......................     12,543         *
All Directors and Executive Officers as
  a group (17 individuals)                7,135,166          5.7%

------------------------

 * Beneficial ownership does not exceed 1% of the outstanding Harrah's Common Stock.

(1) Includes shares subject to options and warrants which will be exercisable at the Effective Time. All percentages assume that the options or warrants of the particular person or group in question, and no others, have been exercised.

(2) Shares listed in the table include shares allocated to accounts under Harrah's Savings and Retirement Plan as of December 31, 1997. The amounts shown also include the following shares that may be acquired within 60 days pursuant to outstanding stock options: Mr. Boushy, 37,239 shares; Mr. Peternell, 105,287 shares; Mr. Reed, 184,394 shares; Mr. Robinson, 59,725 shares; Mr. Satre, 360,715 shares; all directors and executive officers as a group, 806,926 shares.

(3) The amounts shown include the following rights to shares pursuant to the Non-Management Directors Stock Incentive Plan and deferred at the election of the directors: Ms. Clark-Johnson, 5,364 shares;

    Mr. Farley, 5,352 shares; Mr. Henson, 5,766 shares; Mr. Horn, 5,226 shares; Mr. Martin, 4,820 shares; Mr. Salmon, 4,884 shares; Mr. Sells, 5,258 shares; Mr. Williams, 2,493 shares.

(4) The trustees of the Harrah's Entertainment, Inc. Savings and Retirement Plan (the "HEI Plan") have sole voting power of the shares listed except that each participant in the HEI Plan has the right, to the extent of shares of Harrah's Common Stock allocated to the participant's account in the HEI Plan (including vested and unvested amounts), to direct the trustees in writing as to how to respond to a solicitation of proxies opposed by management of Harrah's. The trustees do not have shared voting power, sole investment power, or shared investment power over any of the shares listed. The participants in the HEI Plan have the right to direct the disposition of the securities held in their respective accounts pursuant to the terms of the HEI Plan and to direct the trustees in writing as to how to respond to a tender offer evidenced by the filing of a statement on Schedule 14D-1 or similar transaction. No one participant has such rights with respect to more than 5% of the Harrah's Common Stock. The sources of this information are official plan documents and a Schedule 13G filed by the trustees of the HEI Plan with the SEC and dated February 10, 1998. Ownership (number of shares and percent of shares outstanding) is reported as of December 31, 1997.

(5) Mackay-Shields Financial Corporation ("Mackay-Shields") is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and has reported beneficial ownership of the shares listed, including shared voting power and shared dispositive power with respect to such shares. Mackay-Shields has reported that clients of the investment manager have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, such shares, and that no interest of any such clients relates to more than 5% of the class. The source of this information is a Schedule 13G filed by Mackay-Shields with the SEC and dated February 13, 1998. Ownership (number of shares and percent of shares outstanding) is reported as of December 31, 1997.

(6) Oppenheimer Capital ("Oppenheimer"), a registered investment adviser, has reported, on behalf of itself and/or certain investment advisory clients or discretionary accounts, collective beneficial ownership of the shares listed, including shared voting power and shared dispositive power with respect to all such shares. The source of this information is a Schedule 13G filed by Oppenheimer with the SEC and dated February 27, 1998. Ownership (number of shares and percent of shares outstanding) is reported as of December 31, 1997.

(7) The amount shown includes the right to purchase 1,090,000 shares of Rio Common Stock under Rio's Nonstatutory Stock Option Plan. The amount shown does not include 3,000 shares held directly by certain irrevocable trusts of which Mr. Marnell's children are the beneficiaries, and Mr. Marnell disclaims beneficial ownership of these shares. Harrah's has agreed to appoint, or take such actions necessary to nominate and seek election of, Mr. Marnell as a director to the Harrah's Board for a term ending in 2000, and Mr. Marnell also is expected to serve as vice chairman of Harrah's.

                     DESCRIPTION OF HARRAH'S CAPITAL STOCK

    THE FOLLOWING SUMMARY DESCRIPTION OF THE CAPITAL STOCK OF HARRAH'S IS QUALIFIED IN ITS ENTIRETY BY THE COMPLETE TEXT OF HARRAH'S CERTIFICATE OF INCORPORATION, AS AMENDED (THE "HARRAH'S CERTIFICATE"), AND BYLAWS, AS AMENDED (THE "HARRAH'S BYLAWS"), WHICH ARE INCORPORATED HEREIN BY REFERENCE.

GENERAL

    The authorized capital stock of Harrah's, upon completion of the Merger, will consist of 360,000,000 shares of Harrah's Common Stock, 150,000 shares of preferred stock, par value of $100.00 per share ("Harrah's Preferred Stock"), and 5,000,000 authorized shares of special stock, par value $1.125 per share ("Harrah's Special Stock"). Based upon the number of shares of Harrah's Common Stock and Rio Common Stock outstanding on the record date of the Harrah's Special Meeting and the record date of the Rio Special Meeting, respectively, it
is anticipated that approximately       shares of Harrah's Common Stock and no
shares of Harrah's Preferred Stock or Harrah's Special Stock will be issued and outstanding immediately after the completion of the Merger.

HARRAH'S COMMON STOCK

    Each share of Harrah's Common Stock entitles the holder to one vote on matters submitted to a vote of the stockholders. Under the Harrah's Certificate, the Harrah's Board is classified into three classes of directors which serve staggered three year terms. The holders of Harrah's Common Stock are not entitled to cumulate votes for the election of directors.

    The holders of Harrah's Common Stock are entitled to receive ratably a share of any dividends declared by the Harrah's Board with respect to Harrah's Common Stock. In the event of liquidation, dissolution or winding up of Harrah's, holders of Harrah's Common Stock have the right to a ratable portion of the assets remaining after the payment of liabilities and liquidation preferences of any outstanding shares of Harrah's Preferred Stock. The holders of Harrah's Common Stock have no preemptive rights or rights to convert their Harrah's Common Stock into other securities. All outstanding shares of Harrah's Common Stock immediately following completion of the Merger will be fully paid and nonassessable. The rights of the holders of Harrah's Common Stock will be subject to, and may be adversely affected by, the rights of the holders of Harrah's Preferred Stock, if any.

HARRAH'S PREFERRED STOCK

    Harrah's Certificate provides that Harrah's Preferred Stock may be issued from time to time in one or more series. The Harrah's Board has the authority to fix and determine the number of shares constituting each such series and the relative rights, preferences, privileges and immunities, if any, and any qualifications, limitations or restrictions thereof, of the shares thereof, including the authority to fix and determine the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences of any wholly unissued series of Harrah's Preferred Stock and to increase or decrease the number of shares of any outstanding series, without further vote or action by Harrah's stockholders. No Harrah's Preferred Stock is outstanding, no Harrah's Preferred Stock will be issued in connection with the Merger, and Harrah's has no present plans to issue any shares of Harrah's Preferred Stock.

HARRAH'S SPECIAL STOCK

    The Harrah's Board has the authority, without further action by stockholders, to determine the rights, preferences and privileges of the unissued Harrah's Special Stock. Provisions could be included in the shares of Harrah's Special Stock, such as extraordinary voting, dividend, redemption or conversion rights, which could discourage an unsolicited tender offer or takeover proposal.

SPECIAL STOCK PURCHASE RIGHTS

    The Harrah's Board has authorized that one Special Stock purchase right (a "Right") be attached to each outstanding share of Harrah's Common Stock. These Rights are exercisable only if a person or group acquires 15% or more of the Harrah's Common Stock or announces a tender offer for 15% or more of the Harrah's Common Stock. Each Right entitles stockholders to buy one two-hundredth of a share (a "Unit") of Series A Special Stock (the "Series A Stock") at a purchase price of $130.00 per Unit, subject to certain anti-dilution adjustments (the "Purchase Price"). If a person acquires 15% of more of the outstanding Harrah's Common Stock, each Right entitles its holder to purchase Harrah's Common Stock having a market value at that time of twice the Right's exercise price. Under certain conditions, each Right entitles its holder to purchase stock of an acquiring company at a discount. Rights held by the 15% owner will become void. The Rights will expire on October 5, 2006, unless earlier redeemed by the Harrah's Board at $0.01 per Right.

    The issuance of the Rights to purchase shares of Harrah's Special Stock will have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Harrah's on terms not approved by the Harrah's Board. The Rights should not interfere with any merger or other business combination approved by the Harrah's Board prior to the first date of public announcement that a person or group has acquired beneficial ownership of 15% or more of the Harrah's Common Stock, as the Rights will be redeemable by Harrah's at $0.01 per Right prior to such time.

PROHIBITED BUSINESS TRANSACTIONS

    As a corporation organized under the laws of the State of Delaware, Harrah's is subject to Section 203 of the Delaware General Corporation Law (the "DGCL"), which restricts certain business combinations between Harrah's and an "interested stockholder" (in general, a stockholder owning 15% or more of the outstanding voting stock of Harrah's) or such stockholder's affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if: (i) prior to an interested stockholder becoming such, the Harrah's Board approves either the business combination or the transaction by which such person became an interested stockholder; (ii) upon consummation of the transaction, the interested stockholder owns at least 85% of the voting stock of Harrah's outstanding at the time the transaction commenced (excluding shares owned by certain employee stock plans and persons who are both directors and officers of Harrah's); or (iii) at or subsequent to the time an interested stockholder becomes such, the business combination is both approved by the Harrah's Board and authorized at an annual or special meeting of Harrah's stockholder by the affirmative vote of at least two-thirds of the outstanding voting stock of Harrah's not owned by the interested stockholder.

    The Harrah's Certificate also prohibits business combinations with "Interested Stockholders" and defines them to be anyone who is or intends to become the beneficial owner of 10% or more of the voting stock of Harrah's. Unless approved by a majority of Continuing Directors (as defined in the Harrah's Certificate) or the Interested Stockholder satisfies a number of criteria relating to, among other things, the consideration to be received by Harrah's stockholders and the public disclosure of the business combination, a proposed business combination with an Interested Stockholder requires the affirmative vote of 75% of all the votes entitled to be cast by holders of Harrah's voting stock and not less than a majority of votes entitled to be cast by holders of Harrah's voting stock, excluding the votes of the interested stockholder.

REGISTRAR AND TRANSFER AGENT

    The Registrar and Transfer Agent of Harrah's is The Bank of New York.

          COMPARISON OF RIGHTS OF HOLDERS OF HARRAH'S COMMON STOCK AND
                  RIO COMMON STOCK BEFORE AND AFTER THE MERGER

    The following is a summary of certain of the material differences between the rights of holders of Rio Common Stock before the Merger and the rights of holders of Harrah's Common Stock before and after the Merger.

    Harrah's is incorporated under the laws of Delaware, and Rio is incorporated under the laws of Nevada. If the Merger is consummated, the holders of Rio Common Stock, whose rights are currently governed by the general corporation laws of Nevada, the Rio Amended and Restated Articles of Incorporation (the "Rio Articles") and the Rio Amended and Restated Bylaws (the "Rio Bylaws"), will become holders of Harrah's Common Stock, whose rights are governed by the DGCL, the Harrah's Certificate, and the Harrah's Bylaws. The general corporation and merger laws of Nevada are codified in Chapter 78 and Chapter 92A of the NRS. The NRS differs from the DGCL in many respects. The following summary sets forth certain differences that should be considered by Rio's stockholders. The following summary does not purport to be a complete statement of the differences between the NRS and the DGCL, which are too numerous to list in their entirety.

    SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

    Section 141(b) of the DGCL provides that the board of directors shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation. Pursuant to
Section 141(d) of the DGCL, the directors of any Delaware corporation may, by the certificate of incorporation, by an initial bylaw or by a bylaw adopted by a vote of the stockholders, be divided into one, two or three classes. Harrah's Board is divided into three staggered fixed classes, with each class elected in separate years for three-year terms. The size of Harrah's Board currently is fixed at twelve members, with two vacancies.

    Section 78.115 of the NRS provides that a corporation must have at least one director, and may provide in its articles of incorporation or its bylaws for a fixed number of directors or a variable number of directors within a fixed maximum and minimum, and for the manner in which the number of directors may be increased or decreased. Section 78.330 of the NRS provides that the articles of incorporation or the bylaws may provide for a classified board of directors, but at least one-fourth of the directors must be elected annually. Rio's Board is classified into two staggered classes, with each class elected in separate years for two-year terms. The size of Rio's Board currently is fixed at six members.

    DUTIES OF DIRECTORS

    Section 78.138 of the NRS allows directors and officers of a corporation to consider a variety of non-stockholder interests in discharging their duties to the corporation. The non-stockholder interests include the interests of the corporation's employees, suppliers, creditors and customers, the economy of the state and nation, the interest of the community and of society, and the long-term as well as short-term interests of the corporation and its stockholders. There is no corresponding provision in the DGCL. However, Delaware courts, in certain instances, have indicated that directors may consider various constituencies provided there exists some rationally related benefit to the stockholders.

    REMOVAL OF DIRECTORS

    Section 141(k) of the DGCL provides that any director or the entire board of directors may generally be removed with or without cause by a majority stockholder vote. However, a director of a corporation with a classified board of directors may be removed only for cause unless the certificate of incorporation otherwise provides. The Harrah's Bylaws provide that, unless otherwise restricted by the Harrah's Certificate or by law, any director or the entire Harrah's Board may be removed, either with or without cause from the Harrah's Board at any meeting of stockholders by a majority of the stock represented and entitled to vote at such meeting.

    Under Section 78.335 of the NRS, any director may be removed from office by a two-thirds stockholder vote, or by the vote of such larger percentage of shares as may be provided in the articles of incorporation. A director elected by a voting group, unless otherwise provided in the articles of incorporation, may only be removed by a vote of two-thirds of the members of the group, or by the vote of such larger percentage of the group as may be provided in the articles of incorporation for the removal of directors. The Rio Bylaws provide that any director of the Rio Board may be removed by holders of two-thirds of the outstanding Rio Common Stock either at a meeting called for such purpose or by filing a written statement to that effect with the Secretary of Rio.

    NEWLY CREATED DIRECTORSHIPS AND VACANCIES

    Under Section 223 of the DGCL, unless the certificate of incorporation or the bylaws of a corporation provide otherwise, a majority vote of the directors then in office may fill vacancies and newly created directorships, even if the number of current directors is less than a quorum or only one director remains. If the directors filling an open slot on the board of directors constitute less than a majority of the whole board of directors (as measured before an increase in the size of the board of directors), the Delaware Court of Chancery may, upon application of stockholders holding at least ten percent (10%) of the outstanding voting shares, summarily order an election to fill the open slots or replace directors chosen by the directors then in office. Unless otherwise provided in the certificate of incorporation or bylaws, when one or more directors resign effective at a future date, a majority of directors then in office, including those who have so resigned, may vote to fill the vacancy.

    Similarly, under Section 78.335 of the NRS, vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. The Rio Articles do not provide otherwise. If a director gives notice of his or her resignation to the board of directors, to become effective at a future date, the board of directors may fill the vacancy to take effect when the resignation becomes effective, with the director so appointed to hold office during the remainder of the term of office of the resigning director. However, vacancies created by the removal of a director may only be filled by vote of the stockholders.

    LIMITATION ON DIRECTORS' LIABILITY

    Section 102(b)(7) of the DGCL allows a corporation, through its certificate of incorporation, to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty. However, this provision excludes any limitation on liability for
(i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (iv) any transaction from which the director derives an improper personal benefit. The Harrah's Certificate limits the liability of directors in the above manner.

    Section 78.037 of the NRS allows a corporation, through its articles of incorporation, to limit or eliminate the personal liability of directors and officers to the corporation and its stockholders for damages for breach of fiduciary duty. However, this provision excludes any limitation on liability for
(i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of Section
78.300 of the NRS. The Rio Articles limit the liability of directors in the above manner.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the DGCL and Section 78.751 of the NRS both provide that a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than certain actions by or in right of the corporation) because he or she is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the board of directors) in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. To indemnify a party, the corporation must determine that the party met the applicable standards of conduct. The Harrah's Certificate, the Rio Articles and Rio Bylaws provide for indemnification of directors and officers substantially in the manner described above.

    LOANS TO DIRECTORS

    Section 143 of the DGCL allows a corporation to lend money to or guarantee an obligation of or otherwise assist an officer or employee, including one who acts as a director, if the loan, guaranty or other assistance is reasonably expected to benefit the corporation. Such loan, guaranty or other assistance may be provided without stockholder approval. The NRS contains no corresponding provision.

    DIVIDENDS

    Subject to additional restrictions in a corporation's certificate of incorporation, Section 170 of the DGCL allows the board of directors of a Delaware corporation to pay dividends out of surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

    Section 78.288 of the NRS allows a board of directors to make distributions to stockholders, unless otherwise provided in the articles of incorporation. However, no distribution may be made if it would cause (i) the corporation to be unable to pay its debts as they become due in the normal course of business or
(ii) expect as otherwise specifically allowed by the articles of incorporation, the corporation's total assets to be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential stockholders whose rights are superior to those receiving the distribution.

    ACTION BY STOCKHOLDERS THROUGH WRITTEN CONSENT

    Under Section 228(a) of the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at an annual or special meeting of the stockholders may be taken in the absence of a meeting, without prior notice and without a vote. Such action may be taken by the written consent of stockholders in lieu of a meeting setting forth the action so taken and signed by the holders of outstanding stock representing the number of shares necessary to take such action at a meeting at which all shares entitled to vote were present and voted. The Harrah's Certificate prohibits stockholders from taking any action by written consent.

    Under Section 78.320 of the NRS, unless otherwise provided in a corporation's articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. The Rio Bylaws provide that any action that may be taken by the vote of stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least 50% of the voting power, unless the NRS or provisions of the Rio Articles or the Rio Bylaws require a greater percentage of voting power to authorize such action in which case a greater percentage of voting power shall be required.

    SPECIAL MEETING OF STOCKHOLDERS

    Under Section 211(d) of the DGCL, a special meeting of stockholders may be called by the board of directors and by such other person or persons as may be authorized to do so by the corporation's certificate of incorporation or bylaws. The Harrah's Certificate provides that a special meeting of stockholders may only be called by a majority of the entire Harrah's Board or by the Chairman or President of Harrah's.

    Under Section 78.310 of the NRS, meetings may be held in the manner provided by the bylaws of the corporation. The Rio Bylaws provide that a special meeting of stockholders may be called by the President or Secretary of Rio, by resolution of the Rio Board or at the written request of one or more stockholders owning in the aggregate entitled to vote not less than 50% of the votes at such a meeting.

    CUMULATIVE VOTING

    Both Section 214 of the DGCL and Section 78.360 of the NRS allow a corporation to provide for cumulative voting in the certificate of incorporation or the articles of incorporation. However, neither the Rio Articles nor the Harrah's Certificate provide for cumulative voting.

    NECESSARY VOTE TO EFFECT MERGER (NOT INVOLVING INTERESTED STOCKHOLDERS)

    The DGCL requires a majority vote of the shares entitled to vote in order to effectuate a merger between two (2) Delaware corporations (Section 251(c)) or between a Delaware corporation and a corporation organized under the laws of another state (a "foreign corporation") (Section 252(c)). However, unless required by the certificate of incorporation, Sections 251(f) and 252(e) do not require a vote of the stockholders of a constituent corporation surviving the merger if (i) the merger agreement does not amend that corporation's certificate of incorporation, (ii) each share of that corporation's stock outstanding before the effective date of the merger is identical to an outstanding or treasury share of the surviving corporation after the merger and (iii) in the event the merger plan provides for the issuance of common stock or securities convertible into common stock by the surviving corporation, the common stock issued and the common stock issuable upon conversion of the issued securities do not exceed twenty percent (20%) of the shares outstanding immediately before the effective date of the merger.

    Section 92A.120 of the NRS requires the a majority of shares entitled to vote in order to effect any merger. However, the articles of incorporation or the board of directors may provide for a greater vote under some circumstances. In addition, Section 92A.130 of the NRS provides that the vote of a majority of the shares entitles to vote is not required under substantially the same conditions as are specified in Sections 251(f) and 252(e) of the DGCL.

    BUSINESS COMBINATIONS INVOLVING INTERESTED STOCKHOLDERS

    As described above, Section 203 of the DGCL restricts certain business combinations between a Delaware corporation and an "interested stockholder" (in general, a stockholder owning 15% or more of the outstanding voting stock of such corporation) or such stockholder's affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if: (i) prior to an interested stockholder becoming such, the corporation's board of directors approves either the business combination or the transaction by which such person became an interested stockholder; (ii) upon consummation of the transaction, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by certain employee stock plans and persons who are both directors and officers of such corporation); or (iii) at or subsequent to the time an interested stockholder becomes such, the business combination is both approved by the corporation's board of directors and authorized at an annual or special meeting of the corporation's stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

    Certain provisions of the Harrah's Certificate also establish special requirements with respect to certain business combinations (including, without limitation, mergers, consolidations, share exchanges, or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between Harrah's and any interested stockholder or affiliate of an interested stockholder. Pursuant to the Harrah's Certificate, any such business combination would require the affirmative vote of (a) not less than 75% of the votes entitled to be cast by holders of Harrah's Common Stock and (b) not less than 50% of the votes entitled to be cast by holders of Harrah's Common Stock, excluding the votes of such interested stockholder. The Harrah's Certificate defines an interested stockholder as any person who (a) is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Harrah's Common Stock representing ten percent (10%) or more of the votes entitled to be cast by holders of Harrah's Common Stock, or (b) is an affiliate or associate of Harrah's and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Harrah's Common Stock representing ten percent (10%) or more of the votes entitled to be cast by holders of Harrah's Common Stock. These provisions of the Harrah's Certificate do not apply, however, to those business combinations involving consideration satisfying certain fair market value thresholds and those business combinations that have been approved by a majority of directors of the Harrah's Board who are neither an affiliate nor an associate nor a representative of the interested stockholder.

    Similar to Section 203 of the DGCL, Sections 78.411 to 78.444 of the NRS, inclusive, restrict the ability of a resident domestic corporation to engage in any combination with an interested stockholder for three (3) years after the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder unless the combination or the purchase of shares by the interested stockholder on the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested stockholder may effect a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For purposes of the foregoing provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more stockholders and "interested stockholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding shares of the resident domestic corporation. The above provisions do not apply to any combination involving a resident domestic corporation (i) whose original articles of incorporation expressly elect not to be governed by Sections 78.411 to 78.444 of the NRS, inclusive, (ii) which does not, as of the date of acquiring shares, have a class of voting shares registered with the SEC under Section 12 of the Securities Act, unless the corporation's articles of incorporation provide otherwise, (iii) whose articles of incorporation were amended to provide that the corporation is subject to the above provisions and which did not have a class of voting shares registered with the SEC under Section 12 of the Securities Act on the effective date of such amendment, if the combination is with an interested stockholder whose date of acquiring shares is before the effective date of such amendment or
(iv) that amends its articles of incorporation, approved by a majority of the disinterested shares, to expressly elect not to be governed by Sections 78.411 to 78.444 of the NRS, inclusive. Such an amendment, however, would not become effective until eighteen (18) months after its passage and would apply only to stock acquisitions occurring after the effective date of the amendment. The Rio Articles do not exempt Rio from the restrictions imposed by such provisions of the NRS.

    CONTROL SHARE ACQUISITIONS

    Under the NRS, an "acquiring person" who acquires a "controlling interest" in an "issuing corporation" may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person's shares, and the corporation must comply with the demand. For purposes of the above provisions, "acquiring person" means (subject to certain exceptions) any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a controlling interest in an issuing corporation. "Controlling interest" means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and voting rights must be conferred by a majority of the disinterested stockholders as each threshold is reached and/or exceeded. "Control shares" means those outstanding voting shares of an issuing corporation that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person became an acquiring person. "Issuing corporation" means a corporation that is organized in Nevada, has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and does business in Nevada directly or through an affiliated corporation. The above provisions do not apply if the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that such provisions do not apply. The Rio Articles and the Rio Bylaws do not exclude Rio from the restrictions imposed by such provisions.

    The DGCL does not contain an analogous "control share acquisition" statute.

    APPRAISAL RIGHTS; DISSENTERS' RIGHTS

    Both Section 262 of the DGCL and Sections 92A.380 and 92A.390 of the NRS provide that stockholders have the right, in some circumstances, to dissent from certain corporate reorganizations and to instead demand payment of the fair cash value of their shares. Unless a corporation's certificate of incorporation or articles of incorporation provides otherwise, dissenters do not have rights of appraisal with respect to (i) a merger by a corporation, the shares of which are either listed on a national securities exchange or held by more than 2,000 stockholders, if the stockholders receive cash (in the case of the NRS), shares in the surviving corporation, shares of another corporation that are publicly listed or held by more than 2,000 stockholders, cash in lieu of fractional shares or any combination of the above or (ii) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger. The Rio Articles and Harrah's Certificate have no provisions regarding appraisal or dissenters' rights and Rio stockholders will not have appraisal or dissenters' rights in connection with the Merger.

    REDEEMABLE SHARES

    Section 151(b) of the DGCL provides that a Delaware corporation may make any class of stock subject to redemption at the option of the corporation or at the option of the holders of such stock or upon the happening of a specified event, provided that at the time of such redemption the corporation has at least one class of voting stock which is not subject to redemption. Under Section 151(b)(2) of the DGCL, however, Harrah's is not subject to the proviso in the foregoing sentence because of its dependence on governmental licenses to conduct its business. The Harrah's Certificate provides that all shares of Harrah's capital stock may be redeemed by action of the Harrah's Board if any holder of such shares is found to be unsuitable for gaming regulatory reasons or such action is needed to prevent the loss of, or secure the reinstatement of, any gaming license of Harrah's or its affiliates required to conduct Harrah's business.

    Section 78.196(2)(b)(1) of the NRS provides that the articles of incorporation or a resolution of the board of directors may authorize one or more classes of stock that are redeemable or convertible at the option of the corporation, the stockholders or another person or upon the occurrence of a designated event.

    WARRANTS OR OPTIONS

    Under Section 157 of the DGCL, rights or options to purchase shares of any class of stock may be authorized by a corporation's board of directors subject to the provisions of the certificate of incorporation. The terms of such rights or options must be fixed and stated in the certificate of incorporation or in a resolution or resolutions adopted by the board of directors.

    Under Section 78.200 of the NRS, a corporation may create and issue rights or options entitling the holders thereof to purchase from the corporation shares of its stock of any class or classes. The terms of such rights or options must be fixed and stated in the articles of incorporation or in a resolution or resolutions adopted by the board of directors.

    PREEMPTIVE RIGHTS

    Under Section 102(b)(3) of the DGCL and Section 78.267 of the NRS (applicable only to corporations organized in the State of Nevada on or after October 1, 1991), absent an express provision in a corporation's certificate or articles of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to an additional issue of stock. If a corporation is organized in the State of Nevada before October 1, 1991, Section 78.265 of the NRS provides that preemptive rights exist unless the corporation elects to opt out of such rights in its articles of incorporation. Neither the Rio Articles nor the Harrah's Certificate expressly grants stockholders any preemptive rights.

    AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

    Section 242 of the DGCL and Sections 78.385 and 78.390 of the NRS permit a corporation to amend its certificate or articles of incorporation in any respect provided the amendment contains only provisions that would be lawful in an original certificate of incorporation filed at the time of amendment. For a corporation that has received payment for any of its capital stock to amend its certificate of incorporation, the corporation's board of directors must adopt a resolution presenting the proposed amendment. In addition, a majority of the shares entitled to vote, as well as a majority of shares by class of each class entitled to vote, must approve the amendment to make it effective. When the substantial rights of a class of shares will be affected by an amendment, the holders of those shares are entitled to vote as a class even if the shares are non-voting shares. When only one or more series in a class of shares, and not the entire class, will be adversely affected by an amendment, only the affected series may vote as a class. Under Section 242(b)(2) of the DGCL, the right to vote as a class may be limited in certain circumstances. Any provision in the certificate of incorporation which requires a greater vote than required by law cannot be amended or repealed except by such greater vote. Section 242(c) of the DGCL provides that, in its resolution proposing an amendment, the board of directors may insert a provision allowing the board of directors to abandon the amendment, without concurrence by stockholders, after the amendment has received stockholder approval but before its filing with the Secretary of State. The Harrah's Certificate provides that Harrah's has reserved the right to amend, alter, change or repeal any provision of the Harrah's Certificate, in the manner now or thereafter prescribed by statute, and that all rights conferred upon stockholders are granted subject to this reservation. The Rio Articles provide that Rio may amend, alter, change or repeal any provision of the Rio Articles except Article VI, in the manner prescribed by statute, the Rio Articles or the Rio Bylaws.

    Section 109 of the DGCL provides that the power to adopt, amend or repeal the bylaws rests with the stockholders entitled to vote, although the certificate of incorporation may confer the power to adopt, amend or repeal the bylaws upon the board of directors. Section 109 further provides that the fact that the certificate of incorporation confers such power upon the board of directors neither limits nor divests the stockholders of the power to adopt, amend or repeal the bylaws. The Harrah's Certificate provide that the Harrah's Bylaws may be amended by a majority vote of the entire Harrah's Board or by the affirmative vote of at least 75% of the holders of Harrah's Common Stock.
Section 78.120 of the NRS, on the other hand, provides that, subject to the bylaws, if any, adopted by the stockholders, the directors may make the bylaws of the corporation. The Rio Articles and the Rio Bylaws provide that the Rio Bylaws may be amended by a majority vote of the entire Rio Board or by the affirmative vote of not less than a majority of the holders of Rio Common Stock.

    INSPECTION OF BOOKS AND RECORDS

    Section 220 of the DGCL entitles any stockholder of record of a corporation, in person or by an agent, upon written demand under oath stating the purpose thereof, to inspect during usual business hours, for any proper purpose, the corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose means a purpose reasonably related to such person's interest as a stockholder.

    Section 78.105 of the NRS entitles any person who has been a stockholder of record of a corporation for at least six (6) months, or any person holding or representing at least five percent (5%) of its outstanding shares, upon at least five (5) days' written demand, to inspect, in person or by an agent, during usual business hours, its stock ledger and to make extracts therefrom. Pursuant to Section 78.257 of the NRS, only stockholders of record who own or represent at least fifteen percent (15%) of a corporation's shares have the right, upon at least five (5) days' written demand, to inspect, in person or by an agent, during normal business hours, the books of account and financial records of the corporation, to make extracts therefrom and to conduct an audit of such records. However, Section 78.257 of the NRS does not apply to (a) any corporation listed and traded on any recognized stock exchange and (b) any corporation that furnishes to its stockholders a detailed, annual financial statement.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for inclusion in proxy material for Harrah's 1999 Annual Meeting of Stockholders must be submitted to the Secretary of Harrah's in writing so as to be received at the executive offices of Harrah's by November 13, 1998. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders' proposals and satisfy the notice procedures for stockholder proposals set forth in the Harrah's Bylaws.

    The Harrah's Bylaws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof, containing the information required by the Harrah's Bylaws and in writing, to the Secretary of Harrah's. To be timely, a stockholder's notice containing the information required by the Harrah's Bylaws must be delivered to or mailed and received at the principal executive offices of Harrah's not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first.

    Due to the contemplated consummation of the Merger, Rio does not currently expect to hold a 1999 Annual Meeting of Stockholders, as Rio Common Stock will not be publicly traded after the Merger. If the Merger is not consummated and such a meeting is held, stockholder proposals for inclusion in proxy materials for such meeting must be submitted to the Secretary of Rio in writing so as to be received at the executive offices of Rio by November 2, 1998. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders' proposals and satisfy the notice procedures for stockholder proposals set forth in the Rio Bylaws.

                                 LEGAL MATTERS

    The validity of the shares of Harrah's Common Stock to be issued in connection with the Merger will be passed upon by Latham & Watkins, Los Angeles, California.

                                    EXPERTS

    The consolidated financial statements of both Harrah's and Rio incorporated by reference into this Joint Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports. Representatives of Arthur Andersen LLP are expected to be present at the Harrah's Special Meeting and the Rio Special Meeting with an opportunity to make statements if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

                      WHERE YOU CAN FIND MORE INFORMATION

    Harrah's and Rio file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

    Harrah's filed a Registration Statement on Form S-4 to register with the SEC the Harrah's Common Stock to be issued to Rio stockholders in the Merger. This Joint Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of Harrah's in addition to being a proxy statement of Harrah's and Rio for the Special Meetings. As allowed by SEC rules, this Joint Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

    The SEC allows us to "incorporate by reference" information into this Joint Proxy Statement/ Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

HARRAH'S SEC FILINGS (FILE NO. 1-10410)                   PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K                                Year ended December 31, 1997
Quarterly Reports on Form 10-Q                            Quarters ended March 31, 1998 and June 30, 1998
Current Reports on Form 8-K and Form 8-K/A                Reports dated June 1, 1998, August 9, 1998 and September
                                                            4, 1998


RIO SEC FILINGS (FILE NO. 1-11569)                        PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K                                Year ended December 31, 1997
Quarterly Reports on Form 10-Q                            Quarters ended March 31, 1998 and June 30, 1998
Current Reports on Form 8-K                               Reports dated March 11, 1998, August 9, 1998
                                                            and September 4, 1998

    We are also incorporating by reference additional documents that we may file with the SEC between the date of this Joint Proxy Statement/Prospectus and the dates of the special meetings of our stockholders. In addition, we are incorporating by reference Item 8 of Showboat's Annual Report on Form 10-K for the year ended December 31, 1997.

    Harrah's has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Harrah's or Showboat, and Rio has supplied all such information relating to Rio.

    If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Joint Proxy Statement/Prospectus. Stockholders may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

Harrah's Entertainment, Inc.           Rio Hotel & Casino, Inc.
Attention: Rebecca W. Ballou,          Attention: I. Scott Bogatz, Secretary
Secretary                              3700 West Flamingo Road
1023 Cherry Road                       Las Vegas, Nevada 89103
Memphis, Tennessee 38117               Telephone: (702) 252-7777
Telephone: (901) 762-8698

    If you would like to request documents from us, please do so by , 1998 to receive them before the special meetings.

    You should rely only on the information contained or incorporated by reference in this Joint Proxy Statement/Prospectus to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement/Prospectus. This Joint
Proxy Statement/Prospectus is dated             , 1998. You should not assume
that the information contained in this Joint Proxy Statement/Prospectus is
accurate as of any date other than             , 1998, and neither the mailing
of the Joint Proxy Statement/Prospectus to stockholders nor the issuance of Harrah's Common Stock in the Merger shall create any implication to the contrary.

                            ------------------------

                             LIST OF DEFINED TERMS

DEFINED TERM                                    PAGE NO.
--------------------------------------------  -------------
acquiring person............................           70
Acquisition Proposal........................           44
Affiliate Agreement.........................           36
Antitrust Division..........................           32
BT Wolfensohn...............................           15
BT Wolfensohn Opinion.......................           21
Clark County Board..........................           35
Closing Date................................           38
Code........................................           33
Comparable Companies........................           27
Comparable Transactions.....................           28
controlling interest........................           70
control shares..............................           70
DGCL........................................           64
Douglas.....................................           35
EBITDA......................................           22
Effective Time..............................           38
Engagement Letter...........................           24
Enterprise Value............................           22
EPS.........................................           22
Equity Value................................           22
Exchange Act................................           36
Exchange Agent..............................           38
Exchange Ratio..............................           17
foreign corporation.........................           68
Forms.......................................           32
FTC.........................................           32
GAAP........................................           25
Gaming Subsidiaries.........................           35
Governmental Approvals......................           45
Harrah's....................................           11
Harrah's Board..............................           11
Harrah's Bylaws.............................           63
Harrah's Certificate........................           63
Harrah's Common Stock.......................           11
Harrah's DCP................................           32
Harrah's Material Adverse Effect............           43
Harrah's Performance Condition..............           48
Harrah's Preferred Stock....................           63
Harrah's Representation Bringdown
  Condition.................................           48
Harrah's Shelf Approval.....................           36
Harrah's Special Meeting....................           11
Harrah's Special Stock......................           63
HEI Plan....................................           62
HLI.........................................           35
HLVI........................................           35

DEFINED TERM                                    PAGE NO.
--------------------------------------------  -------------
HOC.........................................           35
HSR Act.....................................           32
IBES........................................           22
IRS.........................................           33
issuing corporation.........................           70
Key Stockholders............................           14
Large Cap Companies.........................           27
Last Trading Day............................           20
LTM.........................................           27
Mackay-Shields..............................           62
Merger......................................           11
Merger Agreement............................           11
Merger Consideration........................           13
Merger Sub..................................           11
Merrill Lynch...............................           15
Merrill Lynch Opinion.......................           25
Mid Cap Companies...........................           27
National Airlines...........................           15
Nevada Act..................................           35
Nevada Board................................           34
Nevada Commission...........................           34
Nevada Gaming Authorities...................           35
NRS.........................................           37
NYSE........................................           20
Oppenheimer.................................           62
Options.....................................           31
P/E Multiple................................           28
Purchase Price..............................           64
Registered Corporation......................           35
resident domestic corporation...............           69
Right.......................................           64
Rio.........................................           11
Rio Alternative Transaction.................           50
Rio Articles................................           65
Rio Board...................................           13
Rio Bylaws..................................           65
Rio Common Stock............................           11
Rio Leasing.................................           35
Rio Material Adverse Effect.................           49
Rio Options.................................           40
Rio Performance Condition...................           48
Rio Properties..............................           35
Rio Representation Bringdown Condition......           48
Rio SERP....................................           32
Rio Special Meeting.........................           13
Rio Stock Option Plans......................           40

DEFINED TERM                                    PAGE NO.
--------------------------------------------  -------------
SEC.........................................           36
Securities Act..............................           36
Selected Companies..........................           22
Selected Transactions.......................           23
Senior Subordinated Notes...................           37
Series A Stock..............................           64
Showboat....................................           54
Stock Issuance Proposal.....................           11
Stockholders................................           51
DEFINED TERM                                    PAGE NO.
--------------------------------------------  -------------
Stockholders Support Agreements.............           14
Substitute Option...........................           31
Superior Proposal...........................           44
Surviving Corporation.......................           38
Synergies...................................           21
synergies...................................           30
Third Party.................................           44
Unit........................................           64

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                          DATED AS OF AUGUST 9, 1998,
                    AND AS AMENDED AS OF SEPTEMBER 4, 1998,
                                     AMONG
                         HARRAH'S ENTERTAINMENT, INC.,
                           HEI ACQUISITION CORP. III
                                      AND
                            RIO HOTEL & CASINO, INC.

                               TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                               ---------
ARTICLE I.  THE MERGER.......................................................................................        A-1

           Section 1.1.    The Merger........................................................................        A-1
           Section 1.2.    Effective Time of the Merger......................................................        A-1
           Section 1.3.    Closing...........................................................................        A-1
           Section 1.4.    Effect of the Merger..............................................................        A-2
           Section 1.5.    Articles of Incorporation and Bylaws of the Surviving Corporation.................        A-2
           Section 1.6.    Directors and Officers of the Surviving Corporation...............................        A-2

ARTICLE II.  EFFECT OF THE MERGER ON SECURITIES OF THE
             CONSTITUENT CORPORATIONS........................................................................        A-2

           Section 2.1.    Conversion of Securities..........................................................        A-2
           Section 2.2.    Exchange of Certificates..........................................................        A-3
           Section 2.3.    Rio Options.......................................................................        A-5

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF RIO..........................................................        A-5

           Section 3.1.    Organization of Rio and its Subsidiaries..........................................        A-6
           Section 3.2.    Capitalization....................................................................        A-6
           Section 3.3.    Authority; No Conflict; Required Filings and Consents.............................        A-7
           Section 3.4.    Public Filings; Financial Statements..............................................        A-8
           Section 3.5.    No Undisclosed Liabilities........................................................        A-8
           Section 3.6.    Absence of Certain Changes or Events..............................................        A-9
           Section 3.7.    Taxes.............................................................................        A-9
           Section 3.8.    Real Property.....................................................................       A-11
           Section 3.9.    Title to Personal Property; Liens.................................................       A-14
           Section 3.10.   Intellectual Property.............................................................       A-15
           Section 3.11.   Agreements, Contracts and Commitments.............................................       A-15
           Section 3.12.   Litigation........................................................................       A-16
           Section 3.13.   Environmental Matters.............................................................       A-16
           Section 3.14.   Employee Benefit Plans............................................................       A-17
           Section 3.15.   Compliance........................................................................       A-18
           Section 3.16.   Tax Matters.......................................................................       A-19
           Section 3.17.   Joint Proxy Statement/Prospectus; Registration Statement..........................       A-19
           Section 3.18.   Labor Matters.....................................................................       A-20
           Section 3.19.   Insurance.........................................................................       A-20
           Section 3.20.   Opinion of Financial Advisor......................................................       A-20
           Section 3.21.   No Existing Discussions...........................................................       A-20
           Section 3.22.   Nevada Takeover Statute...........................................................       A-20
           Section 3.23.   Brokers...........................................................................       A-20
           Section 3.24.   Transactions With Affiliates......................................................       A-21
           Section 3.25.   Year 2000.........................................................................       A-21

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF HARRAH'S AND MERGER SUB.......................................
                                                                                                                    A-21

           Section 4.1.    Organization......................................................................       A-21
           Section 4.2.    Capitalization....................................................................       A-21
           Section 4.3.    Authority; No Conflict; Required Filings and Consents.............................       A-22
           Section 4.4.    Public Filings; Financial Statements..............................................       A-23
           Section 4.5.    No Undisclosed Liabilities........................................................       A-24

                                                                                                                 PAGE
                                                                                                               ---------
           Section 4.6.    Litigation........................................................................       A-24
           Section 4.7.    Environmental Matters.............................................................       A-24
           Section 4.8.    Labor Matters.....................................................................       A-24
           Section 4.9.    Insurance.........................................................................       A-25
           Section 4.10.   Taxes.............................................................................       A-25
           Section 4.11.   Compliance with ERISA.............................................................       A-25
           Section 4.12.   Intellectual Property.............................................................       A-26
           Section 4.13.   Absence of Certain Changes or Events..............................................       A-26
           Section 4.14.   Compliance........................................................................       A-26
           Section 4.15.   Tax Matters.......................................................................       A-28
           Section 4.16.   Joint Proxy Statement/Prospectus; Registration Statement..........................       A-28
           Section 4.17.   Brokers...........................................................................       A-28
           Section 4.18.   No Operations of Merger Sub.......................................................       A-28
           Section 4.19.   Title to Property.................................................................       A-28
           Section 4.20.   Agreements, Contracts and Commitments.............................................       A-28
           Section 4.21.   Information Regarding HJC.........................................................       A-29
           Section 4.22.   Opinion of Financial Advisor......................................................       A-29

ARTICLE V.  COVENANTS........................................................................................       A-29

           Section 5.1.    Conduct of Business of Rio........................................................       A-29
           Section 5.2.    Conduct of Business of Harrah's and Merger Sub....................................       A-32
           Section 5.3.    Cooperation; Notice; Cure.........................................................       A-33
           Section 5.4.    No Solicitation...................................................................       A-33
           Section 5.5.    Joint Proxy Statement/Prospectus; Registration Statement..........................       A-34
           Section 5.6.    Stockholders' Meetings............................................................       A-35
           Section 5.7.    Access to Information.............................................................       A-36
           Section 5.8.    Governmental Approvals............................................................       A-36
           Section 5.9.    Publicity.........................................................................       A-37
           Section 5.10.   Indemnification...................................................................       A-37
           Section 5.11.   Employee Benefits.................................................................       A-37
           Section 5.12.   Affiliate Agreements..............................................................       A-38
           Section 5.13.   Intentionally Omitted.............................................................       A-38
           Section 5.14.   Tax Treatment of Reorganization...................................................       A-38
           Section 5.15.   Further Assurances and Actions....................................................       A-39
           Section 5.16.   Stock Exchange Listing............................................................       A-40
           Section 5.17.   Letter of Rio's Accountants.......................................................       A-40
           Section 5.18.   Letter of Harrah's Accountants....................................................       A-40
           Section 5.19.   Appointment of Harrah's Director..................................................       A-40
           Section 5.20.   Title Insurance...................................................................       A-40

ARTICLE VI.  CONDITIONS TO MERGER............................................................................       A-40

           Section 6.1.    Conditions to Each Party's Obligation to Effect the Merger........................       A-40
           Section 6.2.    Additional Conditions to Obligations of Rio.......................................       A-41
           Section 6.3.    Additional Conditions to Obligations of Harrah's..................................       A-41

ARTICLE VII.  TERMINATION AND AMENDMENT......................................................................       A-42

           Section 7.1.    Termination.......................................................................       A-42
           Section 7.2.    Effect of Termination.............................................................       A-43
           Section 7.3.    Fees and Expenses.................................................................       A-43
           Section 7.4.    Amendment.........................................................................       A-45
           Section 7.5.    Extension; Waiver.................................................................       A-45

                                                                                                                 PAGE
                                                                                                               ---------
ARTICLE VIII.  MISCELLANEOUS.................................................................................       A-45

           Section 8.1.    Nonsurvival of Representations, Warranties, Covenants and Agreements..............       A-45
           Section 8.2.    Notices...........................................................................       A-45
           Section 8.3.    Interpretation....................................................................       A-46
           Section 8.4.    Counterparts......................................................................       A-46
           Section 8.5.    Entire Agreement; No Third Party Beneficiaries....................................       A-46
           Section 8.6.    Governing Law.....................................................................       A-47
           Section 8.7.    Assignment........................................................................       A-47
           Section 8.8.    Severability; Enforcement.........................................................       A-47
           Section 8.9.    Specific Performance..............................................................       A-47

EXHIBITS

           Exhibit A       Form of Stockholder Support Agreement
           Exhibit B       Form of Affiliate Letter
           Exhibit C       Title Insurance
           Exhibit D       Rio Representation Letter
           Exhibit E       Harrah's Representation Letter

                             TABLE OF DEFINED TERMS

                                                                           CROSS REFERENCE
TERMS                                                                        IN AGREEMENT
----------------------------------------------------------------------  ----------------------
Acquisition Agreement.................................................  Section 5.4(c)
Acquisition Proposal..................................................  Section 5.4(a)
Affiliate.............................................................  Section 5.12
Affiliate Agreement...................................................  Section 5.12
Agreement.............................................................  Preamble
Articles of Merger....................................................  Section 1.2
Assemblage Parcels....................................................  Section 3.8(k)
Average Harrah's Common Stock Price...................................  Section 2.1(f)
Benefit Arrangement...................................................  Section 3.14(a)(i)
Certificate...........................................................  Section 2.1(f)
Closing...............................................................  Section 1.3
Closing Date..........................................................  Section 1.3
Code..................................................................  Preamble
Confidentiality Agreements............................................  Section 5.4(a)
Development Parcel....................................................  Section 3.8(k)
Effective Time........................................................  Section 1.2
Employee Plans........................................................  Section 3.14(a)(iii)
Environmental Claim...................................................  Section 3.13
Environmental Condition...............................................  Section 3.13
Environmental Laws....................................................  Section 3.13
ERISA.................................................................  Section 3.14(a)(iv)
ERISA Affiliate.......................................................  Section 3.14(a)(v)
Exchange Act..........................................................  Section 2.3
Exchange Agent........................................................  Section 2.2(a)
Exchange Fund.........................................................  Section 2.2(a)
Exchange Ratio........................................................  Section 2.1(a)
GAAP..................................................................  Section 3.4(b)
Governmental Approvals................................................  Section 5.8(a)
Governmental Entity...................................................  Section 3.3(c)
Harrah's..............................................................  Preamble
Harrah's Alternative Transaction......................................  Section 7.3(c)
Harrah's Balance Sheet................................................  Section 4.4(b)
Harrah's Common Stock.................................................  Section 2.1(a)
Harrah's Disclosure Schedule..........................................  Article IV
Harrah's Material Adverse Effect......................................  Section 4.1
Harrah's Options......................................................  Section 4.2(a)
Harrah's Permits......................................................  Section 4.14(a)
Harrah's Preferred Stock..............................................  Section 4.2(a)
Harrah's Reporting Subsidiaries.......................................  Section 4.4(a)
Harrah's SEC Reports..................................................  Section 4.4(a)
Harrah's Special Stock................................................  Section 4.2(a)
Harrah's Stock Option Plans...........................................  Section 4.2(b)
Harrah's Stock Plans..................................................  Section 4.2(a)
Harrah's Stockholders' Meeting........................................  Section 3.17
HSR Act...............................................................  Section 3.3(c)
Hazardous Materials...................................................  Section 3.13
Indebtedness..........................................................  Section 3.11(a)
Indemnified Parties...................................................  Section 5.10(a)

                                                                           CROSS REFERENCE
TERMS                                                                        IN AGREEMENT
----------------------------------------------------------------------  ----------------------
IRS...................................................................  Section 3.7(c)
Joint Proxy Statement/Prospectus......................................  Section 3.17
Lease and Operational Documents.......................................  Section 3.8(c)
Merger................................................................  Preamble
Merger Consideration..................................................  Section 2.2(b)
Merger Sub............................................................  Preamble
Merger Sub Common Stock...............................................  Section 4.2(c)
Multiemployer Plan....................................................  Section 3.14(a)(vi)
Notifying Party.......................................................  Section 5.8(a)
NRS...................................................................  Section 1.1
NYSE..................................................................  Section 2.1(f)
Pension Plan..........................................................  Section 3.14(a)(vii)
Phase VI Expansion Plan...............................................  Section 3.8(k)
Phase VI Land.........................................................  Section 3.8(k)
Registration Statement................................................  Section 3.17
Representation Letters................................................  Section 5.14
Rio...................................................................  Preamble
Rio Alternative Transaction...........................................  Section 7.3(c)
Rio Balance Sheet.....................................................  Section 3.4(b)
Rio Class II Preferred Stock..........................................  Section 3.2(a)
Rio Common Stock......................................................  Section 2.1(a)
Rio Disclosure Schedule...............................................  Article III
Rio Gaming Laws.......................................................  Section 3.15(b)
Rio Hotel & Casino, Inc. .............................................  Section 1.5
Rio Leased Property...................................................  Section 3.8(a)
Rio Material Adverse Effect...........................................  Section 3.1
Rio Material Contracts................................................  Section 3.11(a)
Rio Option Property...................................................  Section 3.8(a)
Rio Options...........................................................  Section 2.3
Rio Owned Property....................................................  Section 3.8(a)
Rio Permits...........................................................  Section 3.15(a)
Rio Preferred Stock...................................................  Section 3.2(a)
Rio Real Property.....................................................  Section 3.8(a)
Rio SEC Reports.......................................................  Section 3.4(a)
Rio Stock Option Plans................................................  Section 2.3
Rio Stockholders' Meeting.............................................  Section 3.17
Rule 145..............................................................  Section 5.12
SEC...................................................................  Section 3.3(c)
Securities Act........................................................  Section 3.3(c)
Series A Special Stock................................................  Section 4.2(a)
Stockholder Support Agreements........................................  Preamble
Subsidiary............................................................  Section 3.1
Superior Proposal.....................................................  Section 5.4(a)
Surviving Corporation.................................................  Section 1.1
Tax Return............................................................  Section 3.7(c)
Taxes.................................................................  Section 3.7(c)
Third Party...........................................................  Section 5.4(a)
Voting Debt...........................................................  Section 3.2(b)
Welfare Plan..........................................................  Section 3.14(a)(viii)

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 9, 1998, and as amended as of September 4, 1998, by and among HARRAH'S ENTERTAINMENT, INC., a Delaware corporation ("Harrah's"), HEI ACQUISITION CORP. III, a Nevada corporation and a direct wholly-owned subsidiary of Harrah's ("Merger Sub"), and RIO HOTEL & CASINO, INC., a Nevada corporation ("Rio").

    WHEREAS, the Board of Directors of Rio has determined that the merger of Merger Sub with and into Rio, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), is fair to, and in the best interests of, Rio and its stockholders;

    WHEREAS, the Boards of Directors of Harrah's and Merger Sub have determined that the Merger is in the best interests of Harrah's and Merger Sub and their respective stockholders;

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, the Boards of Directors of Harrah's, Merger Sub and Rio have each approved and adopted this agreement and approved the Merger and the other transactions contemplated hereby; and

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Harrah's and Merger Sub's willingness to enter into this Agreement, certain stockholders of Rio have entered into Stockholder Support Agreements with Harrah's dated as of the date of this Agreement in the form attached hereto as Exhibit A (the "Stockholder Support Agreements"), pursuant to which such stockholders have agreed, among other things, to vote all voting securities of Rio beneficially owned by them in favor of approval and adoption of the Agreement and the Merger;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I.
                                   THE MERGER

    Section 1.1. The Merger. Upon the terms and subject to the provisions of this Agreement and in accordance with Chapter 92A of the Nevada Revised Statutes (the "NRS"), at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into Rio. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Rio shall continue as the surviving corporation (the "Surviving Corporation").

    Section 1.2. Effective Time of the Merger. Subject to the provisions of this Agreement (including Section 7.1 hereof), articles of merger with respect to the Merger in such form as is required by NRS Section 92A.200 (the "Articles of Merger") shall be duly prepared, executed and acknowledged and thereafter delivered to the Secretary of State of the State of Nevada for filing, as provided in the NRS, as early as practicable on the Closing Date (as defined in Section 1.3). The Merger shall become effective at the later of the date of filing of the Articles of Merger or at such time within 90 days of the date of filing as is specified in the Articles of Merger (the "Effective Time").

    Section 1.3. Closing. The closing of the Merger (the "Closing") will take place at such time and place to be agreed upon by the parties hereto, on a date to be specified by Harrah's and Rio, which shall be no later than the third business day after satisfaction or, if permissible, waiver of the conditions set forth in Article VI (the "Closing Date"), unless another date is agreed to by Harrah's and Rio.

    Section 1.4. Effect of the Merger. Upon becoming effective, the Merger shall have the effects set forth in the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective

Time, all properties, rights, privileges, powers and franchises of Merger Sub and Rio shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Rio shall become the debts, liabilities and duties of the Surviving Corporation.

    Section 1.5. Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be amended to be identical to the Articles of Incorporation and Bylaws, respectively, of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be "Rio Hotel & Casino, Inc."), in each case until duly amended in accordance with applicable law.

    Section 1.6. Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, PROVIDED that, at Harrah's option, the board of directors may include the existing non-employee directors of Rio for a term not to exceed 90 days following the Effective Time. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

                                  ARTICLE II.
       EFFECT OF THE MERGER ON SECURITIES OF THE CONSTITUENT CORPORATIONS

    Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or the holders of any of the following:

    (a) Rio Common Stock. Each share of common stock, par value $0.01 per share, of Rio ("Rio Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted, subject to Section 2.1(e) and 2.1(f), into the right to receive one (the "Exchange Ratio") validly issued, fully paid and non-assessable share of common stock, par value $0.10 per share, of Harrah's ("Harrah's Common Stock"). All shares of Rio Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any ownership or other rights with respect thereto, except the right to receive the Merger Consideration, as defined in Section 2.2(b), in exchange for such shares upon the surrender of such certificate in accordance with Section 2.2.

    (b) Cancellation of Treasury Stock and Harrah's-Owned Stock. All shares of Rio Common Stock that are owned by Rio as treasury stock and any shares of Rio Common Stock owned by Harrah's or any wholly-owned Subsidiary (as defined in Section 3.1) of Harrah's shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

    (c) Capital Stock of Merger Sub. Each issued and outstanding share of the common stock, par value $.01 per share, of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

    (d) Rio Debt Securities. All notes and other debt instruments of Rio that are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation, subject to their respective terms and provisions.

    (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Harrah's Common Stock or Rio Common Stock, as applicable), reorganization, recapitalization or any other like change with respect to Harrah's Common Stock or Rio Common Stock occurring after the date hereof and prior to the Effective Time. References to the Exchange Ratio elsewhere in this

Agreement shall be deemed to refer to the Exchange Ratio as it may have been adjusted pursuant to this Section 2.1(e).

    (f) Fractional Shares. No certificates or scrip representing fractional shares of Harrah's Common Stock shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Harrah's. In lieu of any such fractional shares, each holder of Rio Common Stock upon surrender of a certificate (a "Certificate") for exchange shall be paid an amount in cash (without interest), rounded up to the nearest cent, determined by multiplying (i) the average closing price of Harrah's Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape for the ten consecutive trading days immediately preceding the second business day prior to the Effective Time (the "Average Harrah's Common Stock Price") by (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Rio Common Stock then held of record by such holder).

    Section 2.2.  Exchange of Certificates.

    (a) Exchange Agent. At or prior to the Effective Time, Harrah's shall deposit with a bank or trust company designated by Harrah's and reasonably acceptable to Rio (the "Exchange Agent"), for the benefit of the holders of shares of Rio Common Stock outstanding immediately prior to the Effective Time, for exchange in accordance with this Section 2.2, through the Exchange Agent,
(i) certificates evidencing the shares of Harrah's Common Stock issuable pursuant to Section 2.1(a) in exchange for outstanding shares of Rio Common Stock and (ii) cash in an aggregate amount sufficient to pay for fractional shares pursuant to Section 2.1(f) (the shares and cash so deposited, together with any dividends or distributions with respect to such shares of Harrah's Common Stock payable after the Effective Time which also shall be deposited with the Exchange Agent, being hereinafter referred to collectively as the "Exchange Fund"). Any interest, dividends or other income earned on the investment of cash or other property held in the Exchange Fund shall be for the account of and payable to Harrah's.

    (b) Exchange Procedures. Promptly after the Effective Time, Harrah's will instruct the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Harrah's may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Harrah's Common Stock (plus cash in lieu of fractional shares, if any, of Harrah's Common Stock as provided in Section 2.1(f)). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Harrah's Common Stock which such holder has the right to receive in accordance with the Exchange Ratio in respect of the shares of Rio Common Stock formerly evidenced by such Certificate, (B) any dividends or distributions to which such holder is entitled pursuant to Section 2.2(c), and (C) cash in respect of fractional shares as provided in Section 2.1(f) (such shares of Harrah's Common Stock, dividends, distributions, and cash, collectively, the "Merger Consideration"), and the Certificate so registered shall forthwith be canceled. In the event of a transfer of ownership of shares of Rio Common Stock which is not registered in the transfer records of Rio as of the Effective Time, the Merger Consideration may be issued and paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of Rio Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.2(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that prior to the Effective Time represented shares of Rio Common Stock will be deemed from and after the Effective Time for all corporate purposes (other than the payment of dividends and subject to Section 2.1(f)) to evidence the ownership of the number of full shares of Harrah's Common Stock into which such shares of Rio Common Stock shall have been so converted.

    (c) Distributions With Respect to Unexchanged Shares of Harrah's Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to shares of Harrah's Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to shares of Harrah's Common Stock they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Harrah's Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Harrah's Common Stock.

    (d) Transfers of Ownership. At the Effective time, the stock transfer books of Rio shall be closed, and there shall no further registration of transfers of Rio Common Stock thereafter on the records of Rio. If any certificate for shares of Harrah's Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Harrah's or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Harrah's shares in any name other than that of the registered holder of the certificate surrendered, or have established to the reasonable satisfaction of Harrah's or any agent designated by it that such tax has been paid or is not payable.

    (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of Rio as of the date which is twelve months after the Effective Time shall be delivered to Harrah's, upon demand, and thereafter such former stockholders of Rio who have not theretofore complied with this Section 2.2 shall be entitled to look only to Harrah's for payment of the Merger Consideration to which they are entitled pursuant hereto.

    (f) No Liability. None of Harrah's, Merger Sub, Rio or the Exchange Agent shall be liable to any holder of Rio Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (g) Withholding Rights. Harrah's or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates which prior to the Effective Time represented shares of Rio Common Stock such amounts as Harrah's or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by Harrah's or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Rio Common Stock in respect of which such deduction and withholding was made by Harrah's or the Exchange Agent.

    (h) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 2.2; PROVIDED, HOWEVER, that Harrah's may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Harrah's, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    (i) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Affiliate (as defined in Section 5.12) of Rio shall not be exchanged until the later of (i) the date Harrah's has received an Affiliate Agreement (as defined in Section 5.12) from such Affiliate or (ii) the date such shares of Harrah's Common Stock are transferable pursuant to the Affiliate Agreement regardless of whether such agreement was executed by the Affiliate.

    Section 2.3. Rio Options. Effective at the Effective Time, subject, if necessary, to obtaining the consent of the holder thereof, each unexpired and unexercised outstanding option, whether or not then vested or exercisable in accordance with its terms, to purchase shares of Rio Common Stock (the "Rio Options") previously granted by Rio or its Subsidiaries under Rio's 1991 Non-Statutory Stock Option Plan, as amended, 1991 Directors' Stock Option Plan, as amended, and 1995 Long-Term Incentive Plan, as amended (collectively, the "Rio Stock Option Plans"), shall be converted automatically into an option to acquire the number of shares of Harrah's Common Stock (a "Substitute Option"), rounded down to the nearest whole share, determined by multiplying (i) the number of shares of Rio Common Stock subject to such Rio Option immediately prior to the Effective Time by (ii) the Exchange Ratio. The exercise price per share of Harrah's Common Stock subject to each Substitute Option shall be equal to the exercise price per share of Rio Common Stock subject to the relevant Rio Option divided by the Exchange Ratio and then rounded up to the nearest whole cent; PROVIDED, HOWEVER, that in the case of any Rio Option which is qualified as an incentive stock option under Section 422 of the Code, the conversion formula (both as to number of shares to be subject to the related Substitute Option and the exercise price of the related Substitute Option) shall be adjusted, if necessary, to comply with Section 424(a) of the Code. After the Effective Time, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Rio Option immediately prior to the Effective Time (including those terms which may have caused such Rio Option/Substitute Option to become exercisable in full in connection with the consummation of the transactions contemplated by this Agreement). As soon as practicable after the Effective Time, Harrah's shall deliver to the holders of the Substitute Options appropriate notice setting forth such holders' rights pursuant thereto. Harrah's shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Harrah's Common Stock for delivery under the Rio Stock Option Plans, which shall be assumed in accordance with this
Section 2.3. Within 30 days after the Effective Time, Harrah's shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Harrah's Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. Rio (or, if appropriate, any committee administering the Rio Stock Option Plans) shall use its best efforts, prior to or as of the Effective Time, to take all necessary actions, pursuant to and in accordance with the terms of the Rio Stock Option Plans and the instruments evidencing the Rio Options, to provide for the conversion of the Rio Options into options to acquire Harrah's Common Stock in accordance with this Section 2.3. Furthermore, Rio shall use its best efforts to obtain the consent of the holders of the Rio Options if required in connection with such conversion. The Board of Directors of Rio shall, prior to or as of the Effective Time, take appropriate action to approve the deemed cancellation of the Rio Options for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Harrah's shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase Harrah's Common Stock under the Rio Options (as converted pursuant to this Section 2.3) for purposes of Section 16(b) of the Exchange Act.

                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF RIO

    Rio represents and warrants to Harrah's and Merger Sub that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule delivered by Rio to Harrah's and Merger Sub on or before the date of this Agreement (the "Rio Disclosure Schedule"). The Rio Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is reasonable from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

    Section 3.1. Organization of Rio and its Subsidiaries. Each of Rio and its Subsidiaries (as defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, partnership or limited liability company power and authority to carry on its business as now being conducted. Each of Rio and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, would not be reasonably likely to have a material adverse effect on the business or properties (including, without limitation, Rio's development plans contemplated by the Phase VI Expansion Plan (as defined) and Rio's development plans of the Phase VI Land (as defined)), financial condition or results of operations of Rio and its Subsidiaries, taken as a whole (a "Rio Material Adverse Effect"); PROVIDED, HOWEVER, that the effect of economic changes that are applicable to the gaming industry generally, or the Las Vegas gaming industry in particular, shall be excluded from the definition of "Rio Material Adverse Effect" and from any determination as to whether a Rio Material Adverse Effect has occurred or may occur with respect to Rio. Rio has delivered to Harrah's a true and correct copy of the Articles of Incorporation and Bylaws of Rio, in each case as amended to the date of this Agreement. Assuming compliance by Harrah's with all Rio Gaming Laws (as defined in Section 3.15(b)) (including obtaining all necessary consents and approvals), the respective organizational documents of Rio's Subsidiaries do not contain any provision that would limit or otherwise restrict the ability of Harrah's, following the Effective Time, from owning or operating such Subsidiaries on the same basis as Rio. Except as set forth in Rio SEC Reports (as defined in Section 3.4) filed prior to the date hereof or in Schedule 3.1 of the Rio Disclosure Schedule, neither Rio nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in Rio or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

    Section 3.2.  Capitalization.

    (a) The authorized capital stock of Rio consists of 100,000,000 shares of Rio Common Stock, $0.01 par value per share, 12,500,000 shares of 8% Cumulative Convertible Preferred Stock, par value $0.01 per share ("Rio Preferred Stock"), and 10,000,000 of Class II Preferred Stock , par value $0.01 per share ("Rio Class II Preferred Stock"). As of the date hereof, (i) 24,788,433 shares of Rio Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Rio Common Stock were held in the treasury of Rio or by Subsidiaries of Rio, and (iii) no shares of Rio Preferred Stock or Rio Class II Preferred Stock are issued and outstanding. Schedule 3.2(a) of the Rio Disclosure Schedule sets forth the number of shares of Rio Common Stock reserved for future issuance upon exercise of Rio Options granted and outstanding as of the date hereof and the Rio Stock Option Plans. Schedule 3.2(a) of the Rio Disclosure Schedule also sets forth, for each Rio Stock Option Plan, the dates on which Options under such plan were granted, the number of Options granted on each such date and the exercise price thereof. As of the date of this Agreement, Rio has not granted any stock appreciation rights or any other contractual rights (other than employment, bonus or other compensation arrangements which are set forth on Schedule 3.2(a) of the Rio Disclosure Schedule) the value of which is derived from the financial performance of Rio or the value of shares of Rio Common Stock. Except as disclosed in Schedule 3.2(a) of the Rio Disclosure Schedule or the Rio SEC Reports, there are no obligations, contingent or otherwise, of Rio or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Rio Common Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of Rio's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Schedule 3.2 of the Rio Disclosure Schedule or the Rio SEC Reports, all such shares and ownership interests are owned by Rio or another Subsidiary of Rio free and clear of all security interests, liens, claims, pledges, agreements, limitations on Rio's voting rights, charges or other encumbrances or restrictions on transfer of any nature.

    (b) There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of Rio or any of its Subsidiaries issued and outstanding. Except as set forth in Schedule 3.2(b) of the Rio Disclosure Schedule or the Rio SEC Reports or as reserved for future grants of options under the Rio Stock Option Plans as of the date hereof, (i) there are no shares of capital stock of any class of Rio, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Rio or any of its Subsidiaries is a party or by which it is bound obligating Rio or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of Rio or any of its Subsidiaries or obligating Rio or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Rio to which Rio or any of its Subsidiaries is a party. All shares of Rio Common Stock subject to issuance as specified in this
Section 3.2(b) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

    Section 3.3.  Authority; No Conflict; Required Filings and Consents.

    (a) Rio has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Rio have been duly authorized by all necessary corporate action on the part of Rio, subject only to the approval and adoption of this Agreement and the Merger by a majority of Rio's stockholders. This Agreement has been duly executed and delivered by Rio and assuming the due authorization, execution and delivery by Harrah's and Merger Sub, constitutes the valid and binding obligation of Rio, enforceable against it in accordance with its terms.

    (b) Other than as disclosed in Schedule 3.3(b) of the Rio Disclosure Schedule, the execution and delivery of this Agreement by Rio does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of Rio or the comparable charter or organizational documents of any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Rio or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Rio or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, breaches, cancellations, accelerations or requirements for consent or waiver not obtained which (x) are not, individually or in the aggregate, reasonably likely to have a Rio Material Adverse Effect or (y) would not impair or unreasonably delay the consummation of the Merger.

    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, gaming authority or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Rio or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the filing of the Articles of Merger with respect to the Merger with the Secretary of State of the State of Nevada, (iii) the filing of the Joint Proxy Statement/Prospectus and the Registration Statement (as such terms are defined in Section 5.4 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act,
(iv) any approvals and filing of notices required under the Rio Gaming Laws (as defined in Section 3.15(b)), (v) such consents, approvals, orders, authorizations, permits, filings or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages, (vi) such immaterial filings and consents as may be required under any environmental health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and (vii) such other filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any jurisdiction in which Rio or any of its Subsidiaries or its stockholders conducts any business or owns any assets the failure of which to obtain would not be reasonably likely to have a Rio Material Adverse Effect.

    Section 3.4.  Public Filings; Financial Statements.

    (a) Rio has filed and made available to Harrah's all forms, reports and documents required to be filed by Rio and the Rio Reporting Subsidiaries with the SEC since January 1, 1995 (collectively, the "Rio SEC Reports"). Except as disclosed in Schedule 3.4(a) of the Rio Disclosure Schedule, none of Rio's Subsidiaries is required to file forms, reports and documents with the SEC. The Rio SEC Reports (including any financial statements filed as a part thereof or incorporated by reference therein) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Rio SEC Reports or necessary in order to make the statements in such Rio SEC Reports, in the light of the circumstances under which they were made, not misleading.

    (b) Each of the consolidated financial statements (including, in each case, any related notes) of Rio contained in the Rio SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as indicated in the Rio SEC Reports) and fairly presented the consolidated financial position of Rio and its consolidated Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which, with respect to interim periods since December 31,1997, were not or are not expected to be material in amount. The audited balance sheet of Rio as of December 31,1997 is referred to herein as the "Rio Balance Sheet."

    Section 3.5. No Undisclosed Liabilities. Except as disclosed in the Rio SEC Reports filed prior to the date of this Agreement or in Schedule 3.5 of the Rio Disclosure Schedule, and except for liabilities and obligations incurred since the date of the Rio Balance Sheet in the ordinary course of business consistent with past practices, Rio and its consolidated Subsidiaries do not have any indebtedness, obligations or liabilities of any kind, whether accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which would be reasonably likely to have a Rio Material Adverse Effect.

    Section 3.6. Absence of Certain Changes or Events. Except as disclosed in the Rio SEC Reports filed prior to the date of this Agreement or in Schedule 3.6 of the Rio Disclosure Schedule, since the date of the Rio Balance Sheet, Rio and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, development, state of affairs or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or is reasonably likely to have a Rio Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Rio or any of its Subsidiaries which is reasonably likely to have a Rio Material Adverse Effect; (iii) any material change by Rio in its accounting methods, principles or practices of which Harrah's has not previously been informed; (iv) any revaluation by Rio of any of its assets which is reasonably likely to have a Rio Material Adverse Effect; (v) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Rio or of any of its Subsidiaries, other than dividends paid by wholly owned Subsidiaries or any redemption, purchase or other acquisition by Rio or any of its Subsidiaries of any securities of Rio or any of its Subsidiaries; (vi) any split, combination or reclassification of any of Rio's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of Rio's capital stock; (vii) any increase in or establishment of, or any liability (caused by a prior or existing violation of laws or regulations) under, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of Rio or any Subsidiary other than increases which would not be material, individually or in the aggregate, with respect to such officers or employees receiving such benefit or compensation (based on a comparison to benefits and compensation received in the year ended December 31,1997); (viii) any entry into, renewal, modification or extension of, any material contract, arrangement or agreement with any other party except for contracts, arrangements or agreements in the ordinary course of business or as contemplated by this Agreement; or (ix) any settlement of pending or threatened litigation involving Rio or any of its Subsidiaries (whether brought by a private party or a Governmental Entity) other than any settlement which is not reasonably likely to have a Rio Material Adverse Effect.

    Section 3.7.  Taxes.

    (a) Except as set forth in Schedule 3.7(a) of the Rio Disclosure Schedule:

        (i) Each of Rio and its Subsidiaries (and any affiliated group (within the meaning of Section 1504 of the Code)) of which Rio or any of its Subsidiaries is now or ever has been a member) has timely filed with the appropriate taxing authorities all federal and other material Tax Returns (as defined in Section 3.7(c)) required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. All such Tax Returns were (and, to the extent they will be filed prior to the Effective Time, will be) complete and accurate in all material respects. None of Rio, its Subsidiaries, nor any affiliated group (within the meaning of Section 1504 of the Code) of which Rio or any of its Subsidiaries is now or was a member, has pending any request for an extension of time within which to file federal income Tax Returns. Rio has provided to Harrah's and Merger Sub complete and accurate (in all material respects) copies of Rio's federal income Tax Returns for the taxable years ended December 31, 1992 through December 31, 1997.

        (ii) All Taxes (as defined in Section 3.7(c)) in respect of periods beginning before the Closing Date have been paid or will be timely paid, or an adequate reserve has been or will be established therefor in accordance with GAAP, by each of Rio and its Subsidiaries subject only to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Rio Material Adverse Effect.

       (iii) Rio and each its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Rio Material Adverse Effect.

        (iv) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Rio or any of its Subsidiaries, subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Rio Material Adverse Effect. Neither Rio nor any of its Subsidiaries has received a written notice or announcement of any material audits or proceedings. No requests for waivers of time to assess any Taxes are pending, none of Rio or any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open taxable year. The statutes of limitations for the federal income Tax Returns of Rio and each of its Subsidiaries have expired for all taxable years ended on or prior to December 31, 1991.

        (v) Neither the IRS nor any other taxing authority (whether domestic or foreign) has asserted in writing, or to the best knowledge of Rio, is threatening in writing to assert, (a) against Rio or any of its Subsidiaries any deficiency or claim for Taxes in excess of the reserves established therefor or (b) that Rio or any of its Subsidiaries should have, but did not, file a Tax Return in a particular jurisdiction where Rio or any such Subsidiary do not regularly file Tax Returns, except as which would not be reasonably likely to have a Rio Material Adverse Effect.

    (b) Except as set forth in Schedule 3.7(b) of Rio Disclosure Schedule:

        (i) There are no liens for Taxes upon any property or assets of Rio or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings as set forth in Schedule 3.7(a) of Rio Disclosure Schedule and as to which adequate reserves have been established in accordance with GAAP except as which would not be reasonably likely to have, individually or in the aggregate, a Rio Material Adverse Effect.

        (ii) Neither Rio nor any of its Subsidiaries is or has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period beginning on or after January 1, 1992, other than a group the common parent of which is or was Rio or any Subsidiary of Rio.

       (iii) Neither Rio nor any of its Subsidiaries has (a) any obligation under any Tax sharing agreement or similar arrangement with any other person with respect to Taxes of any other person or (b) except as which would not be reasonably likely to have, individually or in the aggregate, a Rio Material Adverse Effect, entered into a closing agreement or other similar agreement related to Taxes with any taxing authority for any open or future taxable year.

        (iv) Neither Rio nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Rio or any of its Subsidiaries;

        (v) To the best knowledge of Rio, no member of the Rio affiliated group (as defined in Section 1504 of the Code) has recognized any gain in connection with any intercompany transaction that has been deferred for federal income tax purposes, except for such gains as have been taken into account on Tax Returns filed prior to the date hereof in accordance with Treas. Reg. Section 1.1502-13, except as which would not be reasonably likely to have, individually or in the aggregate, a Rio Material Adverse Effect.

        (vi) Rio has no stockholder who has held more than 5% of any class of Rio stock within the last five years for whom such stock would be treated as a "United States real property interest" within the meaning of Section 897(c) of the Code.

       (vii) Neither Rio nor any of its Subsidiaries has agreed to, or is required to make, any adjustments under Section 481 of the Code for any open or future taxable year, except as which would not be reasonably likely to have, individually or in the aggregate, a Rio Material Adverse Effect.

    (c) "Taxes" shall mean any and all taxes, charges, fees, levies, duties, liabilities, impositions or other assessments, including, without limitation, income, gross receipts, profits, alternative or add-on minimum, excise, real (due and payable) or personal property, environmental, recapture, sales, use, value-added, withholding, social security, estimated retirement, employment, unemployment, disability, occupation, service, registration, license, customs duties, net worth, payroll, franchise, gains, stock, stamp, transfer and recording taxes, fees and charges, imposed by the Internal Revenue Service ("IRS") or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, any amendments of any such tax or information returns and any schedules, exhibits or other documents with respect to or accompanying any such tax or information returns or any payments of estimated Taxes or requests for the extension of time in which to file any such report, return, document, declaration or other information.

    (d) For purposes of this Section 3.7, the phrase "Rio Material Adverse Effect" shall include any tax liability or group of tax liabilities exceeding $1,000,000 for any taxable year or $5,000,000 for all open taxable years.

    Section 3.8.  Real Property.

    (a) Schedule 3.8(a) of the Rio Disclosure Schedule identifies all real property owned by Rio and its Subsidiaries (the "Rio Owned Property"), all real property for which Rio and its Subsidiaries have an option to purchase or right of first refusal (the "Rio Option Property"), all real property for which Rio and its Subsidiaries have equitable interests as contract purchasers under executed purchase and sale agreements (the "Rio Contract Property"), all real property for which Rio and its Subsidiaries have equitable interests as profit participants in the proceeds from any disposition thereof ("Rio Profit Participation Property") and all real property leased or operated by Rio and its Subsidiaries (the "Rio Leased Property"). The Rio Owned Property, the Rio Option Property, the Rio Contract Property, the Rio Profit Participation Property and the Rio Leased Property is referred to herein collectively as the "Rio Real Property." For purposes of this Agreement, "Rio Space Leases" means the leases identified as such on Schedule 3.8(a) of the Rio Disclosure Schedule. For purposes of this Agreement, "Rio Permitted Liens" means (a) mechanic's carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business for sums not yet due and payable and such liens as are being contested by Rio or its Subsidiaries in good faith, provided such liens do not individually or in the aggregate have a Rio Material Adverse Effect, (b) liens arising or resulting from any action taken by

Harrah's, (c) liens for current taxes not yet due and payable, (d) any covenants, conditions, restrictions, reservations, rights, liens, easements, encumbrances, encroachments and other matters affecting title which do not individually or in the aggregate have a Rio Material Adverse Effect, (e) the Lease and Operational Documents (as defined in Section 3.8(c) below) and (f) matters permitted pursuant to Section 5.1 hereof.

    (b) Rio and its Subsidiaries have good, valid, legal and marketable fee simple title to the Rio Owned Property, and a valid leasehold interest in the Rio Leased Property, sufficient to allow each of Rio and its Subsidiaries to conduct, and to continue to conduct, its business as and where currently conducted. The interests of Rio and its Subsidiaries in the Rio Controlled Real Property (as defined in Section 3.8(c) below), and to the best knowledge of Rio, the interests of Rio and its Subsidiaries in the Rio Real Property which is not Rio Controlled Real Property, are free and clear of any and all liens, encumbrances, restrictions, leases, options to purchase, options to lease, conditions, covenants, assessments, defects, claims or exceptions, except for the exceptions described in Schedule 3.8(b) of the Rio Disclosure Schedule and the Rio Permitted Liens. Prior to the date hereof, Rio has delivered to Harrah's true and correct copies of all title reports and policies and surveys currently in Rio's possession for each respective parcel of Rio Real Property, each of which title reports, title policies and surveys is listed for each parcel of Rio Real Property in Schedule 3.8(b) of the Rio Disclosure Schedule. Schedule 3.8(b) of the Rio Disclosure Schedule sets forth the date of each such title report, title policy and survey.

    (c) Part I of Schedule 3.8(c) of the Rio Disclosure Schedule lists all of the material documents under which the Rio Owned Property and the Rio Leased Property is owned, developed, constructed, leased, operated, managed or licensed (the "Lease and Operational Documents"), true and correct copies of which have been delivered or made available for review to Harrah's. Part II of Schedule 3.8(c) of the Rio Disclosure Schedule lists all of the material documents relating to the rights and obligations of Rio and its Subsidiaries with respect to the Rio Option Property, the Rio Contract Property and the Rio Profit Participation Property (the "Equitable Rights Documents"), true and correct copies of which have been delivered or made available for review to Harrah's. The Lease and Operational Documents and the Equitable Rights Agreements are unmodified (except as set forth in Schedule 3.8(c) of the Rio Disclosure Schedule), are in full force and effect, and there are no other material agreements, written or oral, between Rio or any of its Subsidiaries and any third party with respect to the Rio Real Property or otherwise relating to the development, construction, ownership, improvement, use and occupancy of the Rio Real Property. Except as disclosed on Part III of Schedule 3.8(c) of the Rio Disclosure Schedule, none of Rio, its Subsidiaries or (to the best knowledge of Rio) any other party is in material default under the Lease and Operational Documents or the Equitable Rights Agreements and, to the best knowledge of Rio, no material defaults (except those subsequently cured) by Rio, its Subsidiaries or any other party have been alleged thereunder. For purposes of this Agreement, "Rio Controlled Real Property" shall mean (i) all Rio Owned Property; (ii) all Rio Leased Property; and (iii) all Rio Option Property, Rio Contract Property and Rio Profit Participation Property where the other party or parties to the applicable Equitable Rights Document is an Affiliate of Rio.

    (d) Except as disclosed in Schedule 3.8(d) of the Rio Disclosure Schedule,
(i) no portion of the Rio Controlled Property (exclusive of Rio Leased Property under Rio Space Leases), and to the best knowledge of Rio, no portion of the Rio Real Property which is not Rio Controlled Real Property, is in violation of any applicable laws, regulations or restrictions (including zoning laws and regulations), except for such violations which, individually or in the aggregate, would not be reasonably likely to result in a Rio Material Adverse Effect; and (ii) there are no defects in the physical condition of the Rio Controlled Real Property (exclusive of Rio Leased Property under Rio Space Leases) or the improvements located thereon, and to the best knowledge of Rio, there are no defects in the physical condition of the Rio Real Property which is not Rio Controlled Real Property or the improvements located thereon, except for defects which, individually or in the aggregate, would not be reasonably likely to have a Rio Material Adverse Effect.

    (e) Except as disclosed in Schedule 3.8(e) of the Rio Disclosure Schedule, there is no action, proceeding or litigation pending (or, to the best knowledge of Rio, overtly contemplated or threatened) (i) to take all or any portion of any of the respective parcels of the Rio Controlled Real Property (exclusive of Rio Leased Property under Rio Space Leases), or any interest therein, by eminent domain; (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, any of the respective parcels of the Rio Controlled Real Property (exclusive of Rio Leased Property under Rio Space Leases) or the use or development thereof; (iii) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of any of the respective parcels of the Rio Controlled Real Property (exclusive of Rio Leased Property under Rio Space Leases); or (iv) otherwise relating to any of the respective parcels of the Rio Controlled Real Property (exclusive of Rio Leased Property under Rio Space Leases) or the interests of Rio and its Subsidiaries therein, or which otherwise would interfere with the use, ownership, improvement, development and/or operation of any of the respective parcels of the Rio Controlled Real Property (exclusive of Rio Leased Property under Rio Space Leases); in each case except for such actions, proceedings or litigation which, individually or in the aggregate, would not be reasonably expected to have a Rio Material Adverse Effect. Except as disclosed in Schedule 3.8(e) of the Rio Disclosure Schedule, to the best knowledge of Rio, there is no action, proceeding or litigation pending or overtly contemplated or threatened (w) to take all or any portion of any of the respective parcels of the Rio Real Property which is not Rio Controlled Real Property, or any interest therein, by eminent domain; (x) to modify the zoning of, or other governmental rules or restrictions applicable to, any of the respective parcels of the Rio Real Property which is not Rio Controlled Rio Real Property or the use or development thereof; (y) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of any of the respective parcels of the Rio Real Property which is not Rio Controlled Real Property; or (z) otherwise relating to any of the respective parcels of the Rio Real Property which is not Rio Controlled Real Property, or the interests of Rio and its Subsidiaries therein, or which otherwise would interfere with the use, ownership, improvement, development and/or operation of any of the respective parcels of the Rio Real Property which is not Rio Controlled Real Property; in each case except for such actions, proceedings or litigation which, individually or in the aggregate, would not be reasonably expected to have a Rio Material Adverse Effect.

    (f) Except as disclosed in Schedule 3.8(f) of the Rio Disclosure Schedule, no portion of any of the respective parcels of the Rio Controlled Real Property (exclusive of Rio Leased Property under Rio Space Leases), and to the best knowledge of Rio, no portion of any of the respective parcels of the Rio Real Property which is not Rio Controlled Real Property: (i) is situated in a "Special Flood Hazard Area," as set forth on a Federal Emergency Management Agency Flood Insurance Rate Map or Flood Hazard Boundary Map; (ii) was the former site of any public or private landfill, dump site, retention basin or settling pond; (iii) was the former site of any oil or gas drilling operations; or (iv) was the former site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals.

    (g) Except as disclosed in Schedule 3.8(g) of the Rio Disclosure Schedule, each parcel of the Rio Controlled Real Property (exclusive of Rio Leased Property under Rio Space Leases), and to the best knowledge of Rio, each parcel of Rio Real Property which is not Rio Controlled Real Property, is assessed separately from all other adjacent property for purposes of real property taxes.

    (h) Except as shown in Part I of Schedule 3.8(h) of the Rio Disclosure Schedule each of the respective parcels constituting Rio Controlled Real Property (exclusive of Rio Leased Property under Rio Space Leases), and to the best knowledge of Rio, each of the respective parcels constituting Rio Real Property which is not Rio Controlled Real Property, is connected to and serviced by adequate water, sewage disposal, gas and electricity facilities. All material systems (heating, air conditioning, electrical, plumbing and the like) for the basic operation of each of the businesses currently conducted at each of the respective parcels of the Rio Controlled Real Property (exclusive of Rio Leased Property under Rio Space Leases), or the best knowledge of Rio, at each of the respective parcels of the Rio Real Property which is not Rio Controlled Real Property, are operable and in satisfactory working condition (ordinary wear and tear excepted), except as would not be reasonably expected to have a Rio Material Adverse Effect. Each of the respective parcels constituting Rio Real Property is zoned as described in Part II of Schedule 3.8(h) of the Rio Disclosure Schedule.

    (i) There are no material commitments to or agreements with any governmental authority or agency (federal, state or local) affecting any parcel of the Rio Controlled Real Property (exclusive of Rio Leased Property under Rio Space Leases) which are not listed in Schedule 3.8(i) of the Rio Disclosure Schedule. To the best knowledge of Rio, there are no material commitments to or agreements with any governmental authority or agency (federal, state or local) affecting any parcel of the Rio Real Property other than Rio Controlled Real Property which are not listed in Schedule 3.8(i) of the Rio Disclosure Schedule.

    (j) There are no contracts or other obligations outstanding for the sale, exchange, lease, transfer, hypothecation, financing or other disposition of any of the respective parcels of the Rio Real Property, or any portion of any such parcel, or the businesses operated by Rio at each of the respective parcels of the Rio Real Property, by Rio and its Subsidiaries except as disclosed on
Schedule 3.8(j) of the Rio Disclosure Schedule and other than contracts and obligations entered into after the date of this Agreement in compliance with
Section 5.1.

    (k) Prior to the date hereof, Rio has delivered to Harrah's a true and correct copy of its site plan for the expansion of the improvements on the parcel of Rio Real Property described in Item 1A2c of Schedule 3.8(b) of the Rio Disclosure Schedule which is described in the Form 10-K for the year ended December 31, 1997, under the heading "Business--Expansion Strategy" (the "Phase VI Expansion Plan"). Except as set forth in Part I of Schedule 3.8(k) of the Rio Disclosure Schedule, Rio and its Subsidiaries hold good, valid, legal and marketable title in fee simple to all land necessary for the implementation of the Phase VI Expansion Plan (the "Phase VI Land"). Rio and its Subsidiaries hold all material permits, licenses, authorizations, approvals, orders, variances and exemptions required by applicable governmental authorities necessary for the development, construction and operation of the improvements described Phase VI Expansion Plan to the extent the same may be necessary and, in light of the current state of development of said improvements, be lawfully secured as of the date hereof and, to the extent the same may not, in light of the current state of development of said improvements, be lawfully secured as of the date hereof, the same will be secured as and when necessary and appropriate in the ordinary course of business and without payment of any fees, costs, or expenses other than such as are customary and those disclosed in Part II of Schedule 3.8(k) of the Rio Disclosure Schedule. The Phase VI Land is adequately zoned for the development contemplated by the Phase VI Expansion Plan, and, to the best knowledge of Rio, there are no soil conditions affecting the Phase VI Land which would materially interfere with the development contemplated by the Phase VI Expansion Plan. The Phase VI Land has access adequate for the development contemplated by the Phase VI Expansion Plan. Part III of Schedule 3.8(k) accurately describes the current status of the progress made to date in the assemblage of the various parcels of land described therein (the "Assemblage Parcels"). The Assemblage Parcels have the contiguity described in Part IV of
Schedule 3.8(k) of the Rio Disclosure Schedule.

    (l) Schedule 3.8(l) of the Rio Disclosure Schedule lists all settlements, understandings, contracts or other agreements in respect of fees, taxes, charges or other impositions with respect to gaming, hotel, restaurant or other operations by any applicable Governmental Entity with jurisdiction thereover.

    Section 3.9. Title to Personal Property; Liens. Rio and each of its Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest (under the leases described in Schedule 3.9 of the Rio Disclosure Schedule) in, its material tangible personal properties and assets in order to allow it to conduct, and continue to conduct, its business as and where currently conducted. Such material tangible personal assets and properties are free of liens which would not individually or in the aggregate have a Rio Material Adverse Effect, and the consummation of the transactions contemplated by this Agreement will not alter or impair the rights of Rio and its Subsidiaries thereunder in any respect which, individually or in the aggregate, would be reasonably likely to have a Rio Material Adverse Effect. There are no defects in the physical condition or operability of such material tangible personal assets and properties which would impair the use of such assets and properties as such assets and properties are currently used, except for such defects which, individually or in the aggregate, would not be reasonably likely to have a Rio Material Adverse Effect.

    Section 3.10. Intellectual Property. Schedule 3.10 of the Rio Disclosure Schedule lists all (i) trademark and service mark registrations and applications owned by Rio or any of its Subsidiaries and (ii) material trademark, service mark and trade name license agreements to which Rio or any of its Subsidiaries is a party. Except as disclosed in Schedule 3.10 of the Rio Disclosure Schedule, Rio and its Subsidiaries own or possess adequate rights to use all material trademarks, trademark applications, trade names, service marks, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights as are necessary in connection with the businesses of Rio and its Subsidiaries as currently conducted, and, to the best knowledge of Rio, except as set forth in
Schedule 3.10 of the Rio Disclosure Schedule, there is no infringement of the rights of Rio and its Subsidiaries therein or any infringement by them of the rights of others therein which, individually or in the aggregate would be reasonably likely to have a Rio Material Adverse Effect. Without limiting the generality of the foregoing, Rio owns a validly registered trademark on the name "Rio Suite Hotel & Casino (stylized)."

    Section 3.11.  Agreements, Contracts and Commitments.

    (a) Except as disclosed in the Rio SEC Reports filed prior to the date of this Agreement or as disclosed in Schedule 3.11(a) of the Rio Disclosure Schedule, as of the date of this Agreement, neither Rio nor any of its Subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness (as defined below) in an amount exceeding $1,000,000, (ii) partnership, joint venture or limited liability or management agreement with any person, (iii) agreement, contract, or other instrument relating to any merger, consolidation, business combination, share exchange, business acquisition, or for the purchase, acquisition, sale or disposition of any material assets of Rio or any of its Subsidiaries outside the ordinary course of business, (iv) other contract, agreement or commitment to be performed after the date hereof which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (v) agreement, contract, or other instrument relating to any "strategic alliances" (i.e., cross-marketing, affinity relationships, etc.), (vi) contract, agreement or commitment which materially restricts (geographically or otherwise) the conduct of any line of business by Rio or any of its Subsidiaries or (vii) any contract, agreement or other instrument having as a party any partnership, joint venture or limited liability company in which Rio or any of its Subsidiaries is a partner, joint venture party or member which would otherwise satisfy the criteria in clauses
(i), (iii), (iv), (v) or (vi) if Rio or any of its Subsidiaries were a party to such contract, agreement or other instrument (collectively, the "Rio Material Contracts"). "Indebtedness" means any liability in respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business) and (D) guarantees of any of the foregoing incurred by any other person other than Rio or any of its Subsidiaries.

    (b) Except as disclosed in the Rio SEC Reports filed prior to the date of this Agreement or as disclosed in Schedule 3.11(b) of the Rio Disclosure Schedule, as of the date of this Agreement, (i) each of the Rio Material Contracts is valid and binding upon Rio or any of its Subsidiaries (and, to Rio's best knowledge, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by Rio or any of its Subsidiaries under any of the Rio Material Contracts, whether or not such breach, violation or default has been waived, and
(iii) no event has occurred with respect to Rio or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Rio Material Contracts, which breach, violation or default referred to in clauses (ii) or (iii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (ii) or
(iii), would be reasonably likely to have a Rio Material Adverse Effect.

    Section 3.12. Litigation. Except as disclosed in the Rio SEC Reports filed prior to the date of this Agreement or in Schedule 3.12 of the Rio Disclosure Schedule, (a) there is no action, suit or proceeding, claim, arbitration or investigation against Rio or any of its Subsidiaries pending, or as to which Rio or any of its Subsidiaries has received any written notice of assertion or, to the best knowledge of Rio, threatened against or affecting, Rio or any of its Subsidiaries or any property or asset of Rio or any of its Subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to (i) have a Rio Material Adverse Effect or (ii) prevent the consummation of the transactions contemplated by this Agreement; and (b) there is no judgment, order, injunction or decree of any Governmental Entity outstanding against Rio or any of its Subsidiaries that could reasonably be expected to have any effect referred to in clauses (i) or (ii) above.

    Section 3.13. Environmental Matters. Except as disclosed in Schedule 3.13 of the Rio Disclosure Schedule or as would not be reasonably likely to have a Rio Material Adverse Effect, (a) Rio and its Subsidiaries are in compliance with all Environmental Laws, (b) there are no Environmental Claims pending or, to the best knowledge of Rio, threatened against Rio and its Subsidiaries, (c) there are no Environmental Conditions relating to Rio and its Subsidiaries or any portion of the Rio Real Property, (d) no asbestos containing materials, polychlorinated biphenyls (i.e., PCBs) or underground storage tanks are present at any of the Rio Real Property, (e) none of Rio and its Subsidiaries has received any notices from any governmental agency or other third party alleging liability under or violation of any Environmental Law, or alleging responsibility for the removal, investigation, or remediation of any Environmental Condition and (f) Rio is not subject to any enforcement or investigatory action by any governmental agency of which it has received notice, and is not conducting any removal, investigation or remediation, regarding an Environmental Condition with respect to any Rio Real Property.

    For purposes of this Section 3.13, the following definitions shall apply:

    The term "Hazardous Materials" shall mean, without limitation, all wastes, substances or materials defined as hazardous, toxic or a pollutant or contaminant under any Environmental Laws.

    "Environmental Laws" means all applicable foreign, federal, state and local statutes or laws, common law, judgments, orders, regulations, licenses, permits, rules and ordinances relating to pollution or protection of human health, safety or the environment, including, but not limited to the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), Safe Drinking Water Act (42 U.S.C. Section 3000(f) ET SEQ.), Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) Nevada Hazardous Materials laws (NRS Chapter 459), Nevada Solid Waste/Disposal of Garbage or Sewage law (NRS 444.440 through 444.650, inclusive), Nevada Water Controls/Pollution law (NRS Chapter 445B), Nevada Control of Asbestos law (NRS
618.750 to 618.850, inclusive), Nevada Appropriation of Public Waters law (NRS
533.324 to 533.4385, inclusive), Nevada Artificial Water Body Development Permit law (NRS 502.390), Nevada Protection of Endangered Species, Endangered Wildlife Permit and Endangered Flora Permit laws (NRS 503.585 and NRS 527.270, respectively), and other similar state and local statutes, in effect as of the date hereof.

    "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence or release of any Hazardous Materials at any location, whether or not owned or operated by Rio and its

Subsidiaries or Harrah's and its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

    "Environmental Condition" means the release into the environment of any Hazardous Material as a result of which Rio (1) has or may become liable to any person, (2) is or was in violation of any Environmental Law, (3) has or may be required to incur response costs for investigation or remediation, or (4) by reason of which any of the Rio Real Property or other assets of Rio, may be subject to any lien under Environmental Laws.

    Section 3.14.  Employee Benefit Plans.

    (a) Definitions. The following terms, when used in this Section 3.14 shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

        (i) Benefit Arrangement. "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy (including but not limited to any letter or memorandum relating to employment) and each plan, program or agreement providing for workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life insurance, health, accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits), deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation which (1) is not a Welfare Plan, Pension Plan, or Multiemployer Plan under which Rio or any ERISA Affiliate may incur any liability, and (2) covers any employee or former employee of Rio or any ERISA Affiliate (with respect to their relationship with such entities).

        (ii) Code. "Code" shall have the meaning set forth in the preamble to this Agreement.

       (iii) Employee Plans. "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

        (iv) ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        (v) ERISA Affiliate. "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, Rio as defined in Section 414(b), (c), (m) or (o) of the Code or any partnership of which Rio or any of its Subsidiaries is a general partner.

        (vi) Multiemployer Plan. "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, under which Rio or any ERISA Affiliate may incur any liability.

       (vii) Pension Plan. "Pension Plan" shall mean any "employee pension benefit plan", as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, under which Rio or any ERISA Affiliate may incur any liability.

      (viii) Welfare Plan. "Welfare Plan" shall mean any "employee welfare benefit plan", as defined in Section 3(1) of ERISA, under which Rio or any ERISA Affiliate may incur any liability.

    (b) Disclosure; Delivery of Copies of Relevant Documents and Other Information. Schedule 3.14 of the Rio Disclosure Schedule contains a complete list of the Employee Plans. Copies of (i) each Employee Plan other than any Multiemployer Plan, and, if applicable, related trust agreement, and any amendment thereto, (ii) the most recent determination letter issued by the IRS with respect to each Employee Plan which is intended to qualify under Section 401(a) of the Code and (iii) the most recent Annual Report on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and Welfare Plan have been delivered by Rio to Harrah's and are true and complete copies of such documents.

    (c) Representations. Except as set forth in Schedule 3.14(c) of the Rio Disclosure Schedule:

        (i) Employee Plans

           (A) No Pension Plan is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code. Each Pension Plan (with its related trust) that is intended to qualify under the provisions of Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service stating that the Pension Plan is so qualified and the related trust is exempt from federal income tax under
       Section 501(a) of the Code and, to the best knowledge of Rio, nothing has occurred since the date of the last such determination letter which has resulted in or is likely to result in the revocation of such determination letter.

           (B) Each Employee Plan has been maintained in material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all applicable laws, including without limitation ERISA and the Code to the extent applicable.

        (ii) Multiemployer Plans

           (A) Neither Rio nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including without limitation the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of Rio or any ERISA Affiliate which has not been fully satisfied. Neither Rio nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4212(c) of ERISA.

           (B) No Employee Plan is a Multiemployer Plan.

       (iii) Welfare Plans. None of Rio, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of Rio or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, except to the extent required by the Code or ERISA.

        (iv) Litigation. To the best knowledge of Rio, there is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending against Rio, any ERISA Affiliate or any Employee Plan other than routine claims for benefits.

        (v) Miscellaneous Matters. As of the date hereof (a) all material payments required to be made on or before the date hereof by or under any Employee Plan, any related trust, or any collective bargaining agreement have been made or are being processed in accordance with normal operating procedures, and except as set forth in Rio's financial statement, all material amounts required to be reflected thereon have been properly accrued to date as liabilities under or with respect to each Employee Plan, (b) Rio and its Subsidiaries have performed all material obligations required to be performed by them on or before the date hereof under any Employee Plan and
    (c) Rio and its Subsidiaries have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty.

    Section 3.15.  Compliance.

    (a) Except as set forth on Schedule 3.15 of the Rio Disclosure Schedule, each of Rio and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Rio's best knowledge), officers, persons performing management functions similar to officers and, to Rio's best knowledge, partners hold all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (including all authorizations under Environmental Laws and Rio Gaming Laws) necessary to conduct the business and operations of Rio and each of its Subsidiaries, each of which is in full force and effect in all material respects, except for such permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals the failure of which to hold would not, individually or in the aggregate, be reasonably likely to have a Rio Material Adverse Effect (the "Rio Permits") and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Rio Permit that currently is in effect the loss of which either individually or in the aggregate would be reasonably likely to have a Rio Material Adverse Effect. Each of Rio and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Rio's best knowledge), officers, persons performing management functions similar to officers and, to Rio's best knowledge, partners, are in compliance with the terms of the Rio Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, be reasonably likely to have a Rio Material Adverse Effect. Except as disclosed in the Rio SEC Reports filed prior to the date of this Agreement or as would not be reasonably likely to have a Rio Material Adverse Effect, the businesses of Rio and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity (including, without limitation, any Rio Gaming Laws). To the best knowledge of Rio, no investigation or review by any Governmental Entity with respect to Rio or any of its Subsidiaries is pending, or threatened, nor has any Governmental Entity indicated any intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, be reasonably likely to have a Rio Material Adverse Effect.

    (b) The term "Rio Gaming Laws" means any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of Rio or any of its Subsidiaries, including, without limitation, the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Clark County Code and the rules and regulations promulgated thereunder and any applicable state gaming law and any federal or state laws relating to currency transactions.

    (c) Except as disclosed in Schedule 3.15(c) of the Rio Disclosure Schedule, neither Rio nor any of its Subsidiaries, nor any director (but with respect to non-employee directors, only to Rio's best knowledge), officer, key employee or, to Rio's best knowledge, partners of Rio or any of its Subsidiaries has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to any violation or possible violation of any Rio Gaming Laws which did or would be reasonably likely to result in fines or penalties of $50,000 or more. To Rio's best knowledge, there are no facts, which if known to the regulators under the Rio Gaming Laws could reasonably be expected to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval of it or them, or of any officer, director, other person performing management functions similar to an officer or partner, under any Rio Gaming Laws. Neither Rio nor any of its Subsidiaries has suffered a suspension or revocation of any material license, finding of suitability, registration, permit or approval held under the Rio Gaming Laws.

    Section 3.16. Tax Matters. To the best knowledge of Rio, after consulting with its tax advisors, except as set forth on Schedule 3.16 of the Rio Disclosure Schedule, neither Rio nor any of its Affiliates (as defined in Section 5.12) has taken or agreed to take any action which would prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code.

    Section 3.17.  Joint Proxy Statement/Prospectus; Registration
Statement. None of the information supplied by Rio or its Subsidiaries to be included or incorporated by reference in the joint proxy statement/ prospectus to be sent to the stockholders of Harrah's and Rio in connection with the meeting of Rio's stockholders (the "Rio Stockholders' Meeting") and the meeting of Harrah's stockholders (the "Harrah's Stockholders' Meeting") to consider the Agreement and the Merger (the "Joint Proxy Statement/ Prospectus") or any amendment thereof or supplement thereto, will, on the date it became effective with the SEC, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendment or supplement, at the time of Rio Stockholders' Meeting and the Harrah's Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder; PROVIDED, HOWEVER, that Rio makes no representation with respect to any information supplied or to be supplied by Harrah's or Merger Sub for inclusion in the Joint Proxy Statement/ Prospectus or any amendment thereof or supplement thereto. None of the information supplied by Rio or its Subsidiaries to be included or incorporated by reference from Rio SEC filings in the registration statement on Form S-4 pursuant to which shares of Harrah's Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), of which the Joint Proxy Statement/ Prospectus will form a part, will, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    Section 3.18. Labor Matters. Except as disclosed in Schedule 3.18 of the Rio Disclosure Schedule or as would not be reasonably likely to have a Rio Material Adverse Effect, (i) there are no controversies pending or, to the best knowledge of Rio, threatened between Rio or any of its Subsidiaries and any of their respective employees; (ii) to the best knowledge of Rio, there are no activities or proceedings of any labor union to organize any non-unionized employees; (iii) neither Rio nor any of its Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or contract and there are no grievances outstanding against Rio or any of its Subsidiaries under any such agreement or contract; (iv) there are no unfair labor practice charges and/or complaints pending against Rio or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of Rio or any of its Subsidiaries; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the best knowledge of Rio, threat thereof, by or with respect to any employees of Rio or any of its Subsidiaries. Rio and its Subsidiaries are not parties to any collective bargaining agreements, except for collective bargaining agreements disclosed in
Schedule 3.18 of the Rio Disclosure Schedule.

    Section 3.19. Insurance. Rio has provided to Harrah's accurate and complete copies of all material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Rio or any of its Subsidiaries. All such insurance policies are with reputable insurance carriers and provide coverage as is reasonably prudent to cover normal risks incident to the business of Rio and its Subsidiaries and their respective properties and assets.

    Section 3.20. Opinion of Financial Advisor. Rio has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to the holders of Rio Common Stock from a financial point of view.

    Section 3.21. No Existing Discussions. As of the date hereof, Rio is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 5.4).

    Section 3.22. Nevada Takeover Statute. As of the date hereof, the restrictions of Sections 78.378 through 78.3793 of the NRS are, and shall be, inapplicable to the Merger, and the transactions contemplated by this Agreement.

    Section 3.23. Brokers. None of Rio or any of its Subsidiaries, or to the knowledge of Rio, any of their respective officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, except that Rio has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to Harrah's and Merger Sub prior to the date of this Agreement.

    Section 3.24. Transactions With Affiliates. Other than the transactions contemplated by this Agreement and except to the extent disclosed in the Rio SEC Documents filed prior to the date of this Agreement or as disclosed in Schedule
3.24 of the Rio Disclosure Schedule, from January 1, 1998 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between Rio or any of its Subsidiaries, on the one hand, and Rio's affiliates or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

    Section 3.25. Year 2000. Except as disclosed in Schedule 3.25 of the Rio Disclosure Schedule, to the knowledge of Rio without any inquiry, as of the date hereof, all computer software necessary for the conduct of its business (the "Software") is designed to be used prior to, during, and after the calendar year 2000 A.D., and that the Software will operate during each such time period without error relating to the year 2000, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Rio further represents and warrants that as of the date hereof, to its knowledge without any inquiry, the Software accepts, calculates, sorts, extracts and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000.

                                  ARTICLE IV.
           REPRESENTATIONS AND WARRANTIES OF HARRAH'S AND MERGER SUB

    Harrah's and Merger Sub represent and warrant to Rio that the statements contained in this Article IV are true and correct except as set forth herein and in the disclosure schedule delivered by Harrah's and Merger Sub to Rio on or before the date of this Agreement (the "Harrah's Disclosure Schedule"). The Harrah's Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonable from a reading of such disclosure that it also qualifies or applies to such other paragraphs. For all purposes of this Agreement, all references to "Subsidiaries" of Harrah's shall be deemed to exclude Harrah's Jazz Company.

    Section 4.1. Organization. Each of Harrah's and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, partnership and limited liability company power and authority to carry on its business as now being conducted. Each of Harrah's and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not be reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of Harrah's and its Subsidiaries, taken as a whole (a "Harrah's Material Adverse Effect"); PROVIDED, HOWEVER, that the effect of economic changes that are applicable to the gaming industry generally, or the gaming industry in markets in which Harrah's or its Subsidiaries conduct business in particular, shall be excluded from the definition of "Harrah's Material Adverse Effect" and from any determination as to whether a Harrah's Material Adverse Effect has occurred or may occur with respect to Harrah's. Harrah's has delivered to Rio true and correct copies of the Certificate of Incorporation and Bylaws of each of Harrah's and Merger Sub, in each case as amended to the date of this Agreement.

    Section 4.2.  Capitalization.

    (a) The authorized capital stock of Harrah's consists of 360,000,000 shares of Harrah's Common Stock par value $0.10 per share, 150,000 shares of preferred stock, par value $100 per share ("Harrah's Preferred Stock"), 5,000,000 shares of special stock, par value $1.125 per share ("Harrah's Special Stock"), of which 2,000,000 shares have been designated as "Series A Special Stock". As of the date hereof, (i) 101,484,541 shares of Harrah's Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable,
(ii) 3,013,378 shares of Harrah's Common Stock were held in the treasury of Harrah's or by Subsidiaries of Harrah's, and (iii) no shares of Harrah's Preferred Stock or Harrah's Special Stock are issued and outstanding. Schedule 4.2(a) of the Harrah's Disclosure Schedule sets forth the number of shares of Harrah's Common Stock reserved for issuance (A) upon exercise of options to acquire shares of Harrah's Common Stock ("Harrah's Options") granted and outstanding as of the date hereof and under Harrah's stock option plans ("Harrah's Stock Option Plans"). Since December 31, 1997 through the date of this Agreement, Harrah's has not made any grants under any of the Harrah's Stock Option Plans. Except as disclosed in Schedule 4.2(a) of the Harrah's Disclosure Schedule, there are no obligations, contingent or otherwise, of Harrah's or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Harrah's Common Stock or the capital stock or ownership interests of any Subsidiary.

    (b) There is no Voting Debt of Harrah's or any of its Subsidiaries issued and outstanding. Except as set forth in Section 4.2(a) or as reserved for future grants of options or restricted stock under the Harrah's Stock Plans and except for the Common Stock Purchase rights issued and issuable under the Rights Agreement, dated as of October 5, 1996, between Harrah's and The Bank of New York, as amended on February 21, 1997 and April 25, 1997, as of the date hereof,
(i) there are no shares of capital stock of any class of Harrah's, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Harrah's or any of its Subsidiaries is a party or by which it is bound obligating Harrah's or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of Harrah's or any of its Subsidiaries or obligating Harrah's or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Harrah's. All shares of Harrah's Common Stock subject to issuance as specified in this Section 4.2(b) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

    (c) The authorized capital stock of Merger Sub consists of 2,500 shares of Common Stock without par value ("Merger Sub Common Stock"), of which 100 shares are issued and outstanding. Harrah's owns directly all the outstanding shares of Merger Sub Common Stock. The outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and assessable and free of any preemptive rights.

    Section 4.3.  Authority; No Conflict; Required Filings and Consents.

    (a) Harrah's and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Harrah's and Merger Sub have been duly authorized by all necessary corporate action on the part of Harrah's and Merger Sub. This Agreement has been duly executed and delivered by Harrah's and Merger Sub and assuming the due authorization, execution and delivery by Rio, constitutes the valid and binding obligation of Harrah's and Merger Sub, enforceable against each of them in accordance with its terms.

    (b) Other than or as disclosed in Schedule 4.3(b) of the Harrah's Disclosure Schedule, the execution and delivery of this Agreement by Harrah's and Merger Sub does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Harrah's or the comparable charter or organizational documents of any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Harrah's or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 4.3(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Harrah's or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, breaches, cancellations, accelerations or requirements for consent or waiver not obtained which (x) are not, individually or in the aggregate, reasonably likely to have a Harrah's Material Adverse Effect or (y) would not impair or unreasonably delay the consummation of the Merger.

    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Harrah's or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Articles of Merger with respect to the Merger with the Secretary of State of the State of Nevada, (iii) any approvals and filing of notices required under the Harrah's Gaming Laws (as defined in Section 4.14(b)) or the Rio Gaming Laws, (iv) such consents, approvals, orders, authorizations, permits, filings, or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages, (v) such immaterial filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and (vi) such other filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any jurisdiction in which Harrah's or any of its Subsidiaries conducts any business or owns any assets the failure of which to obtain would not be reasonably likely to have a Harrah's Material Adverse Effect.

    Section 4.4.  Public Filings; Financial Statements.

    (a) Harrah's and its Subsidiaries that are required to file forms, reports or other documents with the SEC (the "Harrah's Reporting Subsidiaries") have filed and made available to Harrah's all forms, reports and documents required to be filed by Harrah's and the Harrah's Reporting Subsidiaries with the SEC since January 1, 1995 (collectively, the "Harrah's SEC Reports"). The Harrah's SEC Reports (including any financial statements filed as a part thereof or incorporated by reference therein) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Harrah's SEC Reports or necessary in order to make the statements in such Harrah's SEC Reports, in the light of the circumstances under which they were made, not misleading.

    (b) Each of the consolidated financial statements (including, in each case, any related notes) of Harrah's contained in the Harrah's SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Harrah's and its consolidated Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which, with respect to interim periods since December 31, 1997, were not or are not expected to be material in amount. The audited balance sheet of Harrah's as of December 31, 1997 is referred to herein as the "Harrah's Balance Sheet."

    Section 4.5. No Undisclosed Liabilities. Except as disclosed in the Harrah's SEC Reports filed prior to the date of this Agreement or in Schedule
4.5 of the Harrah's Disclosure Schedule, and except for liabilities and obligations incurred since the date of the Harrah's Balance Sheet in the ordinary course of business consistent with past practices, Harrah's and its consolidated Subsidiaries do not have any indebtedness, obligations or liabilities of any kind, whether accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which would be reasonably likely to have a Harrah's Material Adverse Effect.

    Section 4.6. Litigation. Except as disclosed in the Harrah's SEC Reports filed prior to the date of this Agreement or in Schedule 4.6 of the Harrah's Disclosure Schedule, (a) there is no action, suit or proceeding, claim, arbitration or investigation against Harrah's or any of its Subsidiaries pending, or as to which Harrah's or any of its Subsidiaries has received any written notice of assertion or, to the best knowledge of Harrah's, threatened against or affecting, Harrah's or any of its Subsidiaries or any property or asset of Harrah's or any of its Subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to
(i) have a Harrah's Material Adverse Effect or (ii) prevent the consummation of the transactions contemplated by this Agreement; and (b) there is no judgment, order, injunction or decree of any Governmental Entity outstanding against Harrah's or any of its Subsidiaries that could reasonably be expected to have any effect referred to in clauses (i) or (ii) above.

    Section 4.7. Environmental Matters. Except as disclosed in Schedule 4.7 of the Harrah's Disclosure Schedule or as would not be reasonably likely to have a Harrah's Material Adverse Effect, (a) Harrah's and its Subsidiaries are in compliance with all Environmental Laws, (b) there are no Environmental Claims pending or, to the best knowledge of Harrah's, threatened against Harrah's and its Subsidiaries, (c) there are no Environmental Conditions relating to Harrah's and its Subsidiaries or any property currently owned or operated by Harrah's or its Subsidiaries, (d) no asbestos containing materials, polychlorinated biphenyls (i.e., PCBs) or underground storage tanks are present at any of the real properties owned or operated by Harrah's, (e) none of Harrah's or its Subsidiaries has received any notices from any governmental agency or other third party alleging liability under or violation of any Environmental Law, or alleging responsibility for the removal, investigation, or remediation of any Environmental Condition and (f) Harrah's is not subject to any enforcement or investigatory action by any governmental agency of which it has received notice, and is not conducting any removal, investigation or remediation, regarding an Environmental Condition with respect to any real property owned or operated by Harrah's or its Subsidiaries or for which Harrah's or its Subsidiaries have an option to purchase or right of first refusal or equitable interests as contract purchasers or equitable interests as profit participants. Environmental Laws, Environmental Claims and Environmental Conditions shall have the meanings assigned to them in Section 3.13.

    Section 4.8. Labor Matters. Except as disclosed in Schedule 4.8 of the Harrah's Disclosure Schedule or as would not have a Harrah's Material Adverse Effect, (i) there are no controversies pending or, to the best knowledge of Harrah's, threatened between Harrah's or any of its Subsidiaries and any of their respective employees; (ii) to the best knowledge of Harrah's, there are no activities or proceedings of any labor union to organize any non-unionized employees, (iii) neither Harrah's nor any of its Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or contract and there are no grievances outstanding against Harrah's or any of its Subsidiaries under any such agreement or contract; (iv) there are no unfair labor practice charges and/or complaints pending against Harrah's or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of Harrah's or any of its Subsidiaries; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the best knowledge of Harrah's, threat thereof, by or with respect to any employees of Harrah's or any of its Subsidiaries.

    Section 4.9. Insurance. Harrah's maintains insurance in such amounts and on such terms as is necessary for Harrah's business as currently conducted and as is reasonable and customary in the gaming business. All such insurance policies are with reputable insurance carriers and provide coverage as is reasonably prudent to cover normal risks incident to the business of Harrah's and its Subsidiaries and their respective properties and assets.

    Section 4.10. Taxes. Except as would not be reasonably likely to have a Harrah's Material Adverse Effect or except as disclosed on Schedule 4.10 of the Harrah's Disclosure Schedule, (a) each of Harrah's, its Subsidiaries and any affiliated group (within the meaning of Section 1504 of the Code) of which Harrah's or any of its Subsidiaries is now or ever has been a member (i) has filed or caused to be filed, or will file or cause to be filed, with the appropriate taxing authority, on a timely basis, all federal or other material Tax Returns required to be filed by it on or prior to the Closing Date (which Tax Returns were or will be correct and complete in all material respects), and
(ii) has paid or caused to be paid or will pay or cause to be paid (x) all Taxes due for the periods covered thereby and (y) all Taxes pursuant to any assessment received by Harrah's or any of its Subsidiaries, excluding in each case under this clause (ii), any such Taxes that have been contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) as of the date hereof, there is no action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of Harrah's or any of its Subsidiaries, threatened by any governmental or taxing authority regarding any Taxes relating to Harrah's or any of its Subsidiaries and (c) as of the date hereof, neither Harrah's nor any of its Subsidiaries has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of any Taxes of Harrah's or any of its Subsidiaries.

    Section 4.11. Compliance with ERISA. Each employee benefit plan, within the meaning of Section 3(3) of ERISA, other than any multiemployer plan, within the meaning of Section 4001(a)(3) of ERISA, that is sponsored maintained or contributed to or with respect to which Harrah's has an obligation to contribute has been maintained in material compliance with the requirements of all applicable statutes, orders, rules and regulations which are applicable to such employee benefit plan, including but not limited to ERISA and the Code. With respect to each such employee benefit plan that is an employee pension benefit plan, within the meaning of Section 3(2) of ERISA, that is regulated under Title IV of ERISA: (i) Harrah's and any other entity that, together with Harrah's as of the relevant measuring date under ERISA, was or is required to be treated as single employer under Section 414 of the Code ("Harrah's ERISA Affiliate") have fulfilled their respective obligations under the minimum funding requirements of
Section 302 of ERISA and Section 412 of the Code; (ii) no reportable event, as defined in Section 4043 of ERISA, has occurred and is continuing; (iii) no liability to the Pension Benefit Guaranty Corporation has been incurred, and
(iv) no proceedings have been instituted by the Pension Benefit Guaranty Corporation to terminate any such plan. With respect to any multiemployer plan, within the meaning of Section 4001(a)(3) of ERISA, to which Harrah's or a Harrah's ERISA Affiliate contributed, or with respect to which Harrah's or a Harrah's ERISA Affiliate has or had an obligation to contribute at any time within the 6-year period preceding the Closing Date, neither Harrah's nor any Harrah's ERISA Affiliate has (i) incurred any withdrawal liability, as defined in Part I of Subtitle E of Title IV of ERISA, or (ii) been notified by the sponsor of any such multiemployer plan that such multiemployer plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA. To the best knowledge of Harrah's, a complete withdrawal from each such multiemployer plan would not result in any liability for Harrah's, contingent or otherwise, that would be reasonably likely to have a Harrah's Material Adverse Effect. Each Pension Plan and each related trust that are intended to qualify under the provisions of Code Section 401(a) have received a favorable determination letter from the Internal Revenue Service stating that the Pension Plan is so qualified and the related trust is exempt from federal income tax under Section 501(a) of the Code and, to the best knowledge of Harrah's, nothing has occurred since the date of the last such determination letter which has resulted in or is likely to result in the revocation of such determination letter. None of Harrah's, any Harrah's ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of Harrah's or any

Harrah's ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, except to the extent required by the Code or ERISA and except with respect to certain former employees, who currently number fewer than thirty (30).

    Section 4.12. Intellectual Property. Except as disclosed in Schedule 4.12 of the Harrah's Disclosure Schedule or would not be reasonably likely to have a Harrah's Material Effect, Harrah's and its Subsidiaries own or possess adequate rights to use all material trademarks, trademark applications, trade names, service marks, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights as are necessary in connection with the businesses Harrah's and its Subsidiaries as currently conducted, and, to the best knowledge of Harrah's, except as set forth in Schedule 4.12 of the Harrah's Disclosure Schedule, there is no infringement of the rights of Harrah's and its Subsidiaries therein or any infringement by them of the right of others therein which, individually or in the aggregate would be reasonably likely to have a Harrah's Material Adverse Effect.

    Section 4.13. Absence of Certain Changes or Events. Except as disclosed in the Harrah's SEC Reports filed prior to the date of this Agreement or in
Schedule 4.13 of the Harrah's Disclosure Schedule, since the date of the Harrah's Balance Sheet, Harrah's and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, development, state of affairs or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or is reasonably likely to have a Harrah's Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Harrah's or any of its Subsidiaries which is reasonably likely to have a Harrah's Material Adverse Effect; (iii) any material change by Harrah's in its accounting methods, principles or practices of which Harrah's has not previously been informed; (iv) any revaluation by Harrah's of any of its assets which is reasonably likely to have a Harrah's Material Adverse Effect; (v) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Harrah's; (vi) any split, combination or reclassification of any of Harrah's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of Harrah's capital stock; (vii) any increase in or establishment of, or any liability (caused by a prior or existing violation of laws or regulations) under, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of Harrah's or any Subsidiary other than increases which would not be material, individually or in the aggregate, with respect to such officers or employees receiving such benefit or compensation (based on a comparison to benefits and compensation received in the year ended December 31,1997); or
(viii) any settlement of pending or threatened litigation involving Harrah's or any of its Subsidiaries (whether brought by a private party or a Governmental Entity) other than any settlement which is not reasonably likely to have a Harrah's Material Adverse Effect.

    Section 4.14.  Compliance.

    (a) Each of Harrah's and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Harrah's best knowledge), officers, persons performing management functions similar to officers and, to Harrah's best knowledge, partners hold all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (including all authorizations under Environmental Laws, Harrah's Gaming Laws, the Merchant Marine Act of 1920 and the Shipping Act of 1916 and Certificates of Inspection issued by the U.S. Coast Guard and permits and approvals issued by the United States Army Corps of Engineers), necessary to conduct the business and operations of Harrah's and each of its Subsidiaries, each of which is in full force and effect in all material respects, except for such permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals the failure of which to hold would not, individually or in the aggregate, be reasonably likely to have a Harrah's Material Adverse Effect

(the "Harrah's Permits") and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Harrah's Permit that currently is in effect the loss of which either individually or in the aggregate would be reasonably likely to have a Harrah's Material Adverse Effect. Each of Harrah's and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Harrah's best knowledge), officers, persons performing management functions similar to officers and, to Harrah's best knowledge, partners, are in compliance with the terms of the Harrah's Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, be reasonably likely to have a Harrah's Material Adverse Effect. Except as disclosed in the Harrah's SEC Reports filed prior to the date of this Agreement or as would not be reasonably likely to have a Harrah's Material Adverse Effect, the businesses of Harrah's and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity (including, without limitation, any Harrah's Gaming Laws), except for possible violations which individually or in the aggregate do not and would not be reasonably likely to have a Harrah's Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Harrah's or any of its Subsidiaries is pending, or, to the best knowledge of Harrah's, threatened, nor has any Governmental Entity indicated any intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, be reasonably likely to have a Harrah's Material Adverse Effect.

    (b) The term "Harrah's Gaming Laws" means any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of Harrah's or any of its Subsidiaries, including, without limitation, the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Clark County Code and the rules and regulations promulgated thereunder, the Douglas County Code and the rules and regulations promulgated thereunder, the Louisiana Economic Development and Gaming Corporation Law and the rules and regulations promulgated thereunder, the Louisiana Riverboat Economic Development and Gaming Control Act and the rules and regulations promulgated thereunder, the New Jersey Casino Control Act and the rules and regulations promulgated thereunder, the Illinois Riverboat Gambling Act and the rules and regulations promulgated thereunder, the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder, the Missouri Riverboat Gambling Act and the rules and regulations promulgated thereunder, the Indiana Riverboat Gambling Act and the rules and regulations of the Indiana Gaming Commission and the codes, rules and regulations promulgated thereunder, the Casino Control Act 1992 (New South Wales) and the rules and regulations promulgated thereunder, the Indian Gaming Regulatory Act of 1988 and the rules and regulations promulgated thereunder, any state-tribal gaming compact and any applicable state gaming law and any federal or state laws relating to currency transactions.

    (c) Except as disclosed in Schedule 4.14(c) of the Harrah's Disclosure Schedule, neither Harrah's nor any of its Subsidiaries, nor any director (but with respect to non-employee directors, only to Harrah's best knowledge), officer, key employee or, to Harrah's best knowledge, partners of Harrah's or any of its Subsidiaries has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to any violation or possible violation of any Harrah's Gaming Laws which did or would be reasonably likely to result in fines or penalties of $50,000 or more. To Harrah's best knowledge, there are no facts, which if known to the regulators under the Harrah's Gaming Laws could reasonably be expected to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval of it or them, or of any officer, director, person performing management functions similar to an officer or partner, under any Harrah's Gaming Laws. Neither Harrah's nor any of its Subsidiaries has suffered a suspension or revocation of any material license , finding of suitability, registration, permit or approval held under the Harrah's Gaming Laws.

    Section 4.15. Tax Matters. To the best knowledge of Harrah's, after consulting with its tax advisors, except as set forth on Schedule 4.15 of the Harrah's Disclosure Schedule, neither Harrah's nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code.

    Section 4.16.  Joint Proxy Statement/Prospectus; Registration
Statement. None of the information supplied by Harrah's or Merger Sub to be included or incorporated by reference in the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, will, on the date it became effective with the SEC, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendment or supplement thereto to the stockholders of Harrah's or Rio, at the time of the Harrah's Stockholders' Meeting and the Rio Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder; PROVIDED, HOWEVER, that Harrah's makes no representation with respect to any information supplied or to be supplied by Rio for inclusion or incorporated by reference from Rio SEC filings in the Joint Proxy Statement/ Prospectus or any amendment thereof or supplement thereto. None of the information supplied by Harrah's or Merger Sub to be included or incorporated by reference from Harrah's SEC filings in the Registration Statement will, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    Section 4.17. Brokers. None of Harrah's, any of its Subsidiaries, or any of their respective officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, except that Harrah's has retained BT Wolfensohn & Co. as financial advisor, the arrangements with which have been disclosed in writing to Rio prior to the date hereof.

    Section 4.18. No Operations of Merger Sub. Other than in connection with the transactions contemplated by this Agreement, since its date of incorporation, Merger Sub has not conducted any business, has not owned, leased or operated any real property and has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise.

    Section 4.19. Title to Property. Harrah's and its Subsidiaries have good, valid, legal and marketable title to all of their real properties purported to be owned by them and good and valid title to other assets purported to be owned by them, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected, individually or in the aggregate, to have a Harrah's Material Adverse Effect, and except for liens which secure indebtedness reflected in the Harrah's Balance Sheet; and all leases pursuant to which Harrah's or its Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) by Harrah's and its Subsidiaries except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not reasonably be expected, individually or in the aggregate, to have a Harrah's Material Adverse Effect.

    Section 4.20.  Agreements, Contracts and Commitments.

    (a) Except as disclosed in the Harrah's SEC Reports filed prior to the date of this Agreement or as disclosed in Schedule 4.20(a) of the Harrah's Disclosure Schedule, as of the date of this Agreement, neither Harrah's nor any of its Subsidiaries is a party to any oral or written contract, agreement or commitment to be performed after the date hereof which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC, collectively, the "Harrah's Material Contracts").

    (b) Except as disclosed in the Harrah's SEC Reports filed prior to the date of this Agreement or as disclosed in Schedule 4.20(b) of the Harrah's Disclosure Schedule, as of the date of this Agreement, (i) each of the Harrah's Material Contracts is valid and binding upon Harrah's or any of its Subsidiaries (and, to Harrah's best knowledge, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by Harrah's or any of its Subsidiaries under any of the Harrah's Material Contracts, whether or not such breach, violation or default has been waived, and (iii) no event has occurred with respect to Harrah's or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Harrah's Material Contracts, which breach, violation or default referred to in clauses (ii) or (iii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (ii) or (iii), would be reasonably likely to have a Harrah's Material Adverse Effect.

    Section 4.21.  Information Regarding HJC.  Except as disclosed on Schedule
4.21 of the Harrah's Disclosure Schedule or as would not be reasonably likely to have a Harrah's Adverse Effect, the Harrah's Form 10-K filed as of March 10, 1998 and the Harrah's Form 10-Q filed as of August 7, 1998 did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and do not as of the date hereof, contain any untrue statement of a material fact relating to HJC or omit to state a material fact relating to HJC required to be stated in such Form 10-K and Form 10-Q or necessary in order to make the statements relating to HJC therein, in the light of the circumstances under which they were made, not misleading.

    Section 4.22. Opinion of Financial Advisor. Harrah's has received the opinion of BT Wolfensohn & Co., dated the date of this Agreement, to the effect that the Exchange Ratio is fair to Harrah's from a financial point of view.

                                   ARTICLE V.
                                   COVENANTS

    Section 5.1. Conduct of Business of Rio. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Rio agrees as to itself and each of its Subsidiaries (except to the extent that Harrah's shall otherwise consent in writing) to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or as specifically disclosed on Schedule 5.1 of the Rio Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of Harrah's, Rio shall not and shall not permit any of its Subsidiaries to:

        (i) adopt any amendment to its Articles of Incorporation or Bylaws or comparable charter or organizational documents;

        (ii) (A) issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of capital stock of any class (other than upon exercise of Options outstanding on the date of this Agreement upon payment of the exercise price thereof), or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of Rio Common Stock outstanding on the date hereof or (B) amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of Rio or any of its Subsidiaries, including without limitation, the Rio Options or the Rio Stock Option Plans;

       (iii) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between any wholly-owned Subsidiary of Rio and Rio or any other wholly-owned Subsidiary of Rio;

        (iv) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

        (v) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from Rio or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies previously disclosed in writing to Harrah's, which shall be interpreted and implemented in a manner consistent with past practice), or enter into any employment or severance agreement with, any director, officer or employee of Rio or any of its Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Benefit Arrangement, Pension Plan or Welfare Plan, except (i) to the extent required by applicable law or regulation, (ii) pursuant to any collective bargaining agreements or Employee Plan as in effect on the date of this Agreement consistent with past practices, (iii) for salary and benefit increases in the ordinary course of business consistent with past practice to employees other than executive officers of Rio, or (iv) pursuant to Section 2.3;

        (vi) (A) sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any of the properties or assets of Rio or any of its Subsidiaries, except for sales of assets in the ordinary course of business in connection with Rio's gaming operations in an amount not to exceed $500,000 individually or $2,000,000 in the aggregate or (B) acquire (including, without limitation, by merger, consolidation, lease or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof (or a substantial portion of the assets thereof) or any other assets, except for acquisitions of assets in the ordinary course of business in connection with Rio's gaming operations in an amount individually not to exceed $1,000,000;

       (vii) (A) incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that Rio and its Subsidiaries may incur or pre-pay debt in the ordinary course of business (including Rio's capital expansion and improvement program which is set forth on Schedule 5.1 of the Rio Disclosure Schedule) consistent with past practice under existing lines of credit, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (C) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice (including advances to employees) and except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of Rio and Rio or another wholly-owned Subsidiary of Rio;

      (viii) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Rio or any of its Subsidiaries;

        (ix) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including, without limitation, any change to its methods or basis or write-offs of accounts receivable) for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1996, PROVIDED, HOWEVER, that Harrah's shall not unreasonably withhold or delay its consent to any such matter described in this Section
    5.1 in a manner that would preclude Rio from timely making such an election, timely filing its Tax Returns or timely paying its Taxes;

        (x) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of Rio;

        (xi) other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of Rio or of any of its Subsidiaries before the same comes due in accordance with its terms;

       (xii) fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies;

      (xiii) enter into any collective bargaining agreement (other than as required by law or extensions of existing agreements in the ordinary course of business);

       (xiv) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, unless required by GAAP or the SEC;

       (xv) modify, amend or terminate any of the Rio Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

       (xvi) take, or agree to commit to take, any action that would cause the representations and warranties of Rio contained herein, individually or in the aggregate, which are not qualified by materiality not to be true and correct in all material respects, or cause those qualified by materiality or a Rio Material Adverse Effect not to be true and correct, at, or as of any time prior to, the Effective Time;

      (xvii) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Rio's Affiliates which involves the transfer of consideration or has a financial impact on Rio, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement or disclosed on
    Schedule 3.24 of the Rio Disclosure Schedule;

      (xviii) close, shut down, or otherwise eliminate the casino or the golf course owned or operated by Rio or any of its Subsidiaries, except for such closures, shutdowns or eliminations which are (i) required by action, order, writ, injunction, judgment or decree or otherwise required by law, (ii) due to acts of God or other force majeure events or (iii) temporary or seasonal and in the ordinary course of business as set forth in Schedule 5.1(xviii) of the Rio Disclosure Schedule;

       (xix) take or agree to take any action that would prevent the Merger from qualifying as a reorganization as described in Section 368(a) of the Code;

       (xx) settle any litigation relating to the transactions contemplated hereby other than any settlement which would not (i) be reasonably likely to have a Rio Material Adverse Effect or (ii) materially adversely affect the consummation of the transactions contemplated hereby; or

       (xxi) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

    Section 5.2. Conduct of Business of Harrah's and Merger Sub. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Harrah's agrees as to itself and each of its Subsidiaries (except to the extent that Rio shall otherwise consent in writing) to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or as specifically disclosed on Schedule 5.2 of the Harrah's Disclosure Schedule or such as would not be reasonably likely to have a Harrah's Material Adverse Effect, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of Rio, Harrah's shall not:

    (a) adopt any amendment to its Articles of Incorporation or Bylaws of Harrah's or Harrah's Operating Company;

    (b) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class of or series of its capital stock other than between any Subsidiary of Harrah's and Harrah's or any other Subsidiary of Harrah's;

    (c) take any action or make any change, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies and procedures, unless required by GAAP or the SEC;

    (d) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Harrah's or Harrah's Operating Company;

    (e) other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of Harrah's or of any of its Subsidiaries before the same comes due in accordance with its terms;

    (f) fail to maintain insurance in such amounts and on such terms as is necessary for Harrah's business as currently conducted and as is reasonable and customary in the gaming business;

    (g) take, or agree to commit to take, any action that would cause the representations and warranties of Harrah's contained herein, individually or in the aggregate, which are not qualified by materiality not to be true and correct in all material respects or cause those qualified by materiality or a Harrah's Material Adverse Effect not to be true and correct at, or as of any time prior to, the Effective Time;

    (h) take or agree to take any action that would prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code;

    (i) acquire or agree to acquire any business or assets unrelated to the gaming industry in an amount which exceeds $25 million other than as set forth in Schedule 5.2(i) of the Harrah's Disclosure Schedule; for purposes of this
Section 5.2(i), "gaming industry" shall include hotels, undeveloped land which could be used either currently or in the future in furtherance of gaming, and any other assets necessary for, in support or in anticipation of and ancillary to or in preparation for, the gaming business; or

    (j) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce any intention to do any of the foregoing.

    Section 5.3. Cooperation; Notice; Cure. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Harrah's and Rio shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations. Each of Harrah's and Rio shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Harrah's or Rio, as the case may be, under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Harrah's or Rio contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

    Section 5.4.  No Solicitation.

    (a) Rio shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving Rio or any of its material Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions with any person (or group of persons) other than Harrah's or its respective affiliates (a "Third Party") concerning, provide any non-public information to any person or entity relating to, or take any other action to facilitate inquiries or the making of any proposal that constitutes, an Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Section 5.4 shall prevent Rio or its Board of Directors from furnishing non-public information to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited bona fide written proposal for an Acquisition Proposal (as defined below) by such Third Party, if and only to the extent that (1) such Third Party has made a written proposal to the Board of Directors of Rio to consummate an Acquisition Proposal, which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of Rio,
(2) the Board of Directors of Rio determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the holders of Rio Common Stock than the transaction contemplated by this Agreement (a "Superior Proposal"), (3) the Board of Directors of Rio determines in good faith, based on the advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to Rio's stockholders under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality and standstill agreement (unless the Board of Directors of Rio determines in good faith upon the advice of counsel, that requiring such person or entity to enter into a standstill agreement would violate such Board's fiduciary duty) with material terms no less favorable to such party than those contained in the Confidentiality Agreements each dated June 18, 1998 between Harrah's and Rio (the "Confidentiality Agreements"). Rio agrees not to release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the Board of Directors of Rio determines in good faith, based on the advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to Rio's stockholders under applicable law.

    (b) Rio shall notify Harrah's promptly after receipt by Rio or Rio's knowledge of the receipt by any of its advisors of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of Rio by any person or entity that informs such party that it is considering making or has made an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Rio shall (i) keep Harrah's informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information and (ii) provide to Harrah's as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material (A) sent or provided to Rio or any of its employees, representatives or agents from any Third Party in connection with any Acquisition Proposal or request for non-public information or (B) sent or provided by Rio or any of its employees, representatives or agents to any Third Party in connection with any Acquisition Proposal or request for non-public information.

    (c) Except as expressly permitted by this Section 5.4, neither the Board of Directors of Rio nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Harrah's, the approval or recommendation by the Board of Directors of Rio or any such committee of this Agreement or the Merger, (ii) approve or cause Rio to enter into letter of intent, agreement in principle or any legally binding acquisition agreement or similar agreement relating to any Acquisition Proposal (any such legally binding agreement, an "Acquisition Agreement") or (iii) approve or recommend, or propose to publicly approve or recommend, any Acquisition Proposal. Notwithstanding the foregoing, if Rio has received a Superior Proposal, the Board of Directors of Rio may, prior to approval of the Merger by Rio's stockholders and subject to this and the following sentences, terminate this Agreement pursuant to Section 7.1(f), but only at a time that is more than 48 hours following receipt by Harrah's of written notice advising Harrah's that the Board of Directors of Rio is prepared to accept such Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Third Party making such Superior Proposal; PROVIDED, HOWEVER, that concurrently with or immediately after such termination, the Board of Directors of Rio shall cause Rio to enter into an Acquisition Agreement with respect to such Superior Proposal.

    (d) Nothing contained in this Section 5.4 shall prohibit Rio from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Rio's stockholders if, in the good faith judgment of the Board of Directors of Rio, based on the advice of outside legal counsel, failure to so disclose would be inconsistent with its fiduciary obligations under applicable law; PROVIDED, HOWEVER, that neither Rio nor the Board of Directors of Rio (nor any committee thereof) shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger, or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.

    Section 5.5.  Joint Proxy Statement/Prospectus; Registration Statement.

    (a) As promptly as practicable after the execution of this Agreement, Rio and Harrah's shall cooperate, prepare and file with the SEC, the Joint Proxy Statement/Prospectus and the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus, PROVIDED that Harrah's may delay the filing of the Registration Statement until approval of the Joint Proxy Statement/ Prospectus by the SEC. Rio and Harrah's will cause the Joint Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Harrah's and Rio shall use all reasonable efforts to have or cause the Joint Proxy Statement/Prospectus to be cleared by the SEC and to cause the Registration Statement to become effective as promptly as practicable. Without limiting the generality of the foregoing, each of Rio and Harrah's shall, and shall cause its respective representatives to, fully cooperate with the other party and its respective representatives in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement, and shall, upon request, furnish the other party with all information concerning it and its affiliates, directors, officers and stockholders as the other may reasonably request in connection with the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. The Joint Proxy Statement/Prospectus with respect to the Merger shall include the determination and recommendation of the Board of Directors of Rio and the Board of Directors of Harrah's that their respective shareholders vote in favor of the approval and adoption of this Agreement and the Merger. Rio and Harrah's shall use reasonable efforts to take all actions required under any applicable federal or state securities or Blue Sky Laws in connection with the issuance of shares of Harrah's Common Stock pursuant to the Merger. As promptly as practicable after the Registration Statement with respect to the Merger shall have become effective, Rio and Harrah's shall cause the Joint Proxy Statement/Prospectus with respect to the Merger to be mailed to their respective stockholders.

    (b) Without limiting the generality of the foregoing, (i) Rio and Harrah's shall notify each other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, and (ii) Rio and Harrah's shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, the Joint Proxy Statement/Prospectus or the Registration Statement, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC with respect to any of the foregoing filings.

    (c) The information supplied by Rio for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and the Registration Statement shall not (i) at the time the Registration Statement is declared effective, (ii) at the time the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the holders of Rio Common Stock and the holders of Harrah's Common Stock, (iii) at the time of the Rio Stockholders' Meeting and the Harrah's Stockholders' Meeting and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Rio or any if its affiliates or its or their respective officers and directors should be discovered by Rio which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Rio shall promptly inform Harrah's of such event or circumstance.

    (d) The information supplied by Harrah's for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and the Registration Statement shall not (i) at the time the Registration Statement is declared effective, (ii) at the time the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the holders of Rio Common Stock, (iii) at the time of the Rio Stockholder's Meeting, and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Harrah's or any if its affiliates or its or their respective officers and directors should be discovered by Harrah's which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Harrah's shall promptly inform Rio of such event or circumstance.

    Section 5.6. Stockholders' Meetings. Rio and Harrah's shall each call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger. Each of Rio and Harrah's shall, through its respective Board of Directors, recommend to their respective stockholders adoption of this Agreement and approval of such matters, shall coordinate and cooperate with the respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Each of Rio and Harrah's shall use all reasonable efforts to solicit from its stockholders proxies in favor of such matters. Without limiting the generality of the foregoing, unless this Agreement is terminated pursuant to Section 7.1(f), Rio agrees that its obligations pursuant to this Section 5.6 shall not be affected by the commencement, public proposal or communication to Rio of any Acquisition Proposal.

    Section 5.7. Access to Information. Upon reasonable notice, each of Harrah's and Rio (and each of their respective Subsidiaries) shall afford to the other party and its officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, each of Harrah's and Rio shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other (a) copies of monthly financial reports and development reports, (b) a copy of each report, schedule, registration statement and other documents filed or received by it during such period pursuant to the requirements of federal or state securities laws and (c) all other information concerning its business, properties and personnel as the other party may reasonably request. Each party making such requests will hold any such information furnished to it by the other party which is nonpublic in confidence in accordance with the Confidentiality Agreement binding on such party. No information or knowledge obtained in any investigation pursuant to this Section
5.7 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger. Paragraph 8 of the Confidentiality Agreement binding Harrah's shall be terminated and be without effect upon any termination of this Agreement pursuant to Sections 7.1(d), 7.1(e) or 7.1(f).

    Section 5.8.  Governmental Approvals.

    (a) The parties hereto shall cooperate with each other and use their reasonable best efforts (and, with respect to the Rio Gaming Laws and the Harrah's Gaming Laws, shall use their reasonable best efforts to cause their respective directors and officers to do so) to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, consents, variances, exemptions, orders, approvals and authorizations of all third parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement, including, without limitation, all filings required under the HSR Act, the Rio Gaming Laws and the Harrah's Gaming Laws ("Governmental Approvals"), and to comply (and, with respect to the Rio Gaming Laws and the Harrah's Gaming Laws, to cause their respective directors and officers and employees to so comply) with the terms and conditions of all such Governmental Approvals. Each of the parties hereto shall use their reasonable best efforts to, and shall use their reasonable best efforts to cause their respective officers, directors and affiliates to, file within 30 days after the date hereof, and in all events shall file within 60 days after the date hereof, all required initial applications and documents in connection with obtaining the Governmental Approvals (including without limitation under applicable Rio Gaming Laws and Harrah's Gaming Laws) and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Rio and Harrah's shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Rio or to Harrah's, as the case may be, and any of their respective Subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Rio and Harrah's (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other party with copies of all correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals; PROVIDED, HOWEVER, that it shall not be required to supply the other party with copies of correspondence relating to the personal applications of individual applicants except for evidence of filing.

    (b) Rio and Harrah's shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. Rio and Harrah's shall take any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

    (c) Notwithstanding the foregoing or any other provision of this Agreement, Harrah's shall have no obligation or affirmative duty under this Section 5.8 to cease or refrain from the ownership of any assets or properties, or the association with any person or entity which association is material to the operations of Harrah's, whether on the date hereof or at any time in the future.

    Section 5.9. Publicity. Harrah's and Rio shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and use all reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

    Section 5.10.  Indemnification.

    (a) From and after the Effective Time, Harrah's agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Rio (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Rio would have been permitted under Nevada law and its Articles of Incorporation or Bylaws in effect on the date hereof to indemnify such Indemnified Party.

    (b) For a period of six years after the Effective Time, Harrah's shall maintain or shall cause the Surviving Corporation to maintain in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Rio's directors' and officers' liability insurance policy (copies of which have been heretofore delivered by Rio to Harrah's) with coverage in amount and scope at least as favorable as Rio's existing coverage; provided that in no event shall Harrah's or the Surviving Corporation be required to expend in the aggregate in excess of 200% of the annual premium currently paid by Rio for such coverage; and if such premium would at any time exceed 200% of the such amount, then Harrah's or the Surviving Corporation shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 200% of such amount.

    (c) The provisions of this Section 5.10 are intended to be an addition to the rights otherwise available to the current officers and directors of Rio by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

    Section 5.11.  Employee Benefits.

    (a) Harrah's shall cause the Surviving Corporation and its Subsidiaries to honor all written employment, consulting, severance and termination agreements (including change in control provisions) of the employees of Rio and its Subsidiaries set forth on Schedule 3.14(b)(15) of the Rio Disclosure Schedule. Harrah's acknowledges that consummation of the transactions contemplated by this Agreement will constitute a change in control (or change of control) of Rio (to the extent such concept is applicable) for the purpose of the Rio Stock Option Plans and all Employee Plans (as defined in Section 3.14(a)(iii) (causing all outstanding options to become vested and exercisable and all restrictions on outstanding restricted shares to lapse and all participants' accounts in the Supplemental Retirement and Deferred Compensation Plan to become payable in a lump sum).

    (b) For purposes of determining eligibility to participate, vesting and entitlement to benefits where length of service is relevant under any employee benefit plan or arrangement of Harrah's or the Surviving Corporation, other than for purposes of benefit accrual under any Pension Plan, employees of Rio and its Subsidiaries as of the Effective Time shall receive service credit for service with Rio and any of its Subsidiaries to the same extent such service was granted under the Employee Plans; provided, however, that such service need not be credited to the extent that it would result in a duplication of benefits.

    (c) Nothing in this Agreement is intended to create any right of employment for any person or to create any obligation for Harrah's or the Surviving Corporation to continue any Employee Plan of Rio following the Effective Time, except as provided in Sections 2.3 and 5.11(a).

    (d) Harrah's will, or will cause the Surviving Corporation and its Subsidiaries to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any Welfare Plans that such employees may be eligible to participate in after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any Welfare Plan maintained for the Affected Employees immediately prior to the Closing Date, and (ii) use its best efforts to provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing Date.

    (e) For a period of two years immediately following the Closing Date, the employer provided group health, life and disability benefits and the benefits under a qualified cash or deferred arrangement, within the meaning of Section 401(k) of the Code, exclusive of any benefits provided only to executives or a select group of management employees, provided to individuals who were employees of Rio or its Subsidiaries immediately prior to the Effective Time and who continue after the Closing Date to be employees of Harrah's, the Surviving Corporation or any of its subsidiaries (the "Affected Employees") pursuant to employee benefit plans or arrangements maintained by Harrah's, the Surviving Corporation and its subsidiaries shall be, in the aggregate for all plans combined and for all eligible employees combined, not materially less favorable for the Affected Employees than those provided to the Affected Employees immediately prior to the Closing Date.

    Section 5.12.  Affiliate Agreements.

    Upon the execution of this Agreement, Rio will deliver to Harrah's a list identifying, to Rio's best knowledge, those persons who will be, at the time of the Rio Stockholders' Meeting, "affiliates" of Rio within the meaning of Rule 145 (each such person who is an "affiliate" of Rio within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). Rio shall provide to Harrah's such information and documents as Harrah's shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Rio shall use all reasonable efforts to deliver or cause to be delivered to Harrah's by October 1, 1998 (and in any case prior to the Effective Time) from each of its Affiliates, an executed affiliate agreement in substantially the form attached hereto as Exhibit B attached hereto (an "Affiliate Agreement").

    Section 5.13.  Intentionally Omitted.

    Section 5.14.  Tax Treatment of Reorganization.

    (a) The parties intend the Merger to qualify as a reorganization under both
Section 368(a)(1)(B) of the Code and Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and shall use their best efforts (and shall cause their respective Subsidiaries to use their best efforts) to cause the Merger to so qualify. Neither Rio nor Harrah's, nor any of their respective Subsidiaries or other Affiliates, shall take any action, or fail to take any action, that is not specifically provided for by this Agreement that would or would be reasonably likely to adversely affect the treatment of the Merger as a reorganization under
Section 368(a) of the Code. Rio and Harrah's shall, and shall cause their respective Subsidiaries to, take the position for all purposes that the Merger qualifies as a reorganization under those Sections of the Code.

    (b) Rio and Harrah's shall cooperate and use their best efforts in obtaining the opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Rio, and Latham & Watkins, counsel to Harrah's, dated as of the Closing Date, to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In connection therewith, both Rio and Harrah's (together with Merger Sub) shall deliver to Skadden, Arps, Slate, Meagher & Flom LLP and Latham & Watkins representation letters, dated and executed as of the Closing Date, in form and substance substantially identical to those attached hereto as Exhibits D and E (the "Representation Letters").

    (c) Rio and Harrah's shall cooperate and use their best efforts to confirm that there is no Rio stockholder with respect to whom any Tax, withholding, reporting or other obligation would arise under Sections 897 or 1445 (or related provisions) of the Code as a result of the Merger.

    Section 5.15.  Further Assurances and Actions.

    (a) Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each party hereto as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

    (b) In case at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities, franchises of any of the parties to the Merger, the proper officers and/or directors of Harrah's, Rio and the Surviving Corporation shall take all such necessary action.

    (c) Notwithstanding anything to the foregoing to the contrary, in the event that the Merger or any of the other transactions contemplated by this Agreement will give rise to any default or breach under the terms of the Indentures governing Rio's 10-N% Senior Subordinated Notes due 2005 and 9- 1/2% Senior Subordinated Notes due 2007, the seeking of the waiver or consent of the holders of such indebtedness to such default or breach shall be on terms and conditions determined by Harrah's in its sole and absolute discretion, which may include, subject to such discretion, the repayment or repurchase of such indebtedness and the amendment of the terms of such indebtedness which remains outstanding, in each case on terms that are usual and customary for similar transactions. In the event that a consent or waiver necessary to satisfy Section 6.3(e) shall not be received on terms and conditions acceptable to Harrah's, then Harrah's shall not be obligated to consummate the Merger or any other transaction contemplated hereby; PROVIDED, HOWEVER, that this Section 5.15(c) shall not apply to Section
4.08 of Rio's Indenture dated July 21, 1995 for the 10-5/8% Senior Subordinated Notes Due 2005, Section 4.08 of Rio's Indenture dated February 11, 1997 for the 9-1/2% Senior Subordinated Notes Due 2007.

    Section 5.16. Stock Exchange Listing. Harrah's shall use its best efforts to list on the NYSE prior to the Effective Time, subject to official notice issuance, the shares of Harrah's Common Stock to be issued as Merger Consideration.

    Section 5.17. Letter of Rio's Accountants. Rio shall use all reasonable efforts to cause to be delivered to Harrah's a letter of Arthur Andersen LLP, Rio's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Harrah's, in form reasonably satisfactory to Harrah's and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

    Section 5.18. Letter of Harrah's Accountants. Harrah's shall use all reasonable efforts to cause to be delivered to Rio a letter of Arthur Andersen LLP, Harrah's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Rio, in form reasonably satisfactory to Rio and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

    Section 5.19. Appointment of Harrah's Director. Harrah's agrees promptly following the Effective Time to appoint or take such actions as are necessary to nominate and seek the election of Anthony Marnell II to Harrah's Board of Directors for a term expiring at the annual meeting of stockholders in the year 2000.

    Section 5.20. Title Insurance. Rio shall take, or cause to be taken, all such actions as shall be necessary for Harrah's to obtain, at the Effective Time, the title insurance coverage which is described on Exhibit C attached hereto for each parcel of Rio Real Property (exclusive of Rio Leased Property under Rio Space Leases) (the "Title Insurance") to be issued by a title insurance company or companies selected by Rio and reasonably acceptable to Harrah's (collectively, the "Title Insurer"). Such actions required of Rio shall include, without limitation, the provision of such documentation and other information as shall be reasonably requested by the Title Insurer and the execution and delivery of such affidavits, indemnity agreements and other documents as shall be reasonably requested by the Title Insurer. Rio shall obtain from surveyors reasonably acceptable to Harrah's all surveys of the Rio Real Property necessary for the issuance of the Title Insurance at Rio's cost.

                                  ARTICLE VI.
                              CONDITIONS TO MERGER

    Section 6.1.  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver by each party prior to the Effective Time of the following conditions:

    (a) Stockholder Approval. This Agreement and the Merger shall have been approved by the stockholders of Rio and the stockholders of Harrah's in the manner required under the NRS and the Articles of Incorporation of Rio and Harrah's, respectively.

    (b) No Injunctions. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

    (c) Governmental Approvals. All Governmental Approvals required to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, under the Rio Gaming Laws and the Harrah's Gaming Laws), all such approvals shall remain in full force and effect, all statutory waiting periods in respect thereof (including, without limitation, under the HSR Act) shall have expired and no such approval shall contain any conditions, limitations or restrictions which will have or would reasonably be expected to have a Rio Material Adverse Effect or a Harrah's Material Adverse Effect.

    (d) NYSE Listing. The Harrah's Common Stock to be issued to holders of Rio Common Stock in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

    (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

    Section 6.2. Additional Conditions to Obligations of Rio. The obligation of Rio to effect the Merger is subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Rio:

    (a) Representations and Warranties. The representations and warranties of Harrah's and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and, except to the extent such representations speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) other than for representations and warranties already qualified as to materiality or a Harrah's Material Adverse Effect, inaccuracies which, individually or in the aggregate have not had and are not reasonably likely to have a Harrah's Material Adverse Effect. Rio shall have received a certificate signed on behalf of Harrah's by the chief executive officer and the chief financial officer of Harrah's to such effect.

    (b) Performance of Obligations of Harrah's. Harrah's shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Rio shall have received a certificate signed on behalf of Harrah's by the chief executive officer and the chief financial officer of Harrah's to such effect.

    (c) Tax Opinion Regarding Merger. Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Rio, shall have delivered to Rio an opinion, dated as of the Closing Date, to the effect that, based upon representations, assumptions and conditions customary for transactions such as the Merger (including the Representation Letters), that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

    (d) No Material Adverse Change. Between the date of this Agreement and the Effective Date, there shall not have been any event, development, condition or state of affairs which resulted in or is reasonably likely to result in a material adverse change in the business, properties, financial condition or results of operations of Harrah's and its Subsidiaries, taken as a whole, other than changes, if any, resulting from the effect of economic changes which are applicable to the gaming industry generally or the gaming industry in markets in which Harrah's or its Subsidiaries conducts business.

    (e) Third-Party Consents. Harrah's shall have received all third-party consents and approvals required to be obtained by Harrah's in connection with the transactions contemplated hereby, under any contract to which Harrah's (or any of its Subsidiaries) may be a party, except for such third-party consents and approvals as to which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to result in a Harrah's Material Adverse Effect.

    Section 6.3. Additional Conditions to Obligations of Harrah's. The obligations of Harrah's and Merger Sub to effect the Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Harrah's:

    (a) Representations and Warranties. The representations and warranties of Harrah's and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and, except to the extent such representations speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) other than for representations and warranties already qualified as to materiality or a Rio Material Adverse Effect, inaccuracies which, individually or in the aggregate have not had and are not reasonably likely to have a Rio Material Adverse Effect. Rio shall have received a certificate signed on behalf of Harrah's by the chief executive officer and the chief financial officer of Harrah's to such effect.

    (b) Performance of Obligations of Rio and Certain Stockholders. Rio shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and Harrah's shall have received a certificate signed on behalf of Rio by the chief executive officer and the chief financial officer of Rio to each such effect. Each of the Rio stockholders that is a party to a Stockholder Support Agreement shall have performed in all material respects all obligations required to be performed by it under the Stockholder Support Agreements at or prior to the Closing Date.

    (c) No Material Adverse Change. Between the date of this Agreement and the Effective Date, there shall not have been any event, development, condition or state of affairs which resulted in or is reasonably likely to result in a material adverse change in the business or properties, (including, without limitation, Rio's development plans contemplated by the Phase VI Expansion Plan and the development plans of the Phase VI Land), financial condition or results of operations of Rio and its Subsidiaries, taken as a whole, other than changes, if any, resulting from the effect of economic changes which are applicable to the gaming industry generally or the Las Vegas gaming industry in particular.

    (d) Tax Opinion Regarding Merger. Latham & Watkins, counsel to Harrah's, shall have delivered to Harrah's an opinion, dated as of the Closing Date, to the effect that, based upon representations, assumptions and conditions customary for transactions such as the Merger (including the Representation Letters), that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

    (e) Third-Party Consents. Rio shall have received all third-party consents and approvals required to be obtained by Rio in connection with the transactions contemplated hereby, under any contract to which Rio (or any of its Subsidiaries) may be a party, except for such third-party consents and approvals as to which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to result in a Rio Material Adverse Effect.

                                  ARTICLE VII.
                           TERMINATION AND AMENDMENT

    Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(h), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Rio:

    (a) by mutual written consent of Rio and Harrah's; or

    (b) by either Harrah's or Rio if the Merger shall not have been consummated by January 31, 1999 (PROVIDED that (i) if the Merger shall not have been consummated because the requisite Governmental Approvals required under Section 6.1(c) shall not have been obtained and are still being pursued, either Harrah's or Rio may extend such date to May 31, 1999 by providing written notice thereof to the other party on or prior to January 31, 1999 and (ii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

    (c) by either Harrah's or Rio if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

    (d) (i) by either Harrah's or Rio, if, at the Rio Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Rio in favor of the approval and adoption of this Agreement and the Merger shall not have been obtained; or (ii) by either Rio or Harrah's, if, at the Harrah's Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Harrah's in favor of the approval and adoption of this Agreement and the Merger shall not have been obtained; or

    (e) (i) by Harrah's, if for any reason Rio fails to call and hold the Rio Stockholders' Meeting by January 31, 1999; PROVIDED, that Harrah's right to terminate this Agreement under this clause (e)(i) shall not be available if at such time Rio would be entitled to terminate this Agreement under Section 7.1(h); or (ii) by Rio, if for any reason Harrah's fails to call and hold the Harrah's Stockholders' Meeting by January 31, 1999; PROVIDED, that Rio's right to terminate this Agreement under this clause (e)(ii) shall not be available if at such time Harrah's would be entitled to terminate this Agreement under
Section 7.1(h); or

    (f) by Rio, in accordance with Section 5.4(c); PROVIDED, HOWEVER, that no termination to this Section 7.1(f) shall be deemed effective unless Rio shall have complied with all provisions contained in Section 5.4(c), including the notice provision therein, and the applicable requirements of Section 7.3, including the payment of the termination fee pursuant to Section 7.3(b)(iii); or

    (g) by Rio, if Harrah's consolidates or merges with or into, or sells all or substantially all of its assets directly or through the sale of capital stock to any person, if after any such transaction, the stockholders of Harrah's immediately prior to such transaction do not own at least 50% of the voting stock of the surviving or acquiring entity immediately after such transaction; or

    (h) by Harrah's or Rio, if there has been a breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement, which breach will cause the conditions set forth in
Section 6.2(a) or (b) (in the case of termination by Rio) or 6.3(a) or (b) (in the case of termination by Harrah's) not to be satisfied.

    Section 7.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Harrah's, Merger Sub or Rio, or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 7.3 and except that such termination shall not limit liability for a willful breach of this Agreement; PROVIDED that the provisions of this Section 7.2, Section 7.3 of this Agreement and the Confidentiality Agreements shall remain in full force and effect and survive any termination of this Agreement.

    Section 7.3.  Fees and Expenses.

    (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

    (b) Rio shall pay Harrah's a termination fee of $22.5 million via wire transfer of same-day funds on the date of the earliest to occur of the following events:

        (i) the termination of this Agreement by Harrah's or Rio pursuant to
    Section 7.1(d)(i), if an Acquisition Proposal involving Rio shall have been publicly announced prior to the Stockholders' Meeting and either an Acquisition Agreement for a Rio Alternative Transaction is entered into, or a Rio Alternative Transaction is consummated, within twelve months of such termination;

        (ii) the termination of this Agreement by Harrah's pursuant to Section 7.1(e)(i);

       (iii) the termination of this Agreement by Rio pursuant to Section 7.1(f); or

        (iv) the termination of this Agreement by Harrah's pursuant to Section 7.1(h); PROVIDED that if such termination occurs solely on account of Rio's breach of a representation or warranty (and Rio has not otherwise breached any material covenant or agreement, in which case this proviso shall not apply), such termination fee shall be payable only if an Acquisition Proposal involving Rio shall have been publicly announced prior to such termination and either an Acquisition Agreement for a Rio Alternative Transaction is entered into, or a Rio Alternative Transaction is consummated, within twelve months of such termination.

    Rio's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of Harrah's against Rio and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by Rio.

    (c) Harrah's shall pay Rio a termination fee of $22.5 million via wire transfer of same-day funds on the date of the earliest to occur of the following events:

        (i) the termination of this Agreement by Harrah's or Rio pursuant to
    Section 7.1(d)(ii), if an Acquisition Proposal involving Harrah's shall have been publicly announced prior to the Stockholders' Meeting and either an Acquisition Agreement for a Harrah's Alternative Transaction is entered into, or a Harrah's Alternative Transaction is consummated, within twelve months of such termination;

        (ii) the termination of this Agreement by Rio pursuant to Section 7.1(e)(ii); or

       (iii) the termination of this Agreement by Rio pursuant to Section 7.1(h); provided that if such termination occurs solely on account of Harrah's breach of a representation or warranty (and Harrah's has not otherwise breached any material covenant or agreement, in which case this proviso shall not apply), such termination fee shall be payable only if an Acquisition Proposal involving Harrah's shall have been publicly announced prior to such termination and either an Acquisition Agreement for a Harrah's Alternative Transaction is entered into, or an Alternative Transaction is consummated, within twelve months of such termination.

    Harrah's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of Rio against Harrah's and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; PROVIDED that this limitation shall not apply in the event of a willful breach of this Agreement by Harrah's.

    (d) Intentionally Omitted.

    (e) As used in this Agreement, "Rio Alternative Transaction" means (i) a transaction pursuant to which any Third Party acquires more than 50% of the outstanding shares of Rio Common Stock pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Rio pursuant to which any Third Party (or the stockholders of a Third Party) acquires more than 50% of the outstanding shares of Rio Common Stock or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Rio, and the entity surviving any merger or business combination including any of them) of Rio having a fair market value (as determined in good faith by the Board of Directors of Rio) equal to more than 50% of the fair market value of all the assets of Rio and its Subsidiaries, taken as a whole, immediately prior to such transaction.

    (f) As used in this Agreement, "Harrah's Alternative Transaction" means (i) a transaction pursuant to which any Third Party acquires more than 50% of the outstanding shares of Harrah's Common Stock pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Harrah's pursuant to which any Third Party (or the stockholders of a Third Party) acquires more than 50% of the outstanding shares of Harrah's Common Stock or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Harrah's, and the entity surviving any merger or business combination including any of them) of Harrah's having a fair market value (as determined in good faith by the Board of Directors of Harrah's) equal to more than 50% of the fair market value of all the assets of Harrah's and its Subsidiaries, taken as a whole, immediately prior to such transaction.

    (g) The fees payable pursuant to Section 7.3(b) shall be paid concurrently with the first to occur of the events described in Section 7.3(b)(i), (ii),
(iii) or (iv), and the fees payable pursuant to Section 7.3(c) shall be paid concurrently with the first to occur of the events described in Sections 7.3(c)(i), (ii) or (iii).

    Section 7.4. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Rio, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 7.5. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

    Section 8.1. Nonsurvival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.4, 1.5, 1.6, 2.1, 2.2, 2.3, 5.10, and 5.11 and Article VIII. The
Confidentiality Agreements shall survive the execution and delivery of this Agreement.

    Section 8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Rio, to

                     Rio Hotel & Casino, Inc.

                     3700 West Flamingo Road

                     Las Vegas, Nevada 89103

                     Attn: James A. Barrett, Jr.

                     Telecopy: (702) 252-7633

                     with a copy to

                     Rio's Counsel

                     Kummer, Kaempfer, Bonner & Renshaw

                     3800 Howard Hughes Parkway

                     7th Floor

                     Las Vegas, NV 89109

                     Attn: Michael J. Bonner, Esq.

                     Telecopy: (702) 796-7181

                     Skadden, Arps, Slate, Meagher & Flom LLP

                     919 Third Avenue

                     New York, New York 10022

                     Attn: Morris J. Kramer, Esq.

                     Telecopy: (212) 735-2000

    (b) if to Harrah's or Merger Sub, to

                  Harrah's Entertainment, Inc.

                  1023 Cherry Road

                  Memphis, Tennessee 38117

                  Attn: Colin V. Reed

                  Telecopy: (901) 762-8804

                  with a copy to:

                  Latham & Watkins

                  633 West Fifth Street, Suite 4000

                  Los Angeles, California 90071-2007

                  Attn: Edward Sonnenschein, Jr., Esq.

                  Telecopy: (213) 891-8763

    Section 8.3. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 9, 1998.

    Section 8.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 8.5. Entire Agreement; No Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.10, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; PROVIDED that the Confidentiality Agreements shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of Harrah's, Merger Sub or Rio makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to any of them or their respective representatives of any documentation or other information with respect to any one or more of the foregoing.

    Section 8.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to any applicable conflicts of law.

    Section 8.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Harrah's; PROVIDED that no such assignment shall relieve Harrah's of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    Section 8.8. Severability; Enforcement. Except to the extent that the application of this Section 8.8 would be reasonably likely to have a Harrah's Material Adverse Effect with respect to Harrah's or a Rio Material Adverse Effect with respect to Rio, the invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any covenant hereunder is too broad to permit enforcement of such covenant to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such covenant to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such covenant.

    Section 8.9. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable laws, each party hereto waives any objection to the imposition of such relief.

    IN WITNESS WHEREOF, Harrah's, Merger Sub and Rio have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                HARRAH'S ENTERTAINMENT, INC.

                                By:  /s/ COLIN V. REED
                                     -----------------------------------------
                                     By: Colin V. Reed
                                     Its: Executive Vice President & Chief
                                     Financial Officer

                                HEI ACQUISITION CORP. III

                                By:  /s/ COLIN V. REED
                                     -----------------------------------------
                                     By: Colin V. Reed
                                     Its: Executive Vice President

                                RIO HOTEL & CASINO, INC.

                                By:  /s/ JAMES A. BARRETT, JR.
                                     -----------------------------------------
                                     By: James A. Barrett, Jr.
                                     Its: President

                                   EXHIBIT A
                     FORM OF STOCKHOLDER SUPPORT AGREEMENT

    STOCKHOLDER SUPPORT AGREEMENT, dated as of August 9, 1998 (this
"Agreement"), by         ("Stockholder") to and for the benefit of Harrah's
Entertainment, Inc., a Delaware corporation ("Harrah's"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

    WHEREAS, as of the date hereof, Stockholder owns of record and beneficially shares (such shares, together with any other voting or equity securities of Rio Hotel & Casino, Inc., a Nevada corporation ("Rio"), hereafter acquired by Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares") of common stock, par value $0.01 per share ("Rio Common Stock");

    WHEREAS, concurrently with the execution of this Agreement, Harrah's, HEI Acquisition Corp. III, a Nevada corporation and indirect wholly-owned subsidiary of Harrah's ("Merger Sub"), and Rio are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Rio such that Rio will become an indirect wholly-owned subsidiary of Harrah's (the "Merger"); and

    WHEREAS, as a condition to the willingness of Rio, Harrah's and Merger Sub to enter into the Merger Agreement, Harrah's has requested the Stockholder agree, and in order to induce Harrah's and Merger Sub to enter into the Merger Agreement, the Stockholder is willing to agree to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

    Section 1. Voting of Shares. Until the termination of this Agreement in accordance with the terms hereof, Stockholder hereby agrees that, at the Rio Stockholders' Meeting (as defined in the Merger Agreement) or any other meeting of the stockholders of Rio, however called, and in any action by written consent of the stockholders of Rio, Stockholder will vote all of his or her respective Shares (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (b) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Rio (or any class thereof). In addition, Stockholder agrees that it will, upon request by Harrah's, furnish written confirmation, in form and substance reasonably acceptable to Harrah's, of such Stockholder's vote in favor of the Merger Agreement and the Merger. Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

    Section 2. Transfer of Shares. Stockholder represents and warrants that it has no present intention of taking action, prior to the termination of this Agreement in accordance with the terms hereof, to, directly or indirectly, (a) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares.

                                     A-A-1

    Section 3. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Harrah's with respect to himself or herself and his or her ownership of the Shares as follows:

    (a) Ownership of Shares. On the date hereof, the Shares are owned of record and beneficially by Stockholder. Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

    (b) Power, Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of his or her obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party, including, without limitation, any voting agreement, stockholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

    (c) No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of his or her properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform his or her obligations hereunder. Subject to Rio Gaming Laws, no consent, approval, order or authorization of, or registration, declaration, or filing with, any governmental entity is required by or with respect to the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.

    Section 4. No Solicitation. Prior to the termination of this Agreement in accordance with its terms, Stockholder agrees that (i) in his or her individual capacity he or she will not, nor will he or she authorize or permit any of his or her employees, agents and representatives to, directly or indirectly, (a) initiate, solicit or encourage any inquiries or the making of any Acquisition Proposal (as defined in the Merger Agreement), (b) enter into any agreement with respect to any Acquisition Proposal, or (c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, and (ii) he or she will notify Harrah's as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, him or her or any of his or her affiliates in his or her individual capacity.

    Section 5. Termination. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) or (ii) any termination of the Merger Agreement in accordance with the terms thereof; PROVIDED that the provisions of Sections 6 and 8 of this Agreement shall survive any termination of this Agreement; and PROVIDED FURTHER that no such termination shall relieve any party of liability for a breach hereof prior to termination.

    Section 6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                                     A-A-2

    Section 7. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent Stockholder from serving on Rio's Board of Directors and from taking or not taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of Rio.

    Section 8.  Miscellaneous.

    (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

    (b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

    (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the principles of conflicts of law thereof.

    (d) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                          STOCKHOLDER
                                          --------------------------------------

Agreed and Acknowledged:

HARRAH'S ENTERTAINMENT, INC.
-------------------------------------------

By:

Its:

                                     A-A-3

                                   EXHIBIT B
                            FORM OF AFFILIATE LETTER

Harrah's Entertainment, Inc.

Ladies and Gentlemen:

    I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Rio Hotel & Casino, Inc., a Nevada corporation ("Rio"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act"). Pursuant to the terms of the Merger Agreement, dated as of August 9, 1998 (the "Agreement"), between Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's"), Harrah's Sub Corp., a Nevada corporation ("Merger Sub"), and Rio, Merger Sub will be merged with and into Rio (as defined in the Agreement) (the "Merger").

    As a result of the Merger, I may receive shares of Common Stock, par value $0.10 per share, of Harrah's (as defined in the Agreement) (the "Harrah's Common Stock") in exchange for shares owned by me of Common Stock, par value $0.01 per share, of Rio.

    1. Compliance with the Act. I represent, warrant and covenant to the Harrah's that in the event I receive any Harrah's Common Stock as a result of the Merger:

        A. I shall not make any sale, transfer or other disposition of the Harrah's Common Stock in violation of the Act or the Rules and Regulations.

        B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Harrah's Common Stock to the extent I felt necessary, with my counsel or counsel for Rio.

        C. I have been advised that the issuance of Harrah's Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger is submitted for a vote of the stockholders of Rio, I may be deemed to have been an affiliate of Rio and the distribution by me of the Harrah's Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Harrah's Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Harrah's, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        D. I understand that Harrah's is under no obligation to register the sale, transfer or disposition of the Harrah's Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available; PROVIDED, HOWEVER, that Harrah's shall meet the requirements of paragraph (c) of Rule 144 promulgated under the Act.

        E. I also understand that stop transfer instructions will be given to the Harrah's transfer agent with respect to the Harrah's Common Stock and that there will be placed on the Certificates for the Harrah's Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF

                                     A-B-1

        1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AUGUST 9, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND HARRAH'S ENTERTAINMENT, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HARRAH'S ENTERTAINMENT, INC."

        F. I also understand that unless the transfer by me of my Harrah's Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Harrah's reserves the right to put the following legend on the certificates issued to my transferee:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

    It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Harrah's Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired Harrah's Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Harrah's has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Harrah's, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

    2.  Intentionally Omitted.

    3. Certain Tax Matters. The undersigned does not intend to take a position on any federal or state income tax return that is inconsistent with the treatment of the Merger as a tax-free reorganization for federal or state income tax purposes.

                                     A-B-2

    Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Rio as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          Name:
  ------------------------------------------------------------------------------

                                          Accepted this day of
                                                , 1998 by

                                          HARRAH'S ENTERTAINMENT, INC.

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                     A-B-3

                                   EXHIBIT C
       TITLE INSURANCE REQUIREMENTS FOR EACH PARCEL OF RIO REAL PROPERTY

1. POLICY FORM: ALTA 1970 Form B Owner's Policy in an amount and with such co-insurance or reinsurance as shall be reasonably requested by Harrah's.

2. INSURED: Record holder of parcel or insured interest therein immediately after the Effective Time.

3. TITLE EXCEPTIONS: Only those exceptions described in Schedule 3.8(b) of the Rio Disclosure Schedule and the Rio Permitted Liens.

4.  ENDORSEMENT COVERAGE:

    - Delete Standard Exceptions

    - Access (via particular streets or easements as the case may be)

    - Survey (insuring the insured premises to be the same as the surveyed premises and that all easements are located as shown on the survey)

    - Contiguity (insuring no strips, gores, gaps within lots or between apparently contiguous lots)

    - Owner's Comprehensive

    - No Encroachments

    - Legal Lot/Subdivision

    - Zoning (ALTA 3.1 for improved premises)

    - Going Concern (Special Valuation)

    - Corporate Successor (if applicable)

    - Sears (agreement to issue new policies)

    - Non-Imputation (insuring against non-record matters known to Rio officers and employees)

    - Option (as to option properties)(insuring the validity of any options held)

    - Lessor's Interest (as to leasehold properties)(insuring the priority of the leasehold)

    - Deletion of Paragraph 10 of Conditions and Stipulations

    - Agreement as to adequacy of coverage (no coinsurance)

    - Mineral Rights

    - Affirmative insurance against all loss, cost or damage resulting from particular exceptions

                                     A-C-1

                                   EXHIBIT D
                           RIO REPRESENTATION LETTER

                                          , 1998

Skadden, Arps, Slate, Meagher & Flom LLP

919 Third Avenue
New York, New York 10022

Latham & Watkins
233 South Wacker Drive
Chicago, Illinois 60606

Ladies and Gentlemen:

    On behalf of Rio Hotel & Casino, Inc. ("Target"), the undersigned, an officer of Target, in connection with the opinions to be delivered by Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps") and Latham & Watkins pursuant to Section 6.2(c) and 6.3(d), respectively (each, a "Tax Opinion"), of the
Agreement and Plan of Merger (the "Merger Agreement"), dated as of            ,
1998, among Harrah's Entertainment, Inc. ("Parent"), HEI Acquisition Corp. III ("Merger Sub") and Target, pursuant to which Merger Sub will merge with and into Target, with Target surviving (the "Merger"), and recognizing that each of you will, and authorizing each of you to, rely upon this certificate in rendering your respective Tax Opinion, hereby certifies that:1

        1. The facts relating to the Merger described in the combined Proxy Statement of Target and Prospectus of Parent relating to the Merger (the "Proxy Statement-Prospectus") and related documents and materials are accurate and complete in all material respects and will be accurate and complete in all material respects at the Effective Time.

        2. The Merger will be consummated in compliance with the terms and conditions of the Merger Agreement and as described in the Proxy Statement-Prospectus, and none of the terms and conditions contained in the Merger Agreement have been or will be waived or modified (except as set forth in the schedule attached hereto).

        3. The aggregate fair market value of the shares of Parent voting stock received by each stockholder of Target will be approximately equal to the fair market value of the shares of Target stock surrendered in the Merger, as determined by arm's-length negotiations between the respective managements and representatives of Parent and Target.

        4. No assets of Target have been sold, transferred or otherwise disposed of which would prevent Target from continuing its historic business or from using a significant portion of its historic business assets in a business following the Merger.

        5. Target and the stockholder of Target will pay, and will not be reimbursed for, their respective expenses, if any, incurred in connection with the Merger.

        6. There is no intercorporate indebtedness existing between Parent or any of its Subsidiaries, on the one hand, and Target or any of its Subsidiaries, on the other hand, that was issued, acquired, or will be settled at a discount.

------------------------

1   For purposes of this certificate, capitalized terms used and not otherwise defined herein shall have the meanings specified in the Merger Agreement.

                                     A-D-1

        7. In the Merger, Target stock will be exchanged solely for Parent voting stock (other than cash paid in lieu of fractional shares of Parent voting stock). For purposes of this representation, Target stock redeemed for cash or other property furnished by Parent will be considered as acquired by Parent.

        8. Target is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of Code.

        9. At the Effective Time, the aggregate fair market value of the assets of Target will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

        10. The payment of cash in lieu of fractional shares of Parent stock, if any, is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration.

        11. The payment of cash in lieu of fractional shares of Parent stock, if any, will not, in the aggregate, exceed one percent of the total fair market value of the consideration that will be received by the holders of Target stock in the Merger. No Target stockholder will receive cash in an amount greater than the fair market value of one share of Harrah's Common Stock.

        12. None of the compensation received by any stockholder-employee of Target will be separate consideration for, or allocable to, any of their shares of Target stock, none of the shares of Parent stock received by any stockholder-employee of Target will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee of Target will be for services rendered and will be commensurate with amounts that would be paid to third parties bargaining at arm's-length for similar services.

        13. Target is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        14. Target has no plan or intention to issue additional shares of its stock that would result in Parent losing control of Target within the meaning of Section 368(c) of the Code.

        15. In the Merger, shares of Target stock representing control of Target, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation, shares of Target stock exchanged for cash or other property originating with Parent will be treated as outstanding Target stock at the Effective Time.

        16. At the Effective Time, Target will not have outstanding any warrants, options, convertible securities or any other type of rights pursuant to which any person could acquire stock in Target that, if exercised or converted, would affect Parent's acquisition or retention of control of Target, as defined in Section 368(c) of the Code.

        17. Prior to and in connection with the Merger, (i) neither Target nor any person related to Target (within the meaning of Treasury Regulation
    Section 1.368-1(e)(3)) has redeemed, purchased or otherwise acquired shares of Target stock, (ii) no person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has acquired any shares of Target stock with consideration other than Parent stock and (ii) Target has not made an extraordinary distribution (as described in Treasury Regulation
    Section 1.368-1T(e)(1)(ii)(A)) with respect to its stock.

        18. At the Effective Time, Target will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets. For purposes of this representation, amounts paid by Target to dissenters, amounts paid by Target to shareholders of Target who receive cash or other property, amounts used by Target to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends, if any) made by Target will be included as assets of Target immediately prior to the Merger.

                                     A-D-2

        19. Target has no authorized stock other than River Common Stock, River Preferred Stock and River Class II Preferred Stock. Immediately prior to the Merger, the only stock of Target that will be issued and outstanding will be River Common Stock.

        20. There will be no dissenters' rights in the Merger.

        21. Except for the River Common Stock, Target has no issued and outstanding equity or any outstanding indebtedness, instrument, contract or other arrangement that could be treated as equity of Target under United States federal income tax law. Additionally, Target has no outstanding stock, indebtedness, instrument, contract or other arrangement that Target has treated as debt for United States federal income tax purposes, but as other than debt for any other purpose.

    Skadden, Arps and Latham & Watkins may rely, without further inquiry, on the accuracy of the foregoing representations for purposes of rendering their respective Tax Opinions and the undersigned hereby consents to Skadden, Arps and Latham & Watkins referencing this certificate in their Tax Opinions. Target will promptly and timely notify Skadden, Arps and Latham & Watkins if it is discovered that any of the above certifications ceases to be true, correct and complete at or prior to the Effective Time.

    IN WITNESS WHEREOF, the undersigned, on behalf of Target signed this
certificate this         day of          , 1998.

                                RIO HOTEL & CASINO, INC.

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                     A-D-3

                                   EXHIBIT E
                         HARRAH'S REPRESENTATION LETTER

                                          , 1998

Skadden, Arps, Slate, Meagher & Flom LLP

919 Third Avenue
New York, New York 10022

Latham & Watkins
233 South Wacker Drive
Chicago, Illinois 60606

Ladies and Gentlemen:

    On behalf of Harrah's Entertainment, Inc. ("Parent") and HEI Acquisition Corp. III ("Merger Sub"), the undersigned, an officer of Parent and Merger Sub, in connection with the opinions to be delivered by Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps") and Latham & Watkins pursuant to Section 6.2(c) and 6.3(d), respectively (each, a "Tax Opinion"), of the Agreement and Plan of
Merger (the "Merger Agreement"), dated as of            , 1998, between Parent,
Merger Sub and Rio Hotel & Casino, Inc. ("Target"), pursuant to which Merger Sub will merge with and into Target with Target surviving (the "Merger"), and recognizing that each of you will, and authorizing each of you to, rely upon this certificate in rendering your respective Tax Opinion, hereby certifies that:1

        1. The facts relating to the Merger described in the combined Proxy Statement of Target and Prospectus of Parent relating to the Merger (the "Proxy Statement-Prospectus") and related documents and materials are accurate and complete in all material respects and will be accurate and complete in all material respects at the Effective Time.

        2. The Merger will be consummated in compliance with the terms and conditions of the Merger Agreement and as described in the Proxy Statement-Prospectus, and none of the terms and conditions contained in the Merger Agreement have been or will be waived or modified (except as set forth in the schedule attached hereto)

        3. The aggregate fair market value of the shares of Parent stock received by each stockholder of Target will be approximately equal to the fair market value of the shares of Target stock surrendered in the Merger, as determined by arm's length negotiations between the respective managements and representatives of Parent and Target.

        4. Except for cash paid in lieu of fractional shares of Parent stock, if any, pursuant to the Merger, neither Parent nor any person related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3) has any plan or intention to purchase, redeem or otherwise acquire any of the Parent stock that will be issued in the Merger. Following the Merger, any acquisitions of Parent stock pursuant to any stock repurchased (or other similar) program of Parent will be directed to Parent shareholders generally and will not be directed specifically to the holders of Target stock who receive Parent stock pursuant to the Merger.

        5. Parent does not currently have any stock purchase (or other similar) programs in effect and has no plan or intention to adopt any such programs.

------------------------

1   For purposes of this certificate, capitalized terms used and not otherwise defined herein shall have the meaning specified in the Merger Agreement.

                                     A-E-1

        6. Following the Merger, Parent has no plan or intentions to (i) liquidate Target, (ii) merger Target with or into another corporation, (iii) sell or otherwise dispose of any of the stock of Target, except for transfers described in Section 368(a)(2)(C) of the Code, or (iv) cause Target to sell or otherwise dispose of any of the assets of Target, except for (A) dispositions made in the ordinary course of business, (B) arm's-length sales to persons unrelated to Parent or Target that are consistent with the requirements of Treasury Regulation Section 1.368-1(d) or (C) transfers to members of Parent's "qualified group." For purposes of this representation, Parent's "qualified group" is one or more chains of corporations connected through stock ownership with Parent, but only if Parent owns directly stock meeting the requirements of Section 368(c) in at least one other corporation, and stock meeting the requirements of Section 368(c) in each of the corporations (except Parent) is owned directly by one of the other corporations.

        7. Following the Merger, Parent will cause Target to continue its historic business or use a significant portion of its historic business assets in a business, in each case, within the meaning of Section 1.368-1(d) of the Treasury Regulations.

        8. Parent and Merger Sub will pay, and will not be reimbursed for, their respective expenses incurred in connection with the Merger. Parent and Merger Sub will pay or assume in connection with the Merger only those expenses of Target and Target's stockholders that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1, C.B. 187.

        9. There is no intercorporate indebtedness existing between Parent or any of its Subsidiaries (including Merger Sub), on the one hand, and Target or any of its Subsidiaries, on the other hand, that was issued, acquired, or will be settled at a discount.

        10. In the Merger, Target stock will be exchanged solely for Parent voting stock (other than cash paid in lieu of fractional shares of Parent voting stock). For purposes of this representation, Target stock redeemed for cash or other property furnished by Parent will be considered as acquired by Parent.

        11. None of Parent or its Subsidiaries own, or have owned at any time during the past five years, directly or indirectly, any shares of the stock of Target.

        12. The payment of cash in lieu of fractional shares of Parent stock, if any, is solely for the purposes of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration.

        13. The payment of cash in lieu of fractional shares of Parent stock, if any, will not, in the aggregate, exceed one percent of the total fair market value of the consideration that will be received by the holders of Target stock in the Merger. No Target stockholder will receive cash in an amount greater than the fair market value of one share of Harrah's Common Stock.

        14. None of the compensation received by any stockholder-employee of Target will be separate consideration for, or allocable to, any of their shares of Target stock; none of the shares of Parent stock received by any stockholder-employee of Target will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee of Target will be for services actually rendered and will be commensurate with amounts that would be paid to third parties bargaining at arm's-length for similar services.

        15. Neither Parent nor Merger Sub is an investment company as defined in
    Section 368(a)(2)(F)(iii) and (iv) of the Code.

        16. Prior to and at the time of the Merger, Parent will own all of the issue and outstanding stock of Merger Sub and will be in control of Merger Sub within the meaning of Section 368(c) of the Code. Merger Sub was formed for the sole purpose of participating in the Merger.

                                     A-E-2

        17. Parent has no plan or intention to cause or permit Target to issue additional shares of its stock after the Merger that would result in Parent losing control of Target within the meaning of Section 368(c) of the Code.

        18. Merger Sub will have no liabilities assumed by Target, and will not transfer to Target in the Merger any assets subject to liabilities.

        19. In the Merger, shares of Target stock representing control of Target, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation, shares of Target stock exchanged for cash or other property originating with Parent will be treated as outstanding Target stock at the Effective Time. Further, no liabilities of Target or the Target stockholders will be assumed by Parent, nor will any of the Target stock be subject to any liabilities.

        20. There will be dissenter's rights in the Merger.

        21. Following the Merger, Target will hold at least 90 percent of the fair market value of its net and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Merger Sub or Target to dissenters, amounts paid by Merger Sub or Target to shareholders of Target who receive cash or other property (including in lieu of fractional share interests of Parent stock), amounts used by Merger Sub or Target to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Target will be included as assets of Target of Merger Sub, respectively, immediately prior to the Merger.

    Skadden, Arps and Latham & Watkins may rely, without further inquiry, on the accuracy of the foregoing representations for purposes of rending their respective Tax Opinions and the undersigned hereby consents to Skadden, Arps and Latham & Watkins referencing this certificate in their respective Tax Opinions. Parents will promptly and timely notify Skadden, Arps and Latham & Watkins if it is discovered that any of the above certifications ceases to be true, correct and complete at or prior to the Effective Time.

    In WITNESS WHEREOF, the undersigned, on behalf of Parent and Merger Sub
signed this certificate this         day of          , 1998.

                                HARRAH'S ENTERTAINMENT, INC.

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                HEI ACQUISITION CORP. III

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                     A-E-3

                                                                         ANNEX B

                                                                [LOGO]

                                 August 9, 1998

Board of Directors
Harrah's Entertainment, Inc.
1023 Cherry Road
Memphis, TN 38117

Lady and Gentlemen:

BT Wolfensohn has acted as financial advisor to Harrah's Entertainment, Inc. ("Harrah's") in connection with the proposed merger of Harrah's and Rio Hotel & Casino, Inc. (the "Company") pursuant to the Agreement and Plan of Merger, dated as of August 9, 1998, among the Company, Harrah's and HEI Acquisition Corp. III, a direct wholly owned subsidiary of Harrah's ("Harrah's Sub") (the "Merger Agreement"), which provides, among other things, for the merger of Harrah's Sub with and into the Company (the "Transaction"), as a result of which the Company will become a wholly owned subsidiary of Harrah's. As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of the Common Stock, par value $0.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by the Company or Harrah's will be converted into the right to receive one share (the "Exchange Ratio") of Common Stock, par value $0.10 per share, of Harrah's ("Harrah's Common Stock"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

You have requested BT Wolfensohn's opinion, as investment bankers, as to the fairness, from a financial point to view, to Harrah's of the Exchange Ratio.

In connection with BT Wolfensohn's role as financial advisor to Harrah's, and in arriving at its opinion, BT Wolfensohn has reviewed certain publicly available financial and other information concerning the Company and Harrah's and certain internal analyses and other information furnished to it by the Company and Harrah's. BT Wolfensohn has also held discussions with members of the senior managements of the Company and Harrah's regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, BT Wolfensohn has (i) reviewed the reported prices and trading activity for Company Common Stock and Harrah's Common Stock, (ii) compared certain financial and stock market information for the Company and Harrah's with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

BT Wolfensohn has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company or Harrah's, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BT Wolfensohn has assumed and relied upon the accuracy and completeness of all such information and BT Wolfensohn has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Company or Harrah's. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by Harrah's and the Company to be achieved as a result of the Transaction (collectively, the "Synergies"), made available to BT Wolfensohn and used in its analyses, BT Wolfensohn has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of

Harrah's Entertainment, Inc.
August 9, 1998
Page 2

the Company or Harrah's, as the case may be, as to the matters covered thereby. In rendering its opinion, BT Wolfensohn expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. BT Wolfensohn's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

For purposes of rendering its opinion, BT Wolfensohn has assumed that, in all respects material to its analysis, the representations and warranties of Harrah's, Harrah's Sub and the Company contained in the Merger Agreement are true and correct, Harrah's, Harrah's Sub and the Company will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of Harrah's, Harrah's Sub and the Company to consummate the Transaction will be satisfied without any waiver thereof. BT Wolfensohn has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Harrah's or the Company is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Harrah's or the Company or materially reduce the contemplated benefits of the Transaction to Harrah's. In addition, you have informed BT Wolfensohn, and accordingly for purposes of rendering its opinion BT Wolfensohn has assumed, that the Transaction will be tax-free to each of Harrah's and the Company and their respective stockholders.

This opinion is addressed to, and for the use and benefit of, the Board of Directors of Harrah's and is not a recommendation to the stockholders of Harrah's to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, to Harrah's of the Exchange Ratio, and BT Wolfensohn expresses no opinion as to the merits of the underlying decision by Harrah's to engage in the Transaction.

BT Wolfensohn is engaged in the merger and acquisition and client advisory business of Bankers Trust (together with its affiliates the "BT Group") and, for legal and regulatory purposes, is a division of BT Alex. Brown Incorporated, a registered broker-dealer and member of the New York Stock Exchange. BT Wolfensohn will be paid a fee for its services as financial advisor to Harrah's in connection with the Transaction, a portion of which is contingent upon consummation of the Transaction. One or more members of the BT Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to Harrah's or its affiliates for which it has received compensation. A member of the BT Group acted as agent on a $2.1 billion revolving credit facility to Harrah's and was also the lender and the administrative agent for Harrah's Jazz Company's $175 million credit facility. In the ordinary course of business, members of the BT Group may actively trade in the securities and other instruments and obligations of Harrah's and the Company for their own accounts and for the accounts of their customers. Accordingly, the BT Group may at any time hold a long or short position in such securities, instruments and obligations.

Based upon and subject to the foregoing, it is BT Wolfensohn's opinion as investment bankers that the Exchange Ratio is fair, from a financial point of view, to Harrah's.

                                          Very truly yours,
                                          BT WOLFENSOHN

                                                                         ANNEX C

                                      ABC

                                                            As of August 9, 1998

Board of Directors
Rio Hotel & Casino, Inc.
3700 West Flamingo
Las Vegas, Nevada 89103

Members of the Board of Directors:

    Rio Hotel & Casino, Inc. (the "Company"), Harrah's Entertainment, Inc. (the "Acquiror") and Harrah's Acquisition Corp. III, a newly formed wholly owned subsidiary of the Acquiror (the "Acquisition Sub") have entered into an Agreement and Plan of Merger dated as of August 9, 1998 (the "Agreement") pursuant to which Acquisition Sub will be merged with and into the Company in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $.01 per share (the "Company Shares"), will be converted into the right to receive one (1) share (the "Exchange Ratio") of the common stock of the Acquiror, par value $.10 per share ("the Acquiror Shares").

    You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the holders of the Company Shares, other than the Acquiror and its affiliates.

    In arriving at the opinion set forth below, we have, among other things:

        (1) Reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant;

        (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to us by the Company and the Acquiror, respectively;

        (3) Conducted discussions with members of senior management and representatives of the Company and the Acquiror concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

        (4) Reviewed the market prices and valuation multiples for the Company Shares and the Acquiror Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

        (5) Reviewed the results of operations of the Company and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be relevant;

        (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

        (7) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

        (8) Reviewed the potential pro forma impact of the Merger;

        (9) Reviewed the Agreement and the forms of agreements attached as Exhibits thereto; and

       (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal. In addition, although representatives of Merrill Lynch visited certain properties of both the Company and the Acquiror, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by the Company or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Acquiror's management as to the expected future financial performance of the Company or the Acquiror, as the case may be, and the Expected Synergies. We have further assumed that the Merger will be accounted for as a purchase under U. S. generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes.

    Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

    Although at various times during the course of our engagement we have contacted other parties regarding potential transactions involving the Company, we have not been specifically authorized by the Company to solicit third-party indications of interest in the Company in connection with our evaluation of the Exchange Ratio.

    We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company as well as the Acquiror Shares and other securities of the Acquiror, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger.

    We are not expressing any opinion herein as to the prices at which the Acquiror Shares will trade following the announcement or consummation of the Merger.

    On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of the Company Shares, other than the Acquiror and its affiliates.

                                          Very truly yours,
                                          MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH INCORPORATED

_______________________________________________________________________________



                       HARRAH'S ENTERTAINMENT, INC.

     PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING
               OF STOCKHOLDERS TO BE HELD ___________, 1998

     The undersigned hereby appoints Colin V. Reed, E. O. Robinson, Jr. and Philip G. Satre, and each of them, his or her attorneys and agents, with full power of substitution, to vote as proxy for the undersigned, at the Special Meeting of Stockholders of Harrah's Entertainment, Inc. (the "Company") to be held on ___________, 1998 at [11:00 a.m.] in the Winegardner Auditorium - Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee and at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposal set forth on the reverse side of this card (and as more particularly set forth in the Notice of Meeting enclosed herewith) and in accordance with their discretion on any other procedural matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy also constitutes confidential voting instructions for the use of participants in the Company's Employee Stock Ownership Plan.

     All shares of the Company's Common Stock that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted at the Special Meeting in accordance with the instructions indicated on the reverse side of this card. If no instructions for the proposal are indicated on an executed Proxy Card, such proxies will be voted in accordance with the recommendations of the Board of Directors as set forth herein with respect to such proposal.

                   PLEASE SIGN AND DATE THE REVERSE SIDE


                                             HARRAH'S ENTERTAINMENT, INC.
                                             P.O. BOX 11025
                                             NEW YORK, NY  10203-0025



-------------------------------------------------------------------------------
                       - FOLD AND DETACH HERE -

_______________________________________________________________________________
                                                        VOTES MUST BE
                                                        INDICATED IN   / X /
                                                          BLACK OR
                                                          BLUE INK



THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR:

FOR   AGAINST   ABSTAIN

/ /     / /       / /      1. Approval of the issuance of shares of the
                              Company's common stock in connection with the contemplated merger with Rio Hotel & Casino, Inc. ("Rio") pursuant to an Agreement and Plan of Merger dated as of August 9, 1998, as amended (the "Merger Agreement") among the Company, HEI Acquisistion Corp. III and Rio.

                           2. In their discretion, to act upon such other
                              procedural matters as may properly come before the meeting and any adjournment thereof.


       IF YOU PLAN TO ATTEND THE ANNUAL MEETING   / /    CHANGE OF ADDRESS / /
       OF STOCKHOLDERS, PLEASE MARK THE FOLLOWING        MARK HERE
       BOX AND PROMPTLY RETURN THIS PROXY CARD.

                               Signatures of stockholders should correspond exactly with the names shown on the Proxy Card. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Joint owners should both sign.

                               Dated:____________________________________,1998

                               _______________________________________________
                               Signature
                               _______________________________________________
                               Signature

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -




                                   [LOGO]

                         HARAH'S ENTERTAINMENT, INC.
          THE PREMIER NAME IN CASINO ENTERTAINMENT-Registered Trademark-



                         Harrah's Entertainment, Inc.
                      Special Meeting of Stockholders
                       __________, 1998 at 11:00 a.m.

                           Winegardner Auditorium
                         Dixon Gallery and Gardens
                             4339 Park Avenue
                            Memphis, Tennessee

                            RIO HOTEL & CASINO, INC.

        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING
                  OF STOCKHOLDERS TO BE HELD ___________, 1998

     The undersigned hereby appoints Anthony A. Marnell II and James A. Barrett, Jr., and each of them, his or her attorneys and agents, with full power of substitution, to vote as proxy for the undersigned, at the Special Meeting of Stockholders of Rio Hotel & Casino, Inc. (the "Company") to be held on ___________, 1998 at [11:00 a.m.], local time, at the Rio Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada and at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposal set forth on the reverse side of this card (and as more particularly set forth in the Notice of Meeting enclosed herewith) and in accordance with their discretion on any other procedural matters that may properly come before the meeting or any adjournment or postponement thereof.

     ALL SHARES OF THE COMPANY'S COMMON STOCK THAT ARE REPRESENTED AT THE SPECIAL MEETING BY PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE SPECIAL MEETING AND NOT REVOKED WILL BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF NO INSTRUCTIONS FOR THE PROPOSAL ARE INDICATED ON AN EXECUTED PROXY CARD, SUCH PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AS SET FORTH HEREIN WITH RESPECT TO SUCH PROPOSAL.

                                          PLEASE SIGN AND DATE THE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL ONE:

For  Against  Abstain

/ /    / /     / /      1. Approval of the Agreement and Plan of Merger, dated
                           as of August 9, 1998, and as amended as of September 4, 1998 (the "Merger Agreement"), by and among Rio Hotel & Casino, Inc. (the "Company"), Harrah's Entertainment, Inc. ("Harrah's") and HEI Acquisition Corp. III, a wholly-owned subsidiary of Harrah's ("Merger Sub"), and the merger of Merger Sub with and into the Company.

                        2. In their discretion, the proxies are authorized to
                           transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.



                                   Signatures of stockholders should
                                   correspond exactly with the names shown on the Proxy Card. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Joint owners should both sign.

                                   Dated:_____________________________,1998

                                   ________________________________________
                                   Signature

                                   ________________________________________
                                   Signature

                                   ________________________________________
                                   Title


                                   IF YOU PLAN TO ATTEND THE SPECIAL MEETING
                                   OF STOCKHOLDERS, PLEASE MARK THE FOLLOWING
                                   BOX AND PROMPTLY RETURN THIS PROXY CARD. / /

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.